CITIGROUP MORTGAGE LOAN TRUST INC.
                                    Depositor



                       COUNTRYWIDE HOME LOANS SERVICING LP
                                    Servicer



                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee


                                       and


                                 CITIBANK, N.A.
                               Trust Administrator



                    _________________________________________

                         POOLING AND SERVICING AGREEMENT
                           Dated as of January 1, 2004
                    _________________________________________



                       Mortgage Pass-Through Certificates

                                Series 2004-HYB1

                                                 TABLE OF CONTENTS
                                                 -----------------
                                                     ARTICLE I
                                                    DEFINITIONS

         1.01.    Defined Terms...................................................................................4
         1.02.    Allocation of Certain Interest Shortfalls......................................................54

                                                    ARTICLE II
                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

         2.01.    Conveyance of Mortgage Loans...................................................................55
         2.02.    Acceptance of REMIC I by the Trustee...........................................................58
         2.03.    Repurchase or Substitution of Mortgage Loans by the Seller, the Originator or the Depositor....59
         2.04.    Reserved.......................................................................................62
         2.05.    Representations, Warranties and Covenants of the Servicer......................................62
         2.06.    Issuance of the Certificates...................................................................63


                                                    ARTICLE III
                                           ADMINISTRATION AND SERVICING
                                               OF THE MORTGAGE LOANS

         3.01.    Servicer to Act as Servicer....................................................................65
         3.02.    Sub-Servicing Agreements Between the Servicer and Sub-Servicers................................67
         3.03.    Successor Sub-Servicers........................................................................68
         3.04.    Liability of the Servicer......................................................................68
         3.05.    No Contractual Relationship Between Sub-Servicers, Trust Administrator,
                  Trustee or Certificateholders..................................................................68
         3.06.    Assumption or Termination of Sub-Servicing Agreements by Trust
                  Administrator..................................................................................69
         3.07.    Collection of Certain Mortgage Loan Payments...................................................69
         3.08.    Sub-Servicing Accounts.........................................................................70
         3.09.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts.........................70
         3.10.    Collection Account and Distribution Account....................................................71
         3.11.    Withdrawals from the Collection Account and Distribution Account...............................73
         3.12.    Investment of Funds in the Collection Account and the Distribution Account.....................75
         3.13.    Maintenance of the Primary Mortgage Insurance Policies; Collections
                  Thereunder.....................................................................................77
         3.14.    Maintenance of Hazard Insurance and Errors and Omissions and Fidelity
                  Coverage.......................................................................................77
         3.15.    Enforcement of Due-On-Sale Clauses; Assumption Agreements......................................78
         3.16.    Realization Upon Defaulted Mortgage Loans......................................................79
         3.17.    Trustee to Cooperate; Release of Mortgage Files................................................81


                                                        ii




         3.18.    Servicing Compensation.........................................................................82
         3.19.    Reports to the Trustee and the Trust Administrator; Collection Account
                  Statements.....................................................................................83
         3.20.    Statement as to Compliance.....................................................................83
         3.21.    Independent Public Accountants' Servicing Report...............................................83
         3.22.    Access to Certain Documentation................................................................84
         3.23.    Title, Management and Disposition of REO Property..............................................84
         3.24.    Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.......................87
         3.25.    Obligations of the Servicer in Respect of Monthly Payments.....................................87
         3.26.    Advance Facility...............................................................................88


                                                    ARTICLE IV
                                          PAYMENTS TO CERTIFICATEHOLDERS

         4.01.    Distributions..................................................................................90
         4.02.    Statements to Certificateholders...............................................................94
         4.03.    Remittance Reports; P&I Advances...............................................................97
         4.04.    Allocation of Extraordinary Trust Fund Expenses and Realized Losses............................98
         4.05.    Compliance with Withholding Requirements......................................................100
         4.06.    Distributions on the REMIC I Regular Interests................................................100
         4.07.    Commission Reporting..........................................................................101
         4.08.    Excess Diverted Interest Reserve Account......................................................103

                                                     ARTICLE V
                                                 THE CERTIFICATES

         5.01.    The Certificates..............................................................................104
         5.02.    Registration of Transfer and Exchange of Certificates.........................................106
         5.03.    Mutilated, Destroyed, Lost or Stolen Certificates.............................................110
         5.04.    Persons Deemed Owners.........................................................................111
         5.05.    Certain Available Information.................................................................111


                                                    ARTICLE VI
                                          THE DEPOSITOR AND THE SERVICER

         6.01.    Liability of the Depositor and the Servicer...................................................112
         6.02.    Merger or Consolidation of the Depositor or the Servicer......................................112
         6.03.    Limitation on Liability of the Depositor, the Servicer and Others.............................112
         6.04.    Limitation on Resignation of the Servicer.....................................................113
         6.05.    Rights of the Depositor in Respect of the Servicer............................................114


                                                    ARTICLE VII
                                                      DEFAULT


                                                        iii




         7.01.    Servicer Events of Default....................................................................115
         7.02.    Trust Administrator or Trustee to Act; Appointment of Successor...............................117
         7.03.    Notification to Certificateholders............................................................119
         7.04.    Waiver of Servicer Events of Default..........................................................119


                                                   ARTICLE VIII
                                CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

         8.01.    Duties of Trustee and Trust Administrator.....................................................121
         8.02.    Certain Matters Affecting the Trustee and the Trust Administrator.............................122
         8.04.    Trustee and Trust Administrator May Own Certificates. ........................................123
         8.05.    Trustee's and Trust Administrator's Fees and Expenses. .......................................124
         8.06.    Eligibility Requirements for Trustee and Trust Administrator..................................125
         8.07.    Resignation and Removal of the Trustee and the Trust Administrator............................125
         8.08.    Successor Trustee or Trust Administrator......................................................126
         8.09.    Merger or Consolidation of Trustee............................................................127
         8.10.    Appointment of Co-Trustee or Separate Trustee.................................................127
         8.11.    Appointment of Office or Agency...............................................................128
         8.12.    Representations and Warranties................................................................128


                                                    ARTICLE IX
                                                    TERMINATION

         9.01     Termination Upon Repurchase or Liquidation of the Trust Fund..................................130
         9.02     Additional Termination Requirements...........................................................131


                                                     ARTICLE X
                                                 REMIC PROVISIONS

         10.01.   REMIC Administration..........................................................................133
         10.02.   Prohibited Transactions and Activities........................................................135
         10.03.   Servicer and Trust Administrator Indemnification..............................................136


                                           ARTICLE XI
                                    MISCELLANEOUS PROVISIONS

         11.01.   Amendment.....................................................................................137
         11.02.   Recordation of Agreement; Counterparts........................................................138
         11.03.   Limitation on Rights of Certificateholders....................................................138
         11.04.   Governing Law.................................................................................139
         11.05.   Notices.......................................................................................139
         11.06.   Severability of Provisions....................................................................140


                                               iv




         11.07.   Notice to Rating Agencies.....................................................................140
         11.08.   Article and Section References................................................................141
         11.09.   Grant of Security Interest....................................................................141

Exhibits
--------

Exhibit A-1       Form of Class A-1 Certificate
Exhibit A-2       Form of Class A-2 Certificate
Exhibit A-3       Form of Class A-3-1 Certificate
Exhibit A-4       Form of Class A-3-2 Certificate
Exhibit A-5       Form of Class A-4-1 Certificate
Exhibit A-6       Form of Class A-4-2 Certificate
Exhibit A-7       Form of Class IO-1 Certificate
Exhibit A-8       Form of Class IO-3-1 Certificate
Exhibit A-9       Form of Class IO-3-2 Certificate
Exhibit A-10      Form of Class B-1 Certificate
Exhibit A-11      Form of Class B-2 Certificate
Exhibit A-12      Form of Class B-3 Certificate
Exhibit A-13      Form of Class B-4 Certificate
Exhibit A-14      Form of Class B-5 Certificate
Exhibit A-15      Form of Class B-6 Certificate
Exhibit A-16      Form of Class R Certificate
Exhibit B         [Reserved]
Exhibit C-1       Form of Trustee's Initial Certification
Exhibit C-2       Form of Trustee's Final Certification
Exhibit C-3       Form of Receipt of Mortgage Notes
Exhibit D         Form of Mortgage Loan Purchase Agreement
Exhibit E-1       Request for Release
Exhibit E-2       Request for Release (Mortgage Loans paid in full)

Exhibit F-1       Form of Transferor Representation Letter and Form of
                  Transferee Representation Letter in Connection with Transfer of Private Certificates Pursuant to Rule 144A Under the 1933
                  Act

Exhibit F-2       Form of Transfer Affidavit and Agreement and Form of
                  Transferor Affidavit in Connection with Transfer of Residual
                  Certificates
Exhibit G         Form of Certification with respect to ERISA and the Code
Exhibit H         Form of Report Pursuant to Section 4.07
Exhibit I         Statement as to Compliance
Exhibit J-1       Form of Certification to Be Provided by the Depositor with
                  Form 10-K
Exhibit J-2       Form of Certification to Be Provided to Depositor by the Trust
                  Administrator
Exhibit J-3       Form of Certification to Be Provided to Depositor by the
                  Servicer

Schedule 1        Mortgage Loan Schedule
Schedule 2        Mortgage Loans covered by a Primary Mortgage Insurance Policy

                  This Pooling and Servicing Agreement, is dated and effective as of January 1, 2004, among CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor, COUNTRYWIDE HOME LOANS SERVICING LP, as Servicer, U.S. BANK NATIONAL ASSOCIATION, as Trustee and CITIBANK, N.A. as Trust Administrator.

                             PRELIMINARY STATEMENT:

                  As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.



   REMIC I Regular           REMIC I Remittance            Initial Uncertificated               Latest Possible
       Interest                     Rate                           Balance                     Maturity Date(1)
       --------                     ----                           -------                     ----------------
       LT-1SUB                  Variable(2)                    $        215.34                 January 25, 2034
       LT-1GRP                  Variable(2)                    $      5,008.44                 January 25, 2034
       LT-2SUB                  Variable(2)                    $        420.22                 January 25, 2034
       LT-2GRP                  Variable(2)                    $      9,770.82                 January 25, 2034
       LT-3SUB                  Variable(2)                    $      1,062.60                 January 25, 2034
       LT-3GRP                  Variable(2)                    $     24,709.30                 January 25, 2034
       LT-4SUB                  Variable(2)                    $        218.72                 January 25, 2034
       LT-4GRP                  Variable(2)                    $      5,086.52                 January 25, 2034
        LT-ZZ                   Variable(2)                    $445,702,114.17                 January 25, 2034
         LT-R                   Variable(2)                    $        100.00                 January 25, 2034

_______________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                                    REMIC II
                                    --------

                  As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Interest will be the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance or Notional Amount and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.



      REMIC II                                               Initial Uncertificated              Latest Possible
  Regular Interest        REMIC II Remittance Rate                   Balance                    Maturity Date(1)
  ----------------        ------------------------                   -------                    ----------------
       LT-A1                     Variable(2)                     $ 47,931.000.00                January 25, 2034
       LT-A2                     Variable(2)                     $ 93,504,000.00                January 25, 2034
      LT-A3-1                    Variable(2)                     $118,233,500.00                January 25, 2034
      LT-A3-2                    Variable(2)                     $118,233,500.00                January 25, 2034
      LT-A4-1                    Variable(2)                     $ 46,244,000.00                January 25, 2034
      LT-A4-2                    Variable(2)                     $ 2,434,000.00                 January 25, 2034
       LT-B1                     Variable(2)                     $ 7,356,000.00                 January 25, 2034
       LT-B2                     Variable(2)                     $ 4,903,000.00                 January 25, 2034
       LT-B3                     Variable(2)                     $ 2,452,000.00                 January 25, 2034
       LT-B4                     Variable(2)                     $ 1,783,000.00                 January 25, 2034
       LT-B5                     Variable(2)                     $   891,000.00                 January 25, 2034
       LT-B6                     Variable(2)                     $ 1,783,605.91                 January 25, 2034
        LT-R                     Variable(2)                     $       100.00                 January 25, 2034

_______________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) Calculated in accordance with the definition of "REMIC II Remittance Rate" herein.

                                    REMIC III
                                    ---------

                  As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Interest will be the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance or Notional Amount and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests (as defined herein).



                                                          Initial Aggregate Certificate          Latest Possible
    Designation               Pass-Through Rate                 Principal Balance               Maturity Date(1)
    -----------               -----------------                 -----------------               ----------------
     Class A-1                   Variable(2)                     $ 47,931,000.00                January 25, 2034
     Class A-2                   Variable(2)                     $ 93,504,000.00                January 25, 2034
    Class A-3-1                  Variable(2)                     $118,233,500.00                January 25, 2034
    Class A-3-2                  Variable(2)                     $118,233,500.00                January 25, 2034
    Class A-4-1                  Variable(2)                     $ 46,244,000.00                January 25, 2034
    Class A-4-2                  Variable(2)                     $ 2,434,000.00                 January 25, 2034
     Class IO-1                  Variable(2)                           (3)                      January 25, 2034
    Class IO-3-1                 Variable(2)                           (3)                      January 25, 2034
    Class IO-3-2                 Variable(2)                           (3)                      January 25, 2034
     Class B-1                   Variable(2)                     $ 7,356,000.00                 January 25, 2034
     Class B-2                   Variable(2)                     $ 4,903,000.00                 January 25, 2034
     Class B-3                   Variable(2)                     $ 2,452,000.00                 January 25, 2034
     Class B-4                   Variable(2)                     $ 1,783,000.00                 January 25, 2034
     Class B-5                   Variable(2)                     $   891,000.00                 January 25, 2034
     Class B-6                   Variable(2)                     $ 1,783,605.91                 January 25, 2034
      Class R                    Variable(2)                     $       100.00                 January 25, 2034

_______________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) Initial Notional Amount. As provided herein, the Class IO Certificates entitle the Holders thereof solely to distributions of interest accrued on the related Notional Amount of such Certificates.

                  As of the Cut-off Date, the Original Group I Mortgage Loans had an aggregate Scheduled Principal Balance equal to $50,084,373.21. As of the Cut-off Date, the Original Group II Mortgage Loans had an aggregate Scheduled Principal Balance equal to $97,706,159.97. As of the Cut-off Date, the Original Group III Mortgage Loans had an aggregate Scheduled Principal Balance equal to $247,092,996.11. As of the Cut-off Date, the Original Group IV Mortgage Loans had an aggregate Scheduled Principal Balance equal to $50,865,176.62.

                  In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Trust Administrator and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "Administration Fee": The amount payable to the Trust Administrator on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by the Trust Administrator in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trust Administrator hereunder, which amount, with respect to the Mortgage Loans and REO Properties and for any calendar month, shall be equal to the Administration Fee Rate accrued for one month on the same principal amount on which interest on each Mortgage Loan accrues for such calendar month (or, in the case of an REO Property, on the Scheduled Principal Balance of such REO Property as of the Due Date for the related Mortgage Loan occurring in the month prior to the month of such Distribution Date). The fees payable to the Trustee for all services rendered by it in the exercise and performance of any of its respective powers and duties hereunder will be paid by the Trust Administrator on an annual basis from its own funds in accordance with a separate agreement between the Trust Administrator and the Trustee.

                  "Administration Fee Rate": 0.0065% per annum.

                  "Adjustment Date": With respect to each Mortgage Loan, the first day of the month in which the Mortgage Rate of a Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Aggregate Senior Percentage": With respect to any Distribution Date and the Class A Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates for such Distribution Date and the denominator of which is the sum of (i) the aggregate Scheduled Principal

Balance of the Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Available Distribution Amount": The Group I Available Distribution Amount, the Group II Available Distribution Amount, the Group III Available Distribution Amount or the Group IV Available Distribution Amount, as the context requires.

                  "Bankruptcy Amount": As of any date of determination, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to the Subordinate Certificates in accordance with Section 4.04.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee. Initially, the Book-Entry Certificates will be the Class A Certificates, the Class IO Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.01.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of New York, the State of California or the State of Texas, or in the cities in which the Corporate Trust Office of the Trustee and the Trust Administrator are located, are authorized or obligated by law or executive order to be closed.

                  "Cash-out Refinancing": A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

                  "Certificate": Any one of the Citigroup Mortgage Loan Trust, Series 2004-HYB1 Mortgage Pass-Through Certificates, issued under this Agreement.

                  "Certificate Factor": With respect to any Class of Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses and Extraordinary Trust Fund Expenses in reduction of the aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates as of the Closing Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the Trust Administrator may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Trust Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Certificate (other than a Class IO Certificate) as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to
Section 4.01, reduced by the aggregate of (a) all distributions of principal made thereon on such immediately prior Distribution Date and (b) without duplication of amounts described in clause (a) above, reductions in the Certificate Principal Balance thereof in connection with allocations thereto of Realized Losses on the Mortgage Loans and Extraordinary Trust Fund Expenses on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof); provided, however, that the Certificate Principal Balance of the Class of Subordinate Certificates outstanding with the highest numerical designation at any given time shall not be greater than the Percentage Interest evidenced by such Certificate multiplied by the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balances of all other Classes of Certificates then outstanding. The Class IO Certificates shall not have Certificate Principal Balances and shall not be entitled to any distributions of principal.

                  "Certificate Register": The register maintained pursuant to
Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A Certificates": Any Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate or Class A-4 Certificate.

                  "Class A-1 Certificate": Any one of the Class A-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class A-2 Certificate": Any one of the Class A-2 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class A-3 Certificate": Any one of the Class A-3-1 Certificates or the Class A-3-2 Certificates.

                  "Class A-3-1 Certificate": Any one of the Class A-3-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class A-3-2 Certificate": Any one of the Class A-3-2 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class A-4 Certificate": Any one of the Class A-4-1 Certificates or the Class A-4-2 Certificates.

                  "Class A-4-1 Certificate": Any one of the Class A-4-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class A-4-2 Certificate": Any one of the Class A-4-2 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class A Principal Adjustment Amount": As to any Distribution Date on which the aggregate Certificate Principal Balance of any Class of Class A Certificates has been reduced to zero, any remaining prepayments and recoveries of principal collected in respect of the Mortgage Loans (and, with respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, any remaining scheduled payments of principal in respect of the Mortgage Loans) in such Loan Group.

                  "Class B Percentage": Any one of the Class B-1 Percentage, the Class B-2 Percentage, the Class B-3 Percentage, the Class B-4 Percentage, the Class B-5 Percentage or the Class B-6 Percentage.

                  "Class B-1 Certificate": Any one of the Class B-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-10 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-1 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-1 Certificates on such date pursuant to
Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-2 Certificate": Any one of the Class B-2 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-11 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-2 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-2 Certificates on such date pursuant to
Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-3 Certificate": Any one of the Class B-3 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-12 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-3 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-3 Certificates on such date pursuant to
Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-4 Certificate": Any one of the Class B-4 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-13 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-4 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class B-4 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-4 Certificates on such date pursuant to
Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-5 Certificate": Any one of the Class B-5 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-14 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-5 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class B-5 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-5 Certificates on such date pursuant to
Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-6 Certificate": Any one of the Class B-6 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-15 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B-6 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class B-6 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-6 Certificates on such date pursuant to
Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class IO Certificate": Any Class IO-1 Certificate or Class IO-3 Certificate.

                  "Class IO-1 Certificate": Any one of the Class IO-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions. The Class IO-1 Certificates shall not have a Certificate Principal Balance and shall not be entitled to any distributions of principal.

                  "Class IO-3 Certificate": Any Class IO-3-1 Certificate or Class IO-3-2 Certificate.

                  "Class IO-3-1 Certificate": Any one of the Class IO-3-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-8 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions. The Class IO-3-1 Certificates shall not have a Certificate Principal Balance and shall not be entitled to any distributions of principal.

                  "Class IO-3-2 Certificate": Any one of the Class IO-3-2 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-9 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions. The Class IO-3-2 Certificates shall not have a Certificate Principal Balance and shall not be entitled to any distributions of principal.

                  "Class R Certificate": Any one of the Class R Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-16 and evidencing the ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest for purposes of the REMIC Provisions.

                  "Class R-I Interest": The Residual Interest in REMIC I for the purposes of the REMIC Provisions.

                  "Class R-II Interest": The Residual Interest in REMIC II for the purposes of the REMIC Provisions.

                  "Class R-III Interest": The Residual Interest in REMIC III for the purposes of the REMIC Provisions.

                  "Closing Date": January 30, 2004.

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled, "Countrywide Home Loans Servicing LP, as Servicer for U.S. Bank National Association, as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2004-HYB1." The Collection Account must be an Eligible Account.

                  "Commission":  The Securities and Exchange Commission.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee or the Trust Administrator at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 111 Wall Street, 14th Floor, New York New York 10005, or such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Trustee and, with respect to the Trustee, at the date of the execution of this instrument is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107-2292, or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Trust Administrator.

                  "Corresponding Certificate": With respect to the REMIC I Regular Interests and REMIC II Interests set forth below, the corresponding Certificate set forth below:


   REMIC I Regular Interest or REMIC II          Regular Certificate or Residual
             Regular Interest                              Certificate
             ----------------                              -----------
      REMIC II Regular Interest LT-A1                Class A-1 Certificates
      REMIC II Regular Interest LT-A2                Class A-2 Certificates
     REMIC II Regular Interest LT-A3-1              Class A-3-1 Certificates
     REMIC II Regular Interest LT-A3-2              Class A-3-2 Certificates
     REMIC II Regular Interest LT-A4-1              Class A-4-1 Certificates
     REMIC II Regular Interest LT-A4-2              Class A-4-2 Certificates
      REMIC II Regular Interest LT-B1                Class B-1 Certificates

      REMIC II Regular Interest LT-B2                Class B-2 Certificates
      REMIC II Regular Interest LT-B3                Class B-3 Certificates
      REMIC II Regular Interest LT-B4                Class B-4 Certificates
      REMIC II Regular Interest LT-B5                Class B-5 Certificates
      REMIC II Regular Interest LT-B6                Class B-6 Certificates
     REMIC I Regular Interest LT-R and
      REMIC II Regular Interest LT-R                  Class R Certificates

                  "Cross-Collateralization Date": Any Distribution Date on which there exists one or more Undercollateralizated Loan Groups and one or more Overcollateralized Loan Groups.

                  "Curtailment": Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in full.

                  "Custodial Agreement": An agreement between the Seller and the Custodian, dated September 1, 2003, pursuant to which the Custodian holds certain of the Mortgage Files, which agreement (as it relates to the Mortgage Loans) shall be assigned to the Trustee on the Closing Date.

                  "Custodian": A Custodian, which shall initially be Citibank
(West) FSB.

                  "Custodian Fee": The amount payable to the Custodian on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it under the Custodial Agreement.

                  "Cut-off Date": With respect to each Original Mortgage Loan, January 1, 2004. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates":  As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Depositor": Citigroup Mortgage Loan Trust Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trust Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's and F-1 by Fitch (or a comparable rating if Moody's and Fitch are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": The Business Day immediately preceding the related Servicer Remittance Date.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I, other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Trustee or the Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause REMIC I or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person.

The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3.10(b) which shall be entitled "Citibank, N.A., as Trust Administrator for U.S. Bank National Association as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2004-HYB1." The Distribution Account must be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in February 2004.

                  "Diverted Interest Amount": With respect to any Distribution Date, one month's interest accrued during the related Interest Accrual Period on the Overcollateralized Amount at the Pass-Through Rate for the Class A Certificates related to the Undercollateralized Loan Group or Loan Groups and any other unpaid interest shortfalls on the Class A Certificates related to the Undercollateralized Loan Group or Loan Groups, to the extent available.

                  "DOL": The United States Department of Labor or any successor in interest.

                  "DOL Regulations": The regulations promulgated by the DOL at 29 C.F.R.ss.2510.3- 101.

                  "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace (or, in the case of any Mortgage Loan which has its Monthly Payment due on a day each calendar month other than the first day of each calendar month, the date that such Monthly Payment is due and which falls within the Due Period relating to such Distribution Date).

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Excess Bankruptcy Loss": Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

                  "Excess Diverted Interest Reserve Account": The account established and maintained pursuant to Section 4.08.

                  "Excess Diverted Interest Reserve Amount": With respect to the Class A Certificates and any Distribution Date, an amount equal to the excess, if any, of (i) one month's interest accrued during the related Interest Accrual Period on the Overcollateralized Amount at the Pass-Through Rate for the Class A Certificates relating to the Overcollateralized Loan Group or Loan Groups over
(ii) the Diverted Interest Amount.

                  "Excess Fraud Loss": Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

                  "Excess Loss": Any Excess Bankruptcy Loss, Excess Special Hazard Loss, Excess Fraud Loss or Extraordinary Loss.

                  "Excess Special Hazard Loss": Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

                  "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the sum of (i) the Servicing Fee Rate, (ii) the Administration Fee Rate and (iii) the rate at which the premium payable in connection with any lender-paid Primary Mortgage Insurance Policy is calculated, if applicable.

                  "Extraordinary Loss": Any Realized Loss or portion thereof caused by or resulting from:

                  (i) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                  (ii) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, DE JURE or DE FACTO, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

                  (iii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

                  (iv) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

                  "Extraordinary Trust Fund Expenses": Any amounts reimbursable to the Servicer or the Depositor pursuant to Section 6.03, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts reimbursable to the Trustee or the Trust Administrator from the Trust Fund pursuant to Section 2.01, Section 8.05 and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trust Administrator, shall not, obtain reimbursement or indemnification from any other Person.

                  "Fannie Mae": Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator, the Seller, the Depositor or the Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01), a determination made by the Servicer that all Liquidation Proceeds have been recovered. The Servicer shall maintain records of each Final Recovery Determination made thereby.

                  "Fitch": Fitch Ratings, or its successor in interest.

                  "Fraud Loss": Any Realized Loss or portion thereof sustained by reason of a default arising from intentional fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including by reason of the denial of coverage under any related Primary Mortgage Insurance Policy.

                  "Fraud Loss Amount": Initially, an amount equal to approximately $8,915,581.68. As of any date of determination after the Cut-off Date, an amount equal to: (x) prior to the first anniversary of the Cut-off Date, an amount equal to 2.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Mortgage Loans allocated solely to the Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination and (y) from the first to the fifth anniversary of the Cut-off Date, and amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding Stated Principal Balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans allocated solely to the Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination. In addition, after the Certificate Principal Balances of the Subordinate Certificates are reduced to zero, the Fraud Loss Amount will be zero.

                  "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Gross Margin": With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "Group I Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Overcollateralized Amount and the denominator of which is (y) the sum of the Group I Overcollateralized Amount, the Group II Overcollateralized Amount, the Group III Overcollateralized Amount and the Group IV Overcollateralized Amount.

                  "Group I Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group I Mortgage Loans as of the close of business on the related Determination Date, including any Subsequent Recoveries with respect to the Group I Mortgage Loans, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group I Mortgage Loan withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls on the Group I Mortgage Loans for such Distribution Date pursuant to
Section 3.24, (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date with respect to the Group I Mortgage Loans pursuant to
Section 4.03 and (e) the aggregate of any advances made by the Trust Administrator or the Trustee for such Distribution Date with respect to the Group I Mortgage Loans pursuant to Section 7.02, reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group I Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group I Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group I Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Group I Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group I Mortgage Loans to the Depositor, the Servicer, the Trustee, the Trust Administrator, the Originator, the Seller or any Sub-Servicer pursuant to
Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) Stayed Funds with respect to the Group I Mortgage Loans, (vi) the Administration Fee with respect to the Group I Mortgage Loans payable from the Distribution Account pursuant to Section 8.05 and (vii) amounts deposited in the Collection Account or the Distribution Account in error, and
(y) amounts reimbursable to the Trustee or the Trust Administrator for an advance on any Group I Mortgage Loan made pursuant to Section 7.02(b), which advance the Trustee or Trust Administrator, as applicable, has determined to be nonrecoverable from the Stayed Funds in respect of which it was made. Notwithstanding the foregoing, the Group I Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Loan Group with respect to Loan Group I) or decreased (in the case of an Overcollateralized Loan Group with respect to Loan Group I) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date.

                  "Group I Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and
(ii) the sum of (a) any interest shortfalls on the Class A-1 Certificates and
(b) the aggregate amount of Realized Losses on the Group I Mortgage Loans on such Distribution Date.

                  "Group I Mortgage Loan": A first lien adjustable-rate Mortgage Loan that provides for the payment of interest only for the first 10 years following origination. The Group I Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Group I Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans plus (b) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group I over (ii) the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date, in each case, before reduction for any Realized Losses on such Distribution Date.

                  "Group I Senior Certificates": The Class A-1 Certificates and the Class IO-1 Certificates.

                  "Group I Senior Percentage": With respect to any Distribution Date and the Class A-1 Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class A-1 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class A-1 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group I, in each case before reduction for any Realized Losses on such Distribution Date.

                  Notwithstanding the foregoing, on any Cross-Collateralization Date on which the aggregate Scheduled Principal Balance of the Group I Mortgage Loans exceeds the aggregate Certificate Principal Balance of the Class A-1 Certificates, the Group I Senior Percentage will equal the sum of the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date plus the Group I Allocation Percentage of the Overcollateralized Amount divided by the aggregate Scheduled Principal Balance of the Group I Mortgage Loans immediately prior to such Distribution Date. On any Distribution Date after the reduction of the aggregate Certificate Principal Balance of the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates to zero, the Group I Senior Percentage will be a percentage equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

                  "Group I Senior Prepayment Percentage": With respect to any Distribution Date and the Class A-1 Certificates within the range indicated below, the percentage as indicated below:

              Distribution Date                              Group I Senior Prepayment Percentage
              -----------------                              ------------------------------------
February 2004 through January 2009             100%

February 2009 through January 2010             Group I Senior Percentage, plus 70% of the Group I
                                               Subordinate Percentage

February 2010 through January 2011             Group I Senior Percentage, plus 60% of the Group I
                                               Subordinate Percentage

February 2011 through January 2012             Group I Senior Percentage, plus 40% of the Group I
                                               Subordinate Percentage

February 2012 through January 2013             Group I Senior Percentage, plus 20% of the Group I
                                               Subordinate Percentage

February 2013 and thereafter                   Group I Senior Percentage;

PROVIDED, HOWEVER, no reduction to the Group I Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which Realized Losses on the Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group I Senior Prepayment Percentage will be the greater of (x) the Group I Senior Prepayment Percentage for such Distribution Date or (y) the Group I Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  Notwithstanding the above, if on any Distribution Date (a) the Subordinate Percentage, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Subordinate Percentage and (b) the provisions of clauses (i) and (ii) of the immediately preceding paragraph are met, then the Group I Senior Prepayment Percentage for such Distribution Date will equal 100%, if such Distribution Date is prior to February 2007, and will equal the Group I Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after February 2007.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Group I Senior Prepayment Percentage shall be 100%.

                  "Group I Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Group I Senior Percentage.

                  "Group I Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Group I Senior Prepayment Percentage for such Distribution Date.

                  "Group II Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Overcollateralized Amount and the denominator of which is (y) the sum of the Group I Overcollateralized Amount, the Group II Overcollateralized Amount, the Group III Overcollateralized Amount and the Group IV Overcollateralized Amount.

                  "Group II Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group II Mortgage Loans as of the close of business on the related Determination Date, including any Subsequent Recoveries with respect to the Group II Mortgage Loans, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group II Mortgage Loan withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls on the Group II Mortgage Loans for such Distribution Date pursuant to
Section 3.24, (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date with respect to the Group II Mortgage Loans pursuant to
Section 4.03 and (e) the aggregate of any advances made by the Trust Administrator or the Trustee for such Distribution Date with respect to the Group II Mortgage Loans pursuant to Section 7.02, reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group II Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group II Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group II Mortgage Loans during a period subsequent to the related Prepayment Period),
(iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Group II Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group II Mortgage Loans to the Depositor, the Servicer, the Trustee, the Trust Administrator, the Originator, the Seller or any Sub-Servicer pursuant to Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) Stayed Funds with respect to the Group II Mortgage Loans, (vi) the Administration Fee with respect to the Group II Mortgage Loans payable from the Distribution Account pursuant to Section 8.05 and (vii) amounts deposited in the Collection Account or the Distribution Account in error, and (y) amounts reimbursable to the Trustee or the Trust Administrator for an advance on any Group II Mortgage Loan made pursuant to Section 7.02(b), which advance the Trustee or Trust Administrator, as applicable, has determined to be nonrecoverable from the Stayed Funds in respect of which it was made. Notwithstanding the foregoing, the Group II Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Loan Group with respect to Loan Group II) or decreased (in the case of an Overcollateralized Loan Group with respect to Loan Group II) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date.

                  "Group II Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and
(ii) the sum of (a) any interest shortfalls on the Class

A-2 Certificates and (b) the aggregate amount of Realized Losses on the Group II Mortgage Loans on such Distribution Date.

                  "Group II Mortgage Loan": A first lien adjustable-rate Mortgage Loan whose mortgage rate adjusts three years following origination. The Group II Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Group II Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans plus (b) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II over (ii) the aggregate Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date, in each case, before reduction for any Realized Losses on such Distribution Date.

                  "Group II Senior Percentage": With respect to any Distribution Date and the Class A-2 Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class A-2 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class A-2 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II, in each case before reduction for any Realized Losses on such Distribution Date.

                  Notwithstanding the foregoing, on any Cross-Collateralization Date on which the aggregate Scheduled Principal Balance of the Group II Mortgage Loans exceeds the aggregate Certificate Principal Balance of the Class A-2 Certificates, the Group II Senior Percentage will equal the sum of the aggregate Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date plus the Group II Allocation Percentage of the Overcollateralized Amount divided by the aggregate Scheduled Principal Balance of the Group II Mortgage Loans immediately prior to such Distribution Date. On any Distribution Date after the reduction of the aggregate Certificate Principal Balance of the Class A-1 Certificates, the Class A-3 Certificates and the Class A-4 Certificates to zero, the Group II Senior Percentage will be a percentage equal to the aggregate Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

                  "Group II Senior Prepayment Percentage": With respect to any Distribution Date and the Class A-2 Certificates within the range indicated below, the percentage as indicated below:


              Distribution Date                              Group II Senior Prepayment Percentage
              -----------------                              -------------------------------------
February 2004 through January 2009             100%

February 2009 through January 2010             Group II Senior Percentage, plus 70% of the Group II
                                               Subordinate Percentage



                                       20





February 2010 through January 2011             Group II Senior Percentage, plus 60% of the Group II
                                               Subordinate Percentage

February 2011 through January 2012             Group II Senior Percentage, plus 40% of the Group II
                                               Subordinate Percentage

February 2012 through January 2013             Group II Senior Percentage, plus 20% of the Group II
                                               Subordinate Percentage

February 2013 and thereafter                   Group II Senior Percentage;

PROVIDED, HOWEVER, no reduction to the Group II Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which Realized Losses on the Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group II Senior Prepayment Percentage will be the greater of (x) the Group II Senior Prepayment Percentage for such Distribution Date or (y) the Group II Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  Notwithstanding the above, if on any Distribution Date (a) the Subordinate Percentage, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Subordinate Percentage and (b) the provisions of clauses (i) and (ii) of the immediately preceding paragraph are met, then the Group II Senior Prepayment Percentage for such Distribution Date will equal 100%, if such Distribution Date is prior to February 2007, and will equal the Group II Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after February 2007.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Group II Senior Prepayment Percentage shall be 100%.

                  "Group II Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Group II Senior Percentage.

                  "Group II Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Group II Senior Prepayment Percentage for such Distribution Date.

                  "Group III Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group III Overcollateralized Amount and the denominator of which is (y) the sum of the Group I Overcollateralized Amount, the Group II Overcollateralized Amount, the Group III Overcollateralized Amount and the Group IV Overcollateralized Amount.

                  "Group III Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group III Mortgage Loans as of the close of business on the related Determination Date, including any Subsequent Recoveries with respect to the Group III Mortgage Loans, (b) the aggregate of any amounts received in respect of an REO Property relating to a Group III Mortgage Loan withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls on the Group III Mortgage Loans for such Distribution Date pursuant to Section 3.24, (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date with respect to the Group III Mortgage Loans pursuant to
Section 4.03 and (e) the aggregate of any advances made by the Trust Administrator or the Trustee for such Distribution Date with respect to the Group III Mortgage Loans pursuant to Section 7.02, reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group III Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group III Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group III Mortgage Loans during a period subsequent to the related Prepayment Period),
(iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Group III Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group III Mortgage Loans to the Depositor, the Servicer, the Trustee, the Trust Administrator, the Originator, the Seller or any Sub-Servicer pursuant to Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) Stayed Funds with respect to the Group III Mortgage Loans, (vi) the Administration Fee with respect to the Group III Mortgage Loans payable from the Distribution Account pursuant to Section 8.05 and (vii) amounts deposited in the Collection Account or the Distribution Account in error, and (y) amounts reimbursable to the Trustee or the Trust Administrator for an advance on any Group III Mortgage Loan made pursuant to Section 7.02(b), which advance the Trustee or Trust Administrator, as applicable, has determined to be nonrecoverable from the Stayed Funds in respect of which it was made. Notwithstanding the foregoing, the Group III Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Loan Group with respect to Loan Group III) or decreased (in the case of an Overcollateralized Loan Group with respect to Loan Group III) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date.

                  "Group III Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and (ii) the sum of (a) any interest shortfalls on the Class A-3 Certificates and (b) the aggregate amount of Realized Losses on the Group III Mortgage Loans on such Distribution Date.

                  "Group III Mortgage Loan": A first lien adjustable-rate Mortgage Loan whose Mortgage Rate adjusts five years following origination. The Group III Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Group III Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate Scheduled Principal Balance of the Group III Mortgage Loans plus (b) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group III over (ii) the aggregate Certificate Principal Balance of the Class A-3 Certificates immediately prior to such Distribution Date, in each case, before reduction for any Realized Losses on such Distribution Date.

                  "Group III Senior Certificates": The Class A-3 Certificates and the Class IO-3 Certificates.

                  "Group III Senior Percentage": With respect to any Distribution Date and the Class A-3 Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class A-3 Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class A-3 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group III Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group III, in each case before reduction for any Realized Losses on such Distribution Date.

                  Notwithstanding the foregoing, on any Cross-Collateralization Date on which the aggregate Scheduled Principal Balance of the Group III Mortgage Loans exceeds the aggregate Certificate Principal Balance of the Class A-3 Certificates, the Group III Senior Percentage will equal the sum of the aggregate Certificate Principal Balance of the Class A-3 Certificates immediately prior to such Distribution Date plus the Group III Allocation Percentage of the Overcollateralized Amount divided by the aggregate Scheduled Principal Balance of the Group III Mortgage Loans immediately prior to such Distribution Date. On any Distribution Date after the reduction of the aggregate Certificate Principal Balance of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-4 Certificates to zero, the Group III Senior Percentage will be a percentage equal to the aggregate Certificate Principal Balance of the Class A-3 Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

                  "Group III Senior Prepayment Percentage": With respect to any Distribution Date and the Class A-3 Certificates within the range indicated below, the percentage as indicated below:


              Distribution Date                             Group III Senior Prepayment Percentage
              -----------------                             --------------------------------------
February 2004 through January 2009             100%

February 2009 through January 2010             Group III Senior Percentage, plus 70% of the Group III
                                               Subordinate Percentage

February 2010 through January 2011             Group III Senior Percentage, plus 60% of the Group III
                                               Subordinate Percentage

February 2011 through January 2012             Group III Senior Percentage, plus 40% of the Group III
                                               Subordinate Percentage



                                       23





February 2012 through January 2013             Group III Senior Percentage, plus 20% of the Group III
                                               Subordinate Percentage

February 2013 and thereafter                   Group III Senior Percentage;

PROVIDED, HOWEVER, no reduction to the Group III Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which Realized Losses on the Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group III Senior Prepayment Percentage will be the greater of (x) the Group III Senior Prepayment Percentage for such Distribution Date or (y) the Group III Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  Notwithstanding the above, if on any Distribution Date (a) the Subordinate Percentage, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Subordinate Percentage and (b) the provisions of clauses (i) and (ii) of the immediately preceding paragraph are met, then the Group III Senior Prepayment Percentage for such Distribution Date will equal 100%, if such Distribution Date is prior to February 2007, and will equal the Group III Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after February 2007.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Group III Senior Prepayment Percentage shall be 100%.

                  "Group III Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Group III Senior Percentage.

                  "Group III Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Group III Senior Prepayment Percentage for such Distribution Date.

                  "Group IV Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group IV Overcollateralized Amount and the denominator of which is (y) the sum of the Group I Overcollateralized Amount, the Group II Overcollateralized Amount, the Group III Overcollateralized Amount and the Group IV Overcollateralized Amount.

                  "Group IV Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account with respect to the Group IV Mortgage Loans as of the close of business on the related Determination Date, including any Subsequent Recoveries with respect to the Group IV Mortgage Loans, (b) the aggregate of any amounts received in respect of an REO

Property relating to a Group IV Mortgage Loan withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to
Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Prepayment Interest Shortfalls on the Group IV Mortgage Loans for such Distribution Date pursuant to Section 3.24, (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date with respect to the Group IV Mortgage Loans pursuant to Section 4.03 and
(e) the aggregate of any advances made by the Trust Administrator or the Trustee for such Distribution Date with respect to the Group IV Mortgage Loans pursuant to Section 7.02, reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Group IV Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Group IV Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Group IV Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Group IV Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable with respect to the Group IV Mortgage Loans to the Depositor, the Servicer, the Trustee, the Trust Administrator, the Originator, the Seller or any Sub-Servicer pursuant to
Section 3.11(a) or Section 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) Stayed Funds with respect to the Group IV Mortgage Loans, (vi) the Administration Fee with respect to the Group IV Mortgage Loans payable from the Distribution Account pursuant to Section 8.05 and (vii) amounts deposited in the Collection Account or the Distribution Account in error, and
(y) amounts reimbursable to the Trustee or the Trust Administrator for an advance on any Group IV Mortgage Loan made pursuant to Section 7.02(b), which advance the Trustee or Trust Administrator, as applicable, has determined to be nonrecoverable from the Stayed Funds in respect of which it was made. Notwithstanding the foregoing, the Group IV Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Loan Group with respect to Loan Group IV) or decreased (in the case of an Overcollateralized Loan Group with respect to Loan Group IV) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date.

                  "Group IV Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and
(ii) the sum of (a) any interest shortfalls on the Class A-4 Certificates and
(b) the aggregate amount of Realized Losses on the Group IV Mortgage Loans on such Distribution Date.

                  "Group IV Mortgage Loan": A first lien adjustable-rate Mortgage Loan whose Mortgage Rate adjusts seven years following origination. The Group IV Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Group IV Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate Scheduled Principal Balance of the Group IV Mortgage Loans plus (b) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group IV over (ii) the aggregate Certificate

Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date, in each case, before reduction for any Realized Losses on such Distribution Date.

                  "Group IV Senior Percentage": With respect to any Distribution Date and the Class A-4 Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the Class A-4 Certificates and the Residual Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class A-4 Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group IV Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group IV, in each case before reduction for any Realized Losses on such Distribution Date.

                  Notwithstanding the foregoing, on any Cross-Collateralization Date on which the aggregate Scheduled Principal Balance of the Group IV Mortgage Loans exceeds the aggregate Certificate Principal Balance of the Class A-4 Certificates, the Group IV Senior Percentage will equal the sum of the aggregate Certificate Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date plus the Group IV Allocation Percentage of the Overcollateralized Amount divided by the aggregate Scheduled Principal Balance of the Group IV Mortgage Loans immediately prior to such Distribution Date. On any Distribution Date after the reduction of the aggregate Certificate Principal Balance of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates to zero, the Group IV Senior Percentage will be a percentage equal to the aggregate Certificate Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

                  "Group IV Senior Prepayment Percentage": With respect to any Distribution Date and the Class A-4 Certificates within the range indicated below, the percentage as indicated below:


              Distribution Date                              Group IV Senior Prepayment Percentage
              -----------------                              -------------------------------------
February 2004 through January 2009             100%
February 2009 through January 2010             Group IV Senior Percentage, plus 70% of the Group IV
                                               Subordinate Percentage
February 2010 through January 2011             Group IV Senior Percentage, plus 60% of the Group IV
                                               Subordinate Percentage
February 2011 through January 2012             Group IV Senior Percentage, plus 40% of the Group IV
                                               Subordinate Percentage
February 2012 through January 2013             Group IV Senior Percentage, plus 20% of the Group IV
                                               Subordinate Percentage
February 2013 and thereafter                   Group IV Senior Percentage;

PROVIDED, HOWEVER, no reduction to the Group IV Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the

Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which Realized Losses on the Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group IV Senior Prepayment Percentage will be the greater of (x) the Group IV Senior Prepayment Percentage for such Distribution Date or (y) the Group IV Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  Notwithstanding the above, if on any Distribution Date (a) the Subordinate Percentage, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Subordinate Percentage and (b) the provisions of clauses (i) and (ii) of the immediately preceding paragraph are met, then the Group IV Senior Prepayment Percentage for such Distribution Date will equal 100%, if such Distribution Date is prior to February 2007, and will equal the Group IV Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after February 2007.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Group IV Senior Prepayment Percentage shall be 100%.

                  "Group IV Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Group IV Senior Percentage.

                  "Group IV Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Group IV Senior Prepayment Percentage for such Distribution Date.

                  "Highest Priority": As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the earliest priority for payments pursuant to
Section 4.01, in the following order: Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to any Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

                  "Insurance Proceeds": Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Accrual Period": With respect to the Class A-1 Certificates and (i) the first Distribution Date, the period beginning on the Closing Date and ending on February 24, 2004 and (ii) each Distribution Date other than the first Distribution Date, the period beginning on the 25th day of the month immediately preceding the related Distribution Date and ending on the 24th day of the month in which the related Distribution Date occurs; provided, that, such period will be deemed to be 30 days regardless of its actual length. With respect to any Distribution Date and any Class of Regular Certificates (other than the Class A-1 Certificates), the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

                  "Interest Distribution Amount": With respect to any Class of Regular Certificates for any Distribution Date, an amount equal to one month's interest accrued during the most recently ended Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. The Interest Distribution Amount for any Class of Regular Certificates (a) will also include, in the case of any Distribution Date subsequent to the initial Distribution Date, the excess, if any, of the Interest Distribution Amount in respect of such Certificates for the immediately preceding Distribution Date, over the aggregate distributions of interest made in respect of such Certificates pursuant to
Section 4.01(a)(1) on such immediately preceding Distribution Date and (b) will be reduced, in the case of any Distribution Date, by the amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and Relief Act Interest Shortfalls that were allocated to such Certificates on such Distribution Date pursuant to Section
1.02. The Interest Distribution Amount for any Class of Certificates will be based on a 360 day year consisting of twelve 30 day Interest Accrual Periods.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage) but delinquent for such Due Period and not previously recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to
Section 9.01.

                  "Liquidation Proceeds": The amount (including any Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01.

                  "Loan Group": Any of Loan Group I, Loan Group II, Loan Group III or Loan Group IV.

                  "Loan Group I": The Loan Group consisting of the Group I Mortgage Loans. With respect to the Group I Senior Certificates, Loan Group I is sometimes referred to herein as the related Loan Group and the Mortgage Loans in such Loan Group are sometimes referred to herein as the related Mortgage Loans.

                  "Loan Group II": The Loan Group consisting of the Group II Mortgage Loans. With respect to the Class A-2 Certificates, Loan Group II is sometimes referred to herein as the related Loan Group and the Mortgage Loans in such Loan Group are sometimes referred to herein as the related Mortgage Loans.

                  "Loan Group III": The Loan Group consisting of the Group III Mortgage Loans. With respect to the Group III Senior Certificates, Loan Group III is sometimes referred to herein as the related Loan Group and the Mortgage Loans in such Loan Group are sometimes referred to herein as the related Mortgage Loans.

                  "Loan Group IV": The Loan Group consisting of the Group IV Mortgage Loans. With respect to the Class A-4 Certificates, Loan Group IV is sometimes referred to herein as the related Loan Group and the Mortgage Loans in such Loan Group are sometimes referred to herein as the related Mortgage Loans.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Lower Priority": As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with later priority for payments pursuant to Section 4.01.

                  "Maximum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  "MERS(R) System": The system of recording transfers of Mortgages electronically maintained by MERS.

                  "MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

                  "MOM Loan": With respect to any Mortgage Loans registered with MERS on the MERS(R) System, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  "Minimum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) of this Agreement, as from time to time held as a part of REMIC I, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Purchase Agreement": The agreement among the Depositor, the Seller and the Originator regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Originator's Mortgage Loan identifying number;

                  (ii) [reserved];

                  (iii) a code indicating whether the Mortgaged Property is owner-occupied;

                  (iv) the type of Residential Dwelling constituting the Mortgaged Property;

                  (v) the original months to maturity;

                  (vi) the original date of the mortgage;

                  (vii) the Loan-to-Value Ratio;

                  (viii) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (ix) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (x) the stated maturity date;

                  (xi) the amount of the Monthly Payment at origination;

                  (xii) the amount of the Monthly Payment as of the Cut-off
         Date;

                  (xiii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (xiv) the original principal amount of the Mortgage Loan;

                  (xv) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (xvi) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

                  (xvii) a code indicating the documentation style (i.e., full, alternative or reduced);

                  (xviii) the Value of the Mortgaged Property;

                  (xix) the sale price of the Mortgaged Property, if applicable;

                  (xx) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

                  (xxi) the rounding code, the Minimum Mortgage Rate, the Maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the Periodic Rate Cap;

                  (xxii) a code indicating if the Mortgage Loan is subject to a Primary Mortgage Insurance Policy; and

                  (xxiii) the Loan Group.

                  The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Cut-off Date (not taking into account any Principal Prepayments received on the Cut-off Date); and (6) the amount of the Monthly Payment as of the Cut-off Date. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans consisting of Loan Group I, Loan Group II, Loan Group III and Loan Group IV, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, without regard to any reduction thereof as a result of a Debt Service Reduction or operation of the Relief Act. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net WAC Pass-Through Rate": With respect to the Class A-1 Certificates and any Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II Remittance Rate on REMIC II Regular Interest LT-A1, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

                  With respect to the Class A-2 Certificates and any Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II Remittance Rate on REMIC II Regular Interest LT-A2, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

                  With respect to the Class A-3 Certificates and any Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group III Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II Remittance Rates on REMIC II Regular Interest LT-A3-1 and REMIC II Regular Interest LT-A3-2, weighted on the basis of the Uncertificated Balances of such REMIC II Regular Interests.

                  With respect to the Class A-4 Certificates and any Distribution Date and the Residual Certificates and the first Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group IV Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II Remittance Rates on REMIC II Regular Interest LT-A4-1 and REMIC II Regular Interest LT-A4-2, weighted on the basis of the Uncertificated Balances of such REMIC II Regular Interests.

                  With respect to the Subordinate Certificates and any Distribution Date, a rate per annum equal to the weighted average, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the aggregate Certificate Principal Balance of the related Class A Certificates, of the weighted average Expense Adjusted Mortgage Rates of the Group I Mortgage Loans, the Group II Mortgage Loans, the Group III Mortgage Loans and the Group IV Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II Remittance Rates on REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2, REMIC II Regular Interest LT-B3, REMIC II Regular Interest LT-B4, REMIC II Regular Interest LT-B5 and REMIC II Regular Interest LT-B6, weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest.

                  "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

                  "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Notional Amount": For any Distribution Date, with respect to the Class IO-1 Certificates, the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately preceding such Distribution Date. For any Distribution Date, with respect to the Class IO-3-1 Certificates, the aggregate Certificate Principal Balance of the Class A-3-1 Certificates immediately preceding such Distribution Date. For any Distribution Date, with respect to the Class IO-3-2 Certificates, the aggregate Certificate Principal Balance of the Class A-3-2 Certificates immediately preceding such Distribution Date. For federal income tax purposes, the Class IO-1 Certificates will accrue interest on a Notional Amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-A1. For federal income tax purposes, the Class IO-3-1 Certificates will accrue interest on a Notional Amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-A3-1. For federal income tax purposes, the Class IO-3-2 Certificates will accrue interest on a Notional Amount equal to the Uncertificated Balance of REMIC II Regular Interest LT-A3-2.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable; with respect to the Servicer, any officer who is authorized to act for the Servicer in matters relating to this Agreement, and whose action is binding upon the Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer, acceptable to the Trustee, if such opinion is delivered to the Trustee, or acceptable to the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Original Group I Mortgage Loan": Any Mortgage Loans included in Loan Group I as of the Closing Date.

                  "Original Group II Mortgage Loan": Any Mortgage Loans included in Loan Group II as of the Closing Date.

                  "Original Group III Mortgage Loan": Any Mortgage Loans included in Loan Group III as of the Closing Date.

                  "Original Group IV Mortgage Loan": Any Mortgage Loans included in Loan Group IV as of the Closing Date.

                  "Originator": Countrywide Home Loans, Inc. or its successor in interest in its capacity as originator under the Mortgage Loan Purchase Agreement.

                  "Overcollateralized Amount": As to any Distribution Date, an amount equal to the sum of the Undercollateralized Amounts for the unrelated Class or Classes of Class A Certificates.

                  "Overcollateralized Loan Group": As to any Distribution Date on which there is one or more Undercollateralized Loan Groups, any Loan Group for which there is no Undercollateralized Amount.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to the Class A-1 Certificates and any Distribution Date, the least of (i) One-Month LIBOR plus 0.39%, (ii) 11.50% per annum and (iii) the related Net WAC Pass-Through Rate.

                  With respect to the Class IO-1 Certificates and any Distribution Date, a rate per annum equal to the positive excess, if any, of (i) the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans over (ii) the Pass-Through Rate for the Class A-1 Certificates for such Distribution Date (as adjusted on the first Distribution Date). For federal income tax purposes, the Class IO-1 Certificates will accrue interest at a per annum rate equal to the positive excess, if any, of (i) the weighted average of the REMIC II Remittance Rate on REMIC II Regular Interest LT-A1, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest over (ii) the Pass-Through Rate on the Class A-1 Certificates.

                  With respect to the Class A-2 Certificates and any Distribution Date, the related Net WAC Pass-Through Rate.

                  With respect to the Class A-3-1 Certificates and (i) the 1st Distribution Date through the 59th Distribution Date, the lesser of (a) 4.55% per annum and (b) the related Net WAC Pass- Through Rate and (ii) each Distribution Date thereafter, the related Net WAC Pass-Through Rate.

                  With respect to the Class A-3-2 Certificates and (i) the 1st Distribution Date through the 59th Distribution Date, the lesser of (a) 4.85% per annum and (b) the related Net WAC Pass- Through Rate and (ii) each Distribution Date thereafter, the related Net WAC Pass-Through Rate.

                  With respect to the Class IO-3-1 Certificates and (i) the 1st Distribution Date through the 59th Distribution Date, a rate per annum equal to the positive excess, if any, of (a) the weighted average of the Expense Adjusted Mortgage Rates of the Group III Mortgage Loans over (b) the Pass- Through Rate for the Class A-3-1 Certificates for such Distribution Date and (ii) each Distribution Date thereafter, will be 0.00%. For federal income tax purposes, the Class IO-3-1 Certificates will accrue interest at a per annum rate equal to (a) for the first 59 Distribution Dates, (i) the positive excess, if any, of (x) the weighted average of the REMIC II Remittance Rate on REMIC II Regular Interest LT-A3-1, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest over (y) the Pass-Through Rate on the Class A-3-1 Certificates and (b) thereafter, 0.00%.

                  With respect to the Class IO-3-2 Certificates and (i) the 1st Distribution Date through the 59th Distribution Date, a rate per annum equal to the positive excess, if any, of (a) the weighted average of the Expense Adjusted Mortgage Rates of the Group III Mortgage Loans over (b) the Pass- Through Rate for the Class A-3-2 Certificates for such Distribution Date and (ii) each Distribution Date thereafter, will be 0.00%. For federal income tax purposes, the Class IO-3-2 Certificates will accrue interest at a per annum rate equal to
(a) for the first 59 Distribution Dates, (i) the positive excess, if any, of (x) the weighted average of the REMIC II Remittance Rate on REMIC II Regular Interest LT-A3-2, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest over (y) the Pass-Through Rate on the Class A-3-2 Certificates and (b) thereafter, 0.00%.

                  With respect to each Class of Class A-4 Certificates and any Distribution Date, the related Net WAC Pass-Through Rate.

                  With respect to each class of Subordinate Certificates and any Distribution Date, the related Net WAC Pass-Through Rate.

                  With respect to the Residual Certificates and the first Distribution Date, the related Net WAC Pass-Through Rate.

                  "Percentage Interest": With respect to any Class of Certificates, the portion of the respective Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate, and the denominator of which is the initial aggregate Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Book-Entry Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances or Notional Amounts of $100,000 and integral multiples of $1 in excess thereof. The Private Certificates are issuable only in Percentage Interests corresponding to the initial Certificate Principal Balances or Notional Amounts of $100,000 and integral multiples of $1 in excess thereof; PROVIDED, HOWEVER, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. The Residual Certificates are issuable only in Percentage Interests of 20% and multiples thereof.

                  "Periodic Rate Cap": With respect to each Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Trustee, the Trust Administrator or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds advised by the Trust Administrator or an Affiliate thereof, that have been rated "Aaa" by Moody's and "AAA" by Fitch; and

                  (vii) if previously confirmed in writing to the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to
Section 4.03.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA and Section 4975 of the Code.

                  "Prepayment Assumption": A prepayment rate for the Mortgage Loans of 25% CPR. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to one month's interest on the Mortgage Loan less any payments in respect of interest for such month made by the Mortgagor. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

                  "Prepayment Period": With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

                  "Primary Mortgage Insurance Policy": Each primary policy of mortgage guaranty insurance in effect as represented in the Mortgage Loan Purchase Agreement and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Servicer or any Sub-Servicer pursuant to Section 3.13. Any Mortgage Loan which has a Primary Mortgage Insurance Policy is set forth on Schedule 2 attached hereto.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment; provided, however, the amount of the Principal Prepayment shall not include the amount of any related prepayment penalty or premium.

                  "Private Certificates": As defined in Section 5.02(b).

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.01, Section 3.16(c) or Section 9.01, and as confirmed by an Officers' Certificate from the Servicer to the Trustee and the Trust Administrator, an amount equal to the sum of: (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, minus the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01; (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property; (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(a)(ix) and Section 3.16(b); and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee or the Trust Administrator in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust Fund in connection with any violation of any predatory or abusive lending law with respect to the related Mortgage Loan.

                  "Qualified Insurer": Any insurer which meets the requirements of Fannie Mae and Freddie Mac.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have the same Due Date as the Due Date on the Deleted Mortgage Loan,
(v) have a Loan-to- Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vi) have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (vii) have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (viii) have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (ix) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (x) be covered under a Primary Mortgage Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan- to-Value Ratio in excess of 80% and the Deleted Mortgage Loan was covered by a Primary Mortgage Insurance Policy and
(xi) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (iii) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                  "Rating Agency": Moody's and Fitch or their successors. If such agencies or their successors are no longer in existence, the "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, written notice of which designation shall be given to the Trustee, the Trust Administrator and the Servicer. References herein to "the Rating Agency" shall be deemed to refer to both Rating Agencies, as the context may require.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan prior to the date such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii)(A) and (B).

                  With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of either REMIC I or REMIC II, plus
(ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the calendar month in which such Final

Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus
(iii) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the aggregate of all P&I Advances and Servicing Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan and any unpaid Servicing Fees for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.11(a)(iii)(A) or (B) or Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (v) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  To the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

                  "Record Date": With respect to each Distribution Date and the Class A-1 Certificates, the Business Day immediately preceding the related Distribution Date. With respect to each Distribution Date and each Class of Certificates (other than the Class A-1 Certificates), the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any Senior Certificate or Subordinate Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Relief Act": The Servicemembers Civil Relief Act, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interests created thereby and excluding Section 17 thereof); and (v) the Collection Account, the Distribution Account and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date.

                  "REMIC I Regular Interests": The REMIC I Regular Interests, as defined in the Preliminary Statement.

                  "REMIC I Remittance Rate": With respect to REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB, REMIC I Regular Interest LT-3SUB, REMIC I Regular Interest LT-4SUB and REMIC I Regular Interest LT-ZZ, the weighted average of the Net Mortgage Rates of the Mortgage Loans. With respect to REMIC I Regular Interest LT-1GRP, the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans. With respect to REMIC I Regular Interest LT-2GRP, the weighted average of the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans. With respect to REMIC I Regular Interest LT-3GRP, the weighted average of the Expense Adjusted Mortgage Rates of the Group III Mortgage Loans. With respect to REMIC I Regular Interest LT-4GRP and REMIC I Regular Interest LT-R the weighted average of the Expense Adjusted Mortgage Rates of the Group IV Mortgage Loans.

                  "REMIC I Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each of the REMIC I Regular Interests ending with the designation "SUB," equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificates in the related Loan Group.

                  "REMIC II": As defined in the Preliminary Statement.

                  "REMIC II Regular Interests": The REMIC II Regular Interests, as defined in the Preliminary Statement.



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



                  "REMIC II Remittance Rate": With respect to REMIC II Regular Interest LT-A1, the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest LT-1GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest. With respect to REMIC II Regular Interest LT-A2, the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest LT-2GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest. With respect to REMIC II Regular Interest LT-A3-1 and REMIC II Regular Interest LT-A3-2, the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest LT-3GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest. With respect to REMIC II Regular Interest LT-A4-1 and REMIC II Regular Interest LT-A4-2, the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest LT- 4GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest. With respect to REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2, REMIC II Regular Interest LT-B3, REMIC II Regular Interest LT-B4, REMIC II Regular Interest LT-B5 and REMIC II Regular Interest LT-B6, the weighted average of the REMIC I Remittance Rates on REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB, REMIC I Regular Interest LT- 3SUB and REMIC I Regular Interest LT-4SUB, subject to a cap and a floor equal to the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans and Group IV Mortgage Loans, respectively, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest. With respect to REMIC II Regular Interest LT-R, the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest LT-R, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest.

                  "REMIC III": As defined in the Preliminary Statement.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": A report in form and substance reasonably acceptable to the Trust Administrator prepared by the Servicer pursuant to
Section 4.03 with such additions, deletions and modifications as agreed to by the Trust Administrator and the Servicer.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.23.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of any Trust REMIC.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first


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



such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E-1 or Exhibit E-2 attached hereto.

                  "Residential Dwelling": Any one of the following: (i) an attached or detached one- family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

                  "Residual Certificate":  Any one of the Class R Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee or the Trust Administrator, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Scheduled Principal Balance": With respect to any Mortgage
Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                  "Seller": Citigroup Global Markets Realty Corp., or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                  "Senior Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of the Interest Distribution Amounts for such Distribution Date for each Class of Class A Certificates and Class IO Certificates and on the first Distribution Date, the Residual Certificates.

                  "Senior Percentage": The Group I Senior Percentage, the Group II Senior Percentage, the Group III Senior Percentage or the Group IV Senior Percentage, as the context requires.

                  "Senior Prepayment Percentage": The Group I Senior Prepayment Percentage, the Group II Senior Prepayment Percentage, the Group III Senior Prepayment Percentage or the Group IV Senior Prepayment Percentage, as the context requires.

                  "Senior Principal Distribution Amount": For any Distribution Date and any Class of Class A Certificates, an amount equal to the sum of:

                  (a) the product of (x) the then-applicable related Senior Percentage and (y) the sum of the following:

                           (i) the aggregate of the principal portions of all
                  Monthly Payments due during the related Due Period in respect of the related Mortgage Loans whether or not received;

                           (ii) the principal portion of all Insurance Proceeds,
                  Liquidation Proceeds (other than amounts described in clause
                  (c) below) and Subsequent Recoveries received in respect of the related Mortgage Loans during the related Prepayment Period (other than any such related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by
                  Section 2.03, Section 3.16(c) or Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

                           (iii) the Stated Principal Balance (calculated
                  immediately prior to such Distribution Date) of each related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section
                  9.01 during the related Prepayment Period;

                           (iv) all REO Principal Amortization collected in
                  respect of any REO Property in respect of a related Mortgage Loan during the related Prepayment Period; and

                           (v) in connection with the substitution of one or
                  more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Loan Group pursuant to
                  Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate Stated Principal Balance (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the aggregate Stated Principal Balance (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

                  (b) the product of (x) the then-applicable related Senior Prepayment Percentage and (y) the aggregate of all Principal Prepayments received in respect of the related Mortgage Loans during the related Prepayment Period;

                  (c) with respect to any related Mortgage Loan which was the subject of a Final Recovery Determination in the related Prepayment Period, the least of (a) the then-applicable related Senior Prepayment Percentage multiplied by the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of the related Mortgage Loans, (b) the then-applicable related Senior Percentage multiplied by the Scheduled Principal Balance of the related Mortgage Loan at the time of such Final Recovery Determination and (c) the principal portion of all amounts collected in connection with such a Final Recovery Determination;

                  (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the related Senior Principal Distribution

         Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the related Class of Class A Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates pursuant to Section 4.04; and

                  (e) any Class A Principal Adjustment Amount (allocated among the Class A Certificates on a PRO RATA basis based on the aggregate Certificate Principal Balance of each such Class), so long as (a) the Subordination Test has not been met with respect to such Distribution Date and (b) there is more than one Class of Class A Certificates still outstanding.

                  On any Distribution Date on which only one Class of Class A Certificates remains outstanding, such Class of Class A Certificates will be entitled to receive distributions in respect of all principal collected on any of the remaining Mortgage Loans.

                  "Servicer": Countrywide Home Loans Servicing LP or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

                  "Servicer Event of Default": One or more of the events described in Section 7.01.

                  "Servicer Remittance Date": With respect to each Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately following.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.13, Section 3.14,
Section 3.16 and Section 3.23. The Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": With respect to the Group I Mortgage Loans, 0.375% per annum. With respect to the Group II Mortgage Loans, 0.25% per annum. With respect to the Group III Mortgage Loans, 0.25% per annum for the first five years following the date of origination and 0.375% thereafter. With respect to the Group IV Mortgage Loans, 0.25% per annum for the first seven years following the date of origination and 0.375% thereafter.

                  "Servicing Officer": Any employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name appear on a list of Servicing Officers furnished by the Servicer to the Trustee, the Trust Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Senior Certificates": The Class A Certificates and the Class IO Certificates.

                  "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or Notional Amount of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

                  "Special Hazard Amount": Initially, an amount equal to $4,457,790.84. As of each anniversary of the Cut-off Date, the Special Hazard Amount shall equal the lesser of (i) the Special Hazard Amount on the immediately preceding anniversary of the Cut-off Date less the sum of all amounts allocated to the Subordinate Certificates in respect of Special Hazard Losses on the Mortgage Loans during such year and (ii) the Adjustment Amount for such anniversary. The "Adjustment Amount" with respect to each anniversary of the Cut-off Date will be equal to the greatest of (i) 1.00% multiplied by the aggregate outstanding principal balance of the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (ii) the aggregate outstanding Stated Principal Balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in the California postal zip code area in which the highest percentage of related Mortgage Loans based on outstanding principal balance are located and
(iii) two times the outstanding principal balance of the Mortgage Loan having the largest outstanding Stated Principal Balance, in each case as of such anniversary of the Cut-off Date. After the Certificate Principal Balances of the Subordinate Certificates are reduced to zero, the Special Hazard Amount will be zero.

                  "Special Hazard Loss": Any Realized Loss or portion thereof not in excess of the lesser of the cost of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property by reason of damage caused by certain hazards (including earthquakes, mudflows, and, to a limited extent, floods) not insured against under the hazard insurance policies or fire or flood insurance policies required to be maintained in respect of such Mortgaged Property pursuant to Section 3.14, or by reason of the application of any co-insurance provision. Special Hazard Losses shall not include any Extraordinary Loss or any of the following:

                  (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

                  (ii) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

                  (iii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings; and

                  (iv) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss.

                  "Startup Day": With respect to any Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section
4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the sum of (I) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (II) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stayed Funds": If the Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds which are in the custody of the Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

                  "Subordinate Certificate": Any Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate, Class B-4 Certificate, Class B-5 Certificate or Class B-6 Certificate.

                  "Subordinate Percentage": The Subordinate Percentage with respect to any distribution date will be the percentage equal to the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the close of business on the first day of the calendar month immediately preceding such Distribution Date.

                  "Subordinate Principal Distribution Amount": For any Distribution Date, an amount equal to the sum of:

                  (a) the product of (x) the then-applicable Group I Subordinate Percentage, Group II Subordinate Percentage, Group III Subordinate Percentage or Group IV Subordinate Percentage, as applicable, and (y) the sum of the following:

                           (i) the aggregate of the principal portions of all Monthly Payments due during the related Due Period in respect of the Mortgage Loans whether or not received;

                           (ii) the principal portion of all Insurance Proceeds, Liquidation Proceeds (other than amounts described in clause (c) below) and Subsequent Recoveries received in respect of the related Mortgage Loans during the related Prepayment Period (other than any such Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

                           (iii) the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 during the related Prepayment Period;

                           (iv) all REO Principal Amortization collected in respect of any REO Property during the related Prepayment Period; and

                           (v) in connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Loan Group pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate Stated Principal Balance (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the principal portions of the Monthly

         Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the aggregate Stated Principal Balance (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

                  (b) the product of (x) the then-applicable Group I Subordinate Prepayment Percentage, Group II Subordinate Prepayment Percentage, Group III Subordinate Prepayment Percentage or Group IV Subordinate Prepayment Percentage, as applicable, and (y) all Principal Prepayments received in respect of the related Mortgage Loans during the related Prepayment Period;

                  (c) with respect to any related Mortgage Loans which were the subject of a Final Recovery Determination in the related Prepayment Period, the amount, if any, by which the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loans exceed the amount distributable to the related Class A Certificates pursuant to clause (c) of the definition of "Senior Principal Distribution Amount";

                  (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the Subordinate Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the Subordinate Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates pursuant to Section 4.04; and

                  (e) any Class A Principal Adjustment Amount, so long as (a) the Subordination Test has been met with respect to such Distribution Date and (b) there is more than one Class of Class A Certificates still outstanding.

                  "Subordination Test": With respect to any Distribution Date, the Subordination Test will be met if the Subordinate Percentage is equal to or greater than two times the Subordinate Percentage on the Closing Date.

                  "Sub-Servicer": Any Person with which the Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

                  "Sub-Servicing Agreement": The written contract between the Servicer and a Sub- Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Subsequent Recoveries": As of any Distribution Date, amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any Trust REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price":  As defined in Section 9.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Amount": With respect to any Class of Class A Certificates and any Distribution Date, the Trigger Amount occurring after the first five years will be as follows: for any Distribution Date during the sixth year after the Closing Date, 30% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; for any Distribution Date during the seventh year after the Closing Date, 35% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; for any Distribution Date during the eighth year after the Closing Date, 40% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; for any Distribution Date during the ninth year after the Closing Date, 45% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; and for any Distribution Date during the tenth year (or any year thereafter) after the Closing Date, 50% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates.

                  "Trust Administrator": Citibank, N.A., or its successor in interest, or any successor trust administrator appointed as herein provided.

                  "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II and REMIC III.

                  "Trust REMIC": Each of REMIC I, REMIC II and REMIC III.

                  "Trustee": U.S. Bank National Association, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Uncertificated Balance": The amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC I Regular Interest and REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each REMIC I Regular Interest and REMIC II Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest or REMIC II Regular Interest, as applicable, on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.04.

                  "Undercollateralized Amount": As to any Distribution Date and Loan Group I, the excess, if any, of the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date over the sum of (i) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group I, in each case before reduction for any Realized Losses on such Distribution Date. As to any Distribution Date and Loan Group II, the excess, if any, of the aggregate Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date over the sum of (i) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II, in each case before reduction for any Realized Losses on such Distribution Date. As to any Distribution Date and Loan Group III, the excess, if any, of the aggregate Certificate Principal Balance of the Class A-3 Certificates immediately prior to such Distribution Date over the sum of (i) the aggregate Scheduled Principal Balance of the Group III Mortgage Loans plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group III, in each case before reduction for any Realized Losses on such Distribution Date. As to any Distribution Date and Loan Group IV, the excess, if any, of the aggregate Certificate Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date over the sum of (i) the aggregate Scheduled Principal Balance of the Group IV Mortgage Loans plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group IV, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Undercollateralized Loan Group": As to any Distribution Date, any Loan Group for which an Undercollateralized Amount greater than zero is calculated.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations); provided that, for purposes solely of the restrictions on the transfer of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination or modification, as applicable, of the Mortgage Loan and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, (i) 98% of all of the Voting Rights shall be allocated to the Regular Certificates (other than the Class IO Certificates) in proportion to their then outstanding Certificate Principal Balances, (ii) 1% of all of the Voting Rights shall be allocated to the Class IO Certificates, in proportion to their then outstanding Notional Amounts; and (iii) 1% of all Voting Rights will be allocated among the holders of the Residual Certificates, in proportion to their Percentage Interests in each such Class. All Voting Rights allocated to any Class of Certificates shall be allocated among such Certificates PRO RATA in accordance with the respective Percentage Interests evidenced thereby.

                  SECTION 1.02. Allocation of Certain Interest Shortfalls.

                  The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among the Certificates on a PRO RATA basis in accordance with, and to the extent of, one month's interest at the Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of such Certificate immediately prior to such Distribution Date.




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



                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (except Section 17 thereof), and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee (or the Custodian as the agent of the Trustee), the following documents or instruments (a "Mortgage File") with respect to each Mortgage Loan so transferred and assigned:

                  (i) the original Mortgage Note (including any riders thereto), endorsed in blank or in the following form: "Pay to the order of U.S. Bank National Association, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                  (ii) (A) the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon, and (B) the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment in blank;

                  (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of the MIN) as contemplated by the immediately preceding clause (iii);

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original lender's title insurance policy (which may be a certificate or a short form policy relating to a master policy of title insurance), together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the Mortgage on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  With respect to a maximum of approximately 1.00% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in clause (i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee (or the Custodian on behalf of the Trustee) of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee (or the Custodian on behalf of the Trustee) is subsequently located, such original Mortgage Note shall be delivered to the Trustee (or the Custodian on behalf of the Trustee) within three Business Days.

                  In instances where an original recorded Mortgage cannot be delivered by the Depositor to the Trustee (or the Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with the recording of such Mortgage or power of attorney, the Depositor may, in lieu of delivering such original recorded Mortgage or power of attorney referred to in clause (ii) above, deliver to the Trustee (or the Custodian on behalf of the Trustee) a copy thereof, provided that the Depositor certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor (which may be a certificate relating to a master policy of title insurance). In all such instances, the Depositor will deliver the original recorded Mortgage to the Trustee (or the Custodian on behalf of the Trustee) promptly upon receipt of such Mortgage. In instances where an original recorded Mortgage has been lost or misplaced, the Depositor or the related title insurance company may deliver, in lieu of such Mortgage, a copy of such Mortgage bearing recordation information and certified as true and correct by the office in which recordation thereof was made. In instances where the original title insurance policy referred to in clause (v) above (which may be a certificate relating to a master policy of title insurance) pertaining to the Mortgaged Property relating to a Mortgage Loan cannot be delivered by the Depositor to the Trustee (or the Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement because such policy is not yet available, the Depositor may, in lieu of delivering the original or a copy of such title insurance, deliver to the Trustee or the Custodian on behalf of the Trustee) a binder with respect to such policy (which may be a certificate relating to a master policy of title insurance) and deliver the original or a copy of such policy (which may be a certificate relating to a master policy of title insurance) to the Trustee (or the Custodian on behalf of the Trustee) within 270 days of the Closing Date. In instances where an original assumption, modification or buydown agreement cannot be delivered by the Depositor to the Trustee (or the Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement, the Depositor may, in lieu of delivering the original of such agreement, deliver a certified copy thereof.

                  Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record, the Servicer shall enforce the obligation of the Originator under the Mortgage Loan Purchase Agreement to promptly (within sixty days following the later of the Closing Date and the date of receipt by the Trustee (or the Custodian on behalf of the Trustee) of the recording information for a Mortgage, but in no event later than ninety days following the Closing
Date) submit or cause to be submitted for recording, at the expense of the Originator (except, in the case of any Mortgage Loan, to the extent the Originator shall have paid for one such recordation as required under the Master Mortgage Loan Purchase and Servicing Agreement dated as of December 15, 2003 (the "Underlying Purchase Agreement"), between the Originator and the Seller, in which case, such cost shall be at the expense of the Seller) and at no expense to the Trust Fund, the Trustee, the Trust Administrator, the Servicer or the Depositor, in the appropriate public office for real property records, each Assignment referred to in clauses (iii) and (iv) above and the Depositor shall execute or cause to be executed each original Assignment or cause each original Assignment to be executed in the following form: "U.S. Bank National Association, as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller or the Originator, as applicable, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. If the Seller or the Originator, as applicable, fails to pay the cost of recording the Assignments, such expense will be paid by the Trust Administrator and shall be reimbursable to the Trust Administrator as an Extraordinary Trust Fund Expense. Notwithstanding the foregoing, neither the Trustee nor the Trust Administrator shall be responsible for determining whether any Assignment delivered by the Depositor hereunder is in recordable form.

                  In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  The Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian on behalf of the Trustee) promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee (or the Custodian on behalf of the Trustee) are and shall be held by or on behalf of the Seller, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee (or the Custodian on behalf of the Trustee). Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

                  Wherever it is provided in this Section 2.01 that any document, evidence or information relating to a Mortgage Loan be delivered or supplied to the Trustee, the Depositor shall do so by delivery thereof to the Trustee or the Custodian on behalf of the Trustee.

                  The parties hereto understand and agree that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003.

                  SECTION 2.02. Acceptance of REMIC I by the Trustee.

                  Subject to the provisions of Section 2.01 and subject to any exceptions noted on an exception report delivered by or on behalf of the Trustee, the Trustee acknowledges receipt of the documents referred to in
Section 2.01 (other than such documents described in Sections 2.01(v) above and all other assets included in the definition of "REMIC I" to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  On or prior to the Closing Date, the Trustee (or the Custodian on behalf of the Trustee) agrees, for the benefit of the Certificateholders, to execute and deliver to the Depositor and the Servicer an acknowledgment of receipt of each Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit C-3 hereto.

                  The Trustee (or the Custodian on behalf of the Trustee) agrees, for the benefit of the Certificateholders, to review, or that it has reviewed pursuant to Section 2.01 each Mortgage File on or prior to the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 90 days of receipt and with respect to any Qualified Substitute Mortgage, within 90 days after the assignment thereof). The Trustee (or the Custodian on behalf of the Trustee) further agrees, for the benefit of the Certificateholders, to certify in substantially the form attached hereto as Exhibit C-1 (or cause the Custodian to certify in the form of Exhibit 2 to the Custodial Agreement), within 90 days following the date on which the Trustee (or the Custodian on behalf of the Trustee) receives the remaining contents of each Mortgage File from the Depositor, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 90 days of receipt and with respect to any Qualified Substitute Mortgage, within 90 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession,
(ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the


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Mortgage Loan Schedule that corresponds to items (i), (ix), (x), (xi) and (xxi)
(only with respect to Gross Margin) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian on behalf of the Trustee) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  Prior to the first anniversary date of this Agreement the Trustee (or the Custodian on behalf of the Trustee) shall deliver to the Depositor, the Servicer and the Trust Administrator a final certification in the form annexed hereto as Exhibit C-2 (or cause the Custodian to certify in the form of Exhibit 2A to the Custodial Agreement) evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

                  The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by
                                the Seller, the Originator or the Depositor.

                  (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller or the Originator, as applicable, of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller, the Originator, the Trust Administrator and the Servicer of such defect, missing document or breach and request that the Seller or the Originator, as applicable, deliver such missing document or cure such defect or breach within 90 days from the date the Seller or the Originator, as applicable, were notified of such missing document, defect or breach, and if the Seller or the Originator, as applicable, do not deliver such missing document or cure such defect or breach in all material respects during such period, the Servicer, to the extent it is not the Originator or an Affiliate of the Originator, and otherwise the Trust Administrator, shall enforce the obligations of the Seller or the Originator, as applicable, under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Seller or the Originator, as applicable, was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller or the Originator, as applicable, is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account, and the


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Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Seller or the Originator, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller or the Originator, as applicable, shall furnish to it and as shall be necessary to vest in the Seller or the Originator, as applicable, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage File. In furtherance of the foregoing, if the Seller or the Originator, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS(R) System, the Seller or the Originator, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

                  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller or the Originator, as applicable, may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller or the Originator, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  (b) Reserved.

                  (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

                  As to any Deleted Mortgage Loan for which the Seller or the Originator, as applicable, substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller or the Originator, as applicable, delivering to the Trustee (or the Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the documents and agreements, with all necessary endorsements thereon, as are required by
Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee (or the Custodian on behalf of the Trustee) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Servicer and the Trust Administrator, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable


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exceptions noted thereon. Within one year of the date of substitution, the
Trustee (or the Custodian on behalf of the Trustee) shall deliver to the Depositor, the Servicer and the Trust Administrator a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller or the Originator, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Trust Administrator. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement.

                  For any month in which the Seller or the Originator, as applicable, substitute one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate. On the date of such substitution, the Seller or the Originator, as applicable, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee (or the Custodian on behalf of the Trustee), upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Seller or the Originator, as applicable, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller or the Originator, as applicable, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Seller or the Originator, as applicable, shall obtain at their own expense and deliver to the Trustee and the Trust Administrator an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (e) Upon discovery by the Depositor, the Seller, the Originator, the Servicer, the Trust Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller, the Originator or the Depositor shall repurchase or, subject to the limitations


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set forth in Section 2.03(d), substitute one or more Qualified Substitute
Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Seller or the Originator, as applicable, if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller or the Originator, as applicable, under the Mortgage Loan Purchase Agreement, or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a). The Trustee shall reconvey to the Depositor, the Seller or the Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  SECTION 2.04. Reserved.

                  SECTION 2.05. Representations, Warranties and Covenants of the
                                Servicer.

                  The Servicer hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of each of the Trustee, the Trust Administrator, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Servicer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with, or exempt from, the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Servicer or (B) conflict with, result in a breach, violation or acceleration


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



of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

                  (iv) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

                  (vi) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Trust Administrator, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee and the Trust Administrator. Subject to Section 7.01, the obligation of the Servicer set forth in Section 2.03(c) to cure breaches shall constitute the sole remedies against the Servicer available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

                  SECTION 2.06. Issuance of the Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it (or the Custodian on its behalf) of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I delivered on the date hereof, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery of such assets delivered on the date hereof and in exchange therefor,


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the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in REMIC III.

                  SECTION 2.07. Conveyance of the REMIC I Regular Interests;
                                Acceptance of REMIC II by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to (i) the REMIC I Regular Interests for the benefit of the Class R Certificateholders (as holder of the Class R-I Interest) and REMIC II (as holder of the REMIC I Regular Interests) and (ii) the REMIC II Regular Interests for the benefit of the Class R Certificateholders (as holder of the Class R-II Interest) and REMIC III (as holder of the REMIC II Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R Certificateholders (as holder of the Class R-I Interest and Class R-II Interest) and REMIC III (as holder of the REMIC II Regular Interests). The rights of the Class R Certificateholders (as holder of the Class R-I Interest and Class R-II Interest) and REMIC III (as holder of the REMIC II Regular Interest) to receive distributions from the proceeds of REMIC III in respect of the Class R-III Interest and the Regular Certificates, respectively, and all ownership interests evidenced or constituted by the Class R-III Interest, the REMIC I Regular Interests and the REMIC II Regular Interests, shall be as set forth in this Agreement.





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                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01. Servicer to Act as Servicer.

                  The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

                  (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

                  (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

                  To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee and the Trust Administrator, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy and any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Servicer, and furnish to the


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Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Servicer shall, following consultation with the related Mortgagor, advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, shall be subject to withdrawal by the Servicer from the Collection Account.

                  Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions. Notwithstanding the foregoing, nothing in this Agreement shall prohibit a transfer by the Trustee of a Mortgage Loan to the Seller upon the refinancing of the Mortgage Loan through a "significant modification" within the meaning of Section 1001 of the Code. Upon such refinancing, the Purchase Price shall be remitted to the Servicer for deposit into the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to


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



such Mortgage Files. The Trustee, the Trust Administrator and the Servicer shall treat any such refinancing as a prepayment in full of such Mortgage Loan for all purposes of this Agreement.

                  SECTION 3.02. Sub-Servicing Agreements Between the Servicer
                                and Sub-Servicers.

                  (a) The Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by the Rating Agency of the rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts of which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub- Servicing Agreements or enter into different forms of Sub-Servicing Agreements; PROVIDED, HOWEVER, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in
Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trust Administrator and the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Originator and the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good


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faith business judgment, would require were it the owner of the related Mortgage
Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

                  SECTION 3.03. Successor Sub-Servicers.

                  The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee or the Trust Administrator without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

                  SECTION 3.04. Liability of the Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub- Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05. No Contractual Relationship Between
                                Sub-Servicers, Trust Administrator, Trustee or Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trust Administrator, the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.


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                  SECTION 3.06. Assumption or Termination of Sub-Servicing
                                Agreements by Trust Administrator.

                  In the event the Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Servicer Event of Default), the Trust Administrator or its designee shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trust Administrator elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trust Administrator, its designee or the successor servicer for the Trust Administrator appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trust Administrator, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

                  The Servicer at its expense shall, upon request of the Trust Administrator, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  SECTION 3.07. Collection of Certain Mortgage Loan Payments.

                  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, the terms and provisions of any related Primary Mortgage Insurance Policy and any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, only upon determining that the coverage of such Mortgage Loan by the related Primary Mortgage Insurance Policy, if any, will not be affected, or (ii) extend the due dates for Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section
4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor. In addition, in connection with any Curtailment of a Mortgage Loan, the Servicer, to the extent not inconsistent with the terms of the Mortgage Note


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and local law and practice, may permit the Mortgage Loan to be re-amortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re- amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

                  SECTION 3.08. Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub- Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than one Business Day after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                  SECTION 3.09. Collection of Taxes, Assessments and Similar
                                Items; Servicing Accounts.

                  The Servicer may establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of ground rents, taxes, assessments, primary mortgage insurance premiums, fire and hazard insurance premiums, water charges, sewer rents and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts; provided, however, that Servicing Accounts need only be established and maintained by the Servicer to the extent that it is collecting Escrow Payments from the Mortgagors. The Servicer shall deposit in the Servicing Account all Escrow Payments collected on account of the Mortgage Loans within two Business Days of the Servicer's receipt thereof, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of Escrow Payments; (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors or to itself, as applicable, on balances in the Servicing Account; (v) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article


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IX; or (vi) recover amounts deposited in error. As part of its servicing duties, the Servicer or Sub- Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                  SECTION 3.10. Collection Account and Distribution Account.

                  (a) On behalf of the Trust Fund, the Servicer shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trust Administrator, the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the Collection Account, in no event more than two Business Days after the Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it from and after the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds, Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01) and Subsequent Recoveries;

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 9.01; and

                  (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03.


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                  For purposes of the immediately preceding sentence, the
Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

                  The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties or assumption fees need not be deposited by the Servicer in the Collection Account. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trust Administrator, as agent for the Trustee, shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trust Administrator in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time on the Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account.

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Trustee, the Trust Administrator and the Depositor of the location of the Collection Account maintained by it when established and upon any change thereof. The Trust Administrator shall give notice to the Servicer, the Trustee and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trust Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trust Administrator from time to time for deposit, and upon written notification from the Servicer, the Trust Administrator shall so deposit, in the Distribution Account:

                  (i) any P&I Advances, as required pursuant to Section 4.03;

                  (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to
         Section 9.01;



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                  (iv) any amounts required to be deposited pursuant to Section
         3.24 in connection with any Prepayment Interest Shortfalls; and

                  (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

                  (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trust Administrator shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

                  (f) The Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

                  SECTION 3.11. Withdrawals from the Collection Account and
                                Distribution Account.

                  (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.03:

                  (i) to remit to the Trust Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to
         Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.03;

                  (iii) subject to Section 3.16(d), to pay the Servicer or any Sub- Servicer (A) any unpaid Servicing Fees, (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan and (C) any nonrecoverable Servicing Advances following the final liquidation of a Mortgage Loan, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for such Servicing Advances;

                  (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay to the Servicer, the Depositor, the Originator or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced


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



         pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse the Servicer for any P&I Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance in accordance with the provisions of Section 4.03;

                  (vii) to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Sections 3.01 (to the extent of costs associated with recording a Mortgage in the name of MERS) and 6.03;

                  (viii) to reimburse the Servicer, the Trust Administrator or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (ix) to pay, or to reimburse the Servicer for advances in respect of expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                  (x) to reimburse the Servicer for amounts deposited into the Collection Accounti in error; and

                  (xi) to clear and terminate the Collection Account pursuant to
         Section 9.01.

                  The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. The Servicer shall provide written notification to the Trustee and the Trust Administrator, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

                  (b) The Trust Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions to Certificateholders in accordance with Section 4.01;

                  (ii) to pay to itself, the Trustee and the Custodian (if the Trust Administrator is not the Servicer) amounts to which each is entitled pursuant to Section 8.05 and any other Extraordinary Trust Fund Expenses;

                  (iii) to pay to the Depositor any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c);

                  (iv) to reimburse itself pursuant to Section 7.02;



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                  (v) to pay any amounts in respect of taxes pursuant to
         10.01(g)(iii);

                  (vi) to reimburse itself for any P&I Advance made by it under
         Section 7.01 (if not reimbursed by the Servicer) to the same extent the Servicer would be entitled to reimbursement under Section 3.11(a); and

                  (vii) to clear and terminate the Distribution Account pursuant to Section 9.01.

                  SECTION 3.12. Investment of Funds in the Collection Account
                                and the Distribution Account.

                  (a) The Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an "Investment Account"), and the Depositor shall direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments specified in such instruction bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator (in its capacity as such) or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon which shall be in the sole possession and control of the Servicer) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Servicer shall deposit in the


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Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trust Administrator, shall be for the benefit of the Depositor and shall be subject to its withdrawal at any time. The Depositor shall remit to the Trust Administrator for deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trust Administrator may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.13. Maintenance of the Primary Mortgage Insurance
                                Policies; Collections Thereunder.

                  The Servicer will maintain or cause the related Sub-Servicer, if any, to maintain in full force and effect, if required under the Mortgage Loan Purchase Agreement and to the extent available, a Primary Mortgage Insurance Policy with respect to each Mortgage Loan so insured as of the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution). Such coverage will be maintained with respect to each such Mortgage Loan for so long as it is outstanding, subject to any applicable laws or until the related Loan-to-Value Ratio is reduced to less than or equal to 80% based on Mortgagor payments. The Servicer shall cause the premium for each Primary Mortgage Insurance Policy to be paid on a timely basis and shall pay such premium out of its own funds if it is not otherwise paid. The Servicer or the related Sub-Servicer, if any, will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution) that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with a Qualified Insurer.

                  The Servicer shall not take, or permit any Sub-Servicer to take, any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer or Sub-Servicer, would have been covered thereunder. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy. In connection with any assumption and modification agreement or substitution of liability agreement entered into or to be entered into pursuant to Section 3.15, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption in accordance with the terms of such policies and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If any such Primary


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Mortgage Insurance Policy is terminated as a result of such assumption, the
Servicer or the related Sub-Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11; and any amounts collected by the Servicer under any Primary Mortgage Insurance Policy in respect of any REO Property shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.23. In those cases in which a Mortgage Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee, and the Certificateholders, will present claims to the insurer under any Primary Mortgage Insurance Policy and all collections thereunder shall be deposited initially in the Sub- Servicing Account.

                  SECTION 3.14. Maintenance of Hazard Insurance and Errors and
                                Omissions and Fidelity Coverage.

                  (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an


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area identified in the Federal Register by the Federal Emergency Management
Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this
Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond that would meet the requirements of Fannie Mae or Freddie Mac, other than the amount of the deductible, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee (upon the Trustee's reasonable request) with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall not be cancelable without thirty days' prior written notice to the Trustee and the Trust Administrator. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.15. Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements.

                  The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions


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set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee, the Custodian and the Trust Administrator that any such substitution or assumption agreement has been completed by forwarding to the Trustee and the Custodian (with a copy to the Trust Administrator) the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.16. Realization Upon Defaulted Mortgage Loans.

                  (a) The Servicer shall, consistent with the servicing standard set forth in Section 3.01, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and
Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.


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                  (b) Notwithstanding the foregoing provisions of this Section
         3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Trust Administrator, the Servicer or the Certificateholders would be considered to hold title to, to be a "mortgagee-in- possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.23 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) [Reserved].



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                  (d) Proceeds received in connection with any Final Recovery
Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.11(a)(ii) or (a)(iii)(B); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii)(A).

                  SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trust Administrator, the Trustee and the Custodian by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section
3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee (or the Custodian on behalf of the Trustee) shall promptly release the related Mortgage File to the Servicer and the Servicer is authorized to cause the removal from the registration on the MERS(R) System of any such Mortgage, if applicable. In the event that the Trustee (or the Custodian on behalf of the Trustee) fails to release or cause to be released to the Servicer the related Mortgage File within five (5) Business Days of the Servicer's request therefore, the Depositor shall be liable to the Servicer for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by the Servicer resulting from such failure. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  The Trustee shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Servicer for servicing purposes.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee (or the Custodian on behalf of the Trustee) shall, upon request of the Servicer and delivery to the Trustee (or the Custodian on behalf of the Trustee) of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee (or the Custodian on behalf of the Trustee) when the need therefor by the Servicer no longer exists, unless


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the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee (or the Custodian on behalf of the Trustee) a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee (or the Custodian on behalf of the Trustee) to the Servicer.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.18. Servicing Compensation.

                  As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii)(A) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

                  Additional servicing compensation in the form of assumption fees, late payment charges, prepayment charges and other similar fees and charges shall be retained by the Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the


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fees and expenses of the Trustee and the Trust Administrator) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19. Reports to the Trustee and the Trust
                                Administrator; Collection Account Statements.

                  Not later than fifteen days after each Distribution Date, the Servicer shall forward to the Trust Administrator, upon the request of the Trust Administrator, a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trust Administrator.

                  SECTION 3.20. Statement as to Compliance.

                  On or before March 15th of each calendar year commencing in 2005, the Servicer will deliver to the Trust Administrator, the Trustee and the Depositor, an Officers' Certificate (in the form attached hereto as Exhibit I) stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Servicer to the Trust Administrator.

                  SECTION 3.21. Independent Public Accountants' Servicing
                                Report.

                  Not later than March 15th of each calendar year commencing in 2004, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in


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accordance with standards established by the American Institute of Certified
Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub- Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Trustee, the Trust Administrator and the Rating Agencies. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon request at the expense of the requesting party, provided that such statement is delivered by the Servicer to the Trust Administrator. In the event such firm of independent certified public accountants requires the Trust Administrator to agree to the procedures performed by such firm, the Servicer shall direct the Trust Administrator in writing to so agree; it being understood and agreed that the Trust Administrator will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trust Administrator has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

                  SECTION 3.22. Access to Certain Documentation.

                  The Servicer shall provide to the Office of the Controller of the Currency, the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations will be provided to such Certificateholder, the Trustee, the Trust Administrator and to any Person identified to the Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.

                  SECTION 3.23. Title, Management and Disposition of REO
                                Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Servicer, on behalf of the Trust Fund and consistent with the servicing standard set forth in Section 3.01, shall either sell any REO Property before the close of the third taxable year following the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three- year grace period would otherwise expire, an extension of the three-year grace period, unless the Servicer shall have delivered to the Trustee, the Trust Administrator and the Depositor an Opinion of Counsel, addressed to the Trustee, the Trust Administrator and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall, consistent


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with the servicing standard set forth in Section 3.01, manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Servicer shall have full power and authority, subject only to the servicing standard set forth in Section 3.01 and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than one Business Day after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall, consistent with the servicing standard set forth in Section 3.01, advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, none of the Servicer or the Trustee shall:


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                  (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund; unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Trust Administrator, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees


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owed by it to any such Independent Contractor, irrespective of whether the
Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.

                  (d) In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. Any income from the related REO Property received during any calendar months prior to a Final Recovery Determination, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d), shall be withdrawn by the Servicer from each REO Account maintained by it and deposited into the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date relating to a Final Recovery Determination with respect to such Mortgage Loan, for distribution on the related Distribution Date in accordance with Section 4.01.

                  (e) Subject to the time constraints set forth in Section 3.23(a) and consistent with the servicing standard set forth in Section 3.01, each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Servicer shall file or cause to be filed information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.24. Obligations of the Servicer in Respect of
                                Prepayment Interest Shortfalls.

                  The Servicer shall deliver to the Trust Administrator for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount equal to the lesser of
(i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from full or partial Principal Prepayments during the related Prepayment Period and (ii) the lesser of one-half of (a) one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of the Mortgage Loans or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans.



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                  SECTION 3.25. Obligations of the Servicer in Respect of
                                Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trust Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Trust Administrator, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                  SECTION 3.26. Advance Facility.

                  (a) Either (i) the Servicer or (ii) the Trust Administrator, on behalf of the Trust Fund, with the consent of the Servicer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund P&I Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Servicer's obligation to fund such P&I Advances and/or Servicing Advances. If the Servicer enters into such an Advance Facility pursuant to this Section 3.26, upon reasonable request of the Advancing Person, the Trust Administrator shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. If the Trust Administrator enters into such an Advance Facility pursuant to this Section 3.26, the Servicer shall also be a party to such Advance Facility. To the extent that an Advancing Person funds any P&I Advance or any Servicing Advance and provides the Trust Administrator with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.26(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable P&I Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trust Administrator, rather than the Servicer, and include the Servicer's acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Trust Administrator shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.26. An Advancing Person whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the qualifications of a Servicer or a Sub-Servicer pursuant to Section 3.02 hereof and will not be deemed to be a Sub-Servicer under this Agreement.

                  (b) If an advancing facility is entered into, then the Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi) prior to the remittance to the Trust Fund, but instead the Servicer shall include such amounts in the applicable remittance to the Trust Administrator made pursuant to
Section 3.11(a). The Trust Administrator is hereby authorized to pay to the Advancing Person, reimbursements for P&I Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such P&I Advances and/or Servicing Advances in accordance with Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi), as the case may


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be, had the Servicer itself funded such P&I Advance or Servicing Advance. The
Trust Administrator is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree in writing.

                  (c) All P&I Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

                  (d) Any amendment to this Section 3.26 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Trust Administrator and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement.




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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01. Distributions.

                  (a)(1) On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and distribute the following amounts, in the following order of priority:

                  (i) concurrently, to the Holders of the Class A Certificates, the Class IO Certificates and on the first Distribution Date, to the Holders of the Residual Certificates, the Senior Interest Distribution Amount for each such Class for such Distribution Date, on a PRO RATA basis based on the entitlement of each such Class to such interest;

                  (ii) to the extent of the Senior Principal Distribution Amount, to distributions of principal to the Class A Certificates and on the first Distribution Date (from the Senior Principal Distribution Amount relating to the Group IV Mortgage Loans), to the Residual Certificates (applied to reduce the Certificate Principal Balance of such Certificates), until the aggregate Certificate Principal Balances of the Class A Certificates and the Residual Certificates have been reduced to zero;

                  (iii) to distributions of interest in respect of the Subordinate Certificates, other than the Class of Subordinate Certificates with the highest numerical designation then outstanding, in an amount (allocable among such Certificates PRO RATA in accordance with the respective amounts payable as to each pursuant to this clause
         (iv), in the order of priority from the Class of Subordinate Certificates with the lowest numerical designation to the Class of Subordinate Certificates with the highest numerical designation entitled to a distribution of interest pursuant to this clause (iv)) equal to the aggregate of the Interest Distribution Amounts in respect of such Certificates for such Distribution Date;

                  (iv) to distributions in respect of the Class of Subordinate Certificates with the highest numerical designation then outstanding, in an amount equal to the Interest Distribution Amount in respect of such Certificates for such Distribution Date;

                  (v) to the Holders of the Classes of the Subordinate Certificates, an aggregate amount equal to the Subordinate Principal Distribution Amount for such Distribution Date (applied to reduce the Certificate Principal Balances of such Certificates), allocable among the Classes of Subordinate Certificates PRO RATA in accordance with the respective amounts payable as to each such Class pursuant to the priorities and amounts set forth in Section 4.01(b)(i);

                  (vii) to the Excess Diverted Interest Reserve Account, the Excess Diverted Interest Reserve Amount, if any, and

                  (viii) to the Holders of the Class R Certificates, any remaining amounts.


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                  Distributions of the Senior Principal Distribution Amount
relating to the Class A-3 Certificates on each Distribution Date will be made on a PRO RATA basis based on the Certificate Principal Balance of each such Class.

                  Distributions of the Senior Principal Distribution Amount relating to the Class A-4 Certificates on each Distribution Date will be made on a PRO RATA basis based on the Certificate Principal Balance of each such Class.

                  In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Servicer shall deposit such funds into the Collection Account pursuant to Section 3.10(a)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with the Highest Priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of related Certificates with the Lower Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. Any remaining Subsequent Recoveries will in turn be applied to increase the Certificate Principal Balance of the Class of related Certificates with the next Lower Priority up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to
Section 4.05, and so on. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  (2) All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class prior to the allocation of Extraordinary Trust Fund Expenses and Realized Losses, in each case allocated to such Class of Certificates, on such Distribution Date pursuant to Section 4.04.

                  (b)(i) On each Distribution Date, the aggregate distributions of principal made on such date in respect of the Subordinate Certificates pursuant to Section 4.01(a)(1)(vii) above shall be applied among the various Classes thereof, in the order of priority from the Class of Subordinate Certificates with the lowest numerical designation to the Class of Subordinate Certificates with the highest numerical designation, in each case to the extent of remaining available funds up to the amount allocable to such Class for such Distribution Date and in each case until the aggregate Certificate Principal Balance of each such Class is reduced to zero, in an amount with respect to each such Class equal to the sum of (X) the related Class B Percentage of the amounts described in clauses (i) through (v) of clause (a) of the definition of Subordinate Principal Distribution Amount, (Y) the portion of the amounts described in clauses (b), (c) and (e) of the definition of Subordinate Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b)(ii) below and (Z) the excess, if any, of the amount required to be distributed to such Class pursuant to this Section 4.01(b)(i) for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of such Class of Certificates on such immediately preceding Distribution


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Date pursuant to Section 4.01 to the extent that any such excess is not attributable to Realized Losses which were allocated to Subordinate Certificates with a lower priority pursuant to Section 4.04.

                  (ii) On any Distribution Date, the portion of (a) all net Liquidation Proceeds and Insurance Proceeds with respect to any Mortgage Loans that were the subject of a Final Recovery Determination in the related Prepayment Period and (b) all Principal Prepayments received in respect of the Mortgage Loans in the related Prepayment Period, allocable to principal and not included in the Senior Principal Distribution Amount, will be allocated on a PRO RATA basis among the following Classes of Subordinate Certificates (each, an "Eligible Class") in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class B-1 Certificates, (ii) the Class B-2 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 2.65% before giving effect to distributions on such Distribution Date, (iii) the Class B-3 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 1.55% before giving effect to distributions on such Distribution Date, (iv) the Class B-4 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 1.00% before giving effect to distributions on such Distribution Date, (v) the Class B-5 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 0.60% before giving effect to distributions on such Distribution Date and (vi) the Class B-6 Certificates, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-6 Certificates equals or exceeds 0.40% before giving effect to distributions on such Distribution Date. Notwithstanding the foregoing, if the application of the foregoing on any Distribution Date as provided in Section
4.01 would result in a distribution in respect of principal to any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such Class, a "Maturing Class") then:
(a) the amount to be allocated to each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero and (b) the total amount of the reductions pursuant to clause (a) above in the amount to be allocated to the Maturing Class or Classes shall be allocated among the remaining Eligible Classes on a PRO RATA basis in proportion to the respective outstanding Certificate Principal Balances thereof prior to the allocation thereto of any of the amounts described in the preceding sentence. Furthermore, if a Class of Class B Certificates is not an Eligible Class, any amounts allocable to principal and distributable pursuant to this Section 4.01(b)(ii) will be distributed among the Class B Certificates that are Eligible Classes in the manner set forth above.

                  (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such


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Holder shall have so notified the Trust Administrator in writing at least five
Business Days prior to the Record Date immediately prior to such Distribution Date and with respect to any Class of Certificates other than the Residual Certificates is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Trust Administrator, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trust Administrator, the Trustee or the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (e) Except as otherwise provided in Section 9.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall, no later than five days after the related Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that:

                  (i) the Trust Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trust Administrator therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for


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cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to remaining non-tendering Certificateholders concerning surrender of their Certificates and shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to the Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 4.01(e).

                  SECTION 4.02. Statements to Certificateholders.

                  On each Distribution Date, based, as applicable, on information provided to it by the Servicer, the Trust Administrator shall prepare and make available to each Holder of the Regular Certificates, the Servicer, the Trustee and the Rating Agencies, a statement as to the distributions to be made on such Distribution Date:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to principal;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to interest;

                  (iii) the aggregate amount of servicing compensation received by the Servicer during the related Due Period and such other customary information as the Trust Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable
         Certificateholders to prepare their tax returns;

                  (iv) the aggregate amount of P&I Advances for each Loan Group for such Distribution Date;

                  (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties in each Loan Group at the close of business on such Distribution Date;

                  (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans in each Loan Group as of the related Due Date;

                  (vii) the number and aggregate unpaid principal balance of Mortgage Loans in each Loan Group that are (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to


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         whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                  (viii) with respect to any Mortgage Loan in either Loan Group that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (ix) the book value and the Stated Principal Balance of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xi) the aggregate amount of Realized Losses with respect to the Mortgage Loans in each Loan Group incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Fraud Losses, Special Hazard Losses or Bankruptcy Losses;

                  (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                  (xiii) the aggregate Certificate Principal Balance or Notional Amount of each such Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses and Extraordinary Trust Fund Expenses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses and Extraordinary Trust Fund Expenses;

                  (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

                  (xv) the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date (separately identifying any reductions in the case of Subordinate Certificates resulting from the allocation of Realized Losses allocable to interest and Extraordinary Trust Fund Expenses on such Distribution Date) and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;


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                  (xviii) the then-applicable Bankruptcy Amount, Fraud Loss
         Amount, and Special Hazard Amount;

                  (xix) with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid principal balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings; and

                  (xx) with respect to Mortgage Loans as to which a Final Liquidation has occurred, the number of Mortgage Loans, the unpaid principal balance of such Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  The Trust Administrator will make the monthly statements described above (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to the Pooling and Servicing Agreement via the Trust Administrator's internet website. The Trust Administrator's internet website shall initially be located at "www.sf.citidirect.com." Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at (212) 651-2186. The Trust Administrator shall have the right to change the way monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all the parties regarding any such changes.

                  Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall forward to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time are in force.

                  Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall forward to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trust Administrator and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

                  Upon request, the Trust Administrator shall forward to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the


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expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trust Administrator's duties are limited to the extent that the Trust Administrator receives timely reports as required from the Servicer and the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Trust Administrator.

                  On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") cusip level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

                  SECTION 4.03. Remittance Reports; P&I Advances.

                  (a) On the Servicer Remittance Date, the Servicer shall deliver to the Trust Administrator by telecopy (or by such other means as the Servicer, the Trust Administrator and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. Such Remittance Report will include (i) the amount of P&I Advances to be made by the Servicer in respect of the related Distribution Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable P&I Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trust Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02; provided, however, that if the Servicer is not the Trust Administrator, the Servicer will forward to the successor trust administrator the information set forth in clause
(i) above on the next Business Day following the related Determination Date and the information set forth in clause (ii) above on the fifth Business Day following the last day of the related calendar month. The Trustee and the Trust Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

                  (b) The amount of P&I Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

                  On or before 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trust Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account


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that amounts held for future distribution have been, as permitted by this
Section 4.03, used by the Servicer in discharge of any such P&I Advance) or
(iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to P&I Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances. The Trust Administrator will provide notice to the Servicer by telecopy by the close of business on the Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trust Administrator on such Servicer Remittance Date is less than the P&I Advances required to be made by the Servicer for the related Distribution Date.

                  (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from REMIC I pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder by the Servicer if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor, the Trust Administrator and the Trustee.

                  SECTION 4.04. Allocation of Extraordinary Trust Fund Expenses
                                and Realized Losses.

                  (a) Prior to each Distribution Date, the Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Fraud Losses or Special Hazard Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Distribution Date, the Servicer shall also determine as to each Mortgage Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Servicer shall be evidenced by an Officers' Certificate delivered to the Trust Administrator and the Trustee by the Servicer prior to the Determination Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.


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                  (b) All Realized Losses on the Mortgage Loans (other than
Excess Losses) shall be allocated by the Trust Administrator on each Distribution Date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero. Thereafter, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, such Realized Losses will be allocated on any Distribution Date first, to any amounts on deposit in the Excess Diverted Interest Reserve Account and second, to the Class A-1 Certificates, if the Realized Loss is on a Group I Mortgage Loan, to the Class A-2 Certificates, if the Realized Loss is on a Group II Mortgage Loan, to the Class A-3 Certificates (on a PRO RATA basis based on the Certificate Principal Balance of each such Class), if the Realized Loss is on a Group III Mortgage Loan and to the Class A-4 Certificates (allocated first, to the Class A-4-2 Certificates, until the Certificate Principal Balance of the Class A-4-2 Certificates has been reduced to zero and second, to the Class A-4-1 Certificates, until the Certificate Principal Balance of the Class A-4-1 Certificates has been reduced to zero), if the Realized Loss is on a Group IV Mortgage Loan. If a Realized Loss is allocated to the Excess Diverted Interest Reserve Account, the Trust Administrator shall pay the Group I Excess Diverted Interest Reserve Deposit, the Group II Excess Diverted Interest Reserve Deposit, the Group III Excess Diverted Interest Reserve Deposit or the Group IV Excess Diverted Interest Reserve Deposit, as applicable, to the Available Distribution Amount to which the Realized Loss relates.

                  Excess Losses shall be allocated on any Distribution Date by allocating the related Senior Percentage of the Excess Loss to the Class A-1 Certificates, if the Realized Loss is on a Group I Mortgage Loan, to the Class A-2 Certificates, if the Realized Loss is on a Group II Mortgage Loan, to the Class A-3 Certificates (on a PRO RATA basis based on the Certificate Principal Balance of each such Class), if the Realized Loss is on a Group III Mortgage Loan and to the Class A-4 Certificates (allocated first, to the Class A-4-2 Certificates, until the Certificate Principal Balance of the Class A-4-2 Certificates has been reduced to zero and second, to the Class A-4-1 Certificates, until the Certificate Principal Balance of the Class A-4-1 Certificates has been reduced to zero), if the Realized Loss is on a Group IV Mortgage Loan, and the Group I Subordinate Percentage, the Group II Subordinate Percentage, the Group III Subordinate Percentage or the Group IV Subordinate Percentage, as applicable, of the Excess Loss to the Subordinate Certificates.

                  Extraordinary Trust Fund Expenses shall be allocated on any Distribution Date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of the related Class has been reduced to zero. Thereafter, the Extraordinary Trust Fund Expenses will be allocated on any Distribution Date among the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, as applicable, on a PRO RATA basis.

                  As used herein, an allocation of a Realized Loss or Extraordinary Trust Fund Expense on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class


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of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (c) Notwithstanding anything to the contrary herein, in no event shall the Certificate Principal Balance of a Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses or Extraordinary Trust Fund Expenses pursuant to Section 4.04 and (ii) payable to the Holder of such Certificate pursuant to Section 4.01(a) as a portion of the Senior Principal Distribution Amount.

                  SECTION 4.05. Compliance with Withholding Requirements.

                  Notwithstanding any other provision of this Agreement, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

                  SECTION 4.06. Distributions on the REMIC I Regular Interests.

                  Distributions of principal shall be deemed to be made to the REMIC I Regular Interests, in each case from the related Loan Group, first, to REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB, REMIC I Regular Interest LT-3SUB and REMIC I Regular Interest LT-4SUB, as applicable, so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate(s) in such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining principal in each Loan Group to REMIC I Regular Interest LT-ZZ. Realized Losses from each Loan Group shall be applied after all distributions have been made on each Distribution Date, first, to REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB, REMIC I Regular Interest LT-3SUB and REMIC I Regular Interest LT-4SUB, as applicable, so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining Realized Losses from each Loan Group shall be allocated to REMIC I Regular Interest LT-ZZ.

                  Principal shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC II Regular Interests as such amounts are payable and allocable to the Corresponding Certificates. Interest shall be payable to the REMIC II Regular Interests at the related REMIC II Remittance Rate on the Uncertificated Balance of each such REMIC II Regular Interest.


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                  SECTION 4.07. Commission Reporting.

                  (a) The Trust Administrator and the Servicer shall reasonably cooperate with the Depositor in connection with satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trust Administrator shall prepare on behalf of the Trust Fund any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Securities and Exchange Commission to sign) and the Trust Administrator shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor (or such other entity). The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding anything herein to the contrary, the Depositor, and not the Trust Administrator, shall be responsible for executing each Form 10-K filed on behalf of the Trust.

                  (b) Each Form 8-K shall be filed by the Trust Administrator within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Subject to
Section 4.07(e), prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trust Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. The Trust Administrator shall prepare such Form 10-K and provide the Depositor with such Form 10-K not later than March 20th of each year, subject to Section 4.07(e). Following its receipt thereof, the Depositor shall execute such Form 10-K and provide the original of such Form 10-K to the Trust Administrator not later than March 25th (or, if the applicable March 25th is not a Business Day, the next succeeding Business Day) of each year; provided, however, that if the filing of such Form 10-K shall be required to occur on a date earlier than March 30th of each year as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission, then the time periods for preparation and execution of such Form 10-K set forth in this sentence shall be adjusted accordingly). Such Form 10-K when filed shall include as exhibits the Servicer's annual statement of compliance described under Section 3.20 and the accountant's report described under Section 3.21, in each case to the extent they have been timely delivered to the Trust Administrator. If they are not so timely delivered, the Trust Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trust Administrator. The Trust Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trust Administrator's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit J-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

                  (c) In addition, (x) the Trust Administrator shall sign a certification (in the form attached hereto as Exhibit J-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of the Certification (the "Trust Administrator Certification");


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provided, however, that the Trust Administrator shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K, and (y) the Servicer shall sign a certification (in the form attached hereto as Exhibit J-3) for the benefit of the Depositor, the Trust Administrator and their officers, directors and Affiliates regarding certain aspects of the Certification (the "Servicer Certification"). The Servicer Certification shall be delivered to the Depositor and the Trust Administrator no later than March 15th or if such day is not a Business Day, the preceding Business Day, each year (subject to Section 4.07(e) hereof). The Trust Administrator Certification shall be delivered to the Depositor no later than March 15th or if such day is not a Business Day, the preceding Business Day, each year (subject to Section 4.07(e) hereof).

                  In addition, (A) the Trust Administrator shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of third party claims based upon a breach of the Trust Administrator's obligations under this Section 4.07 or any material misstatement or omission contained in the Trust Administrator Certification, and (B) the Servicer shall indemnify and hold harmless the Depositor, the Trust Administrator and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based upon a breach of the Servicer's obligations under this Section 4.07(c) or any material misstatement or omission contained in the Servicer's Certification. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trust Administrator agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trust Administrator on the other and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Servicer on the other.

                  (d) Upon any filing with the Securities and Exchange Commission, the Trust Administrator shall promptly deliver to the Depositor a copy of any executed report, statement or information.

                  (e) Prior to January 30th of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall file a Form 15 Suspension Notification with respect to the Trust Fund, unless the Trust Administrator receives written instruction from the Depositor on or before January 10th of such year instructing the Trust Administrator not to file such Form 15 Suspension Notification. The Trust Administrator Certification and the Servicer Certification may be required to be provided to the Depositor for multiple years.

                  (f) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 4.07 comply with the reporting requirements under the Exchange Act, the Trust Administrator and the Servicer hereby agree that they will reasonably cooperate to amend the provisions of this Section 4.07 in order to comply with such amended reporting requirements and such amendment of this Section 4.07;


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provided, however, that the Trust Administrator shall not be responsible for executing any Form 10- K or the Certification. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act.

                  SECTION 4.08. Excess Diverted Interest Reserve Account

                  (a) No later than the Closing Date, the Trust Administrator shall establish and maintain with itself, a separate, segregated trust account titled, "Excess Diverted Interest Reserve Account, Citibank, N.A., as Trust Administrator for U.S. Bank National Association, as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust, Series 2004-HYB1, Mortgage Pass-Through Certificates."

                  (b) On each Distribution Date as to which there is an Excess Diverted Interest Reserve Amount payable to a Class of Class A Certificates, the Trust Administrator shall deposit into the Excess Diverted Interest Reserve Account the amount of such Excess Diverted Interest Reserve Amount, rather than distributing such amounts to the Class R Certificateholders. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Class A Certificates, and will distribute such amounts to the Holders of the Class A Certificates, in the amounts and priorities set forth in Section 4.01.

                  (c) For federal and state income tax purposes, the Excess Diverted Interest Reserve Account will be a "qualified reserve fund" within the meaning of Code Section 860(G)(7)(B).

                  (d) At the written direction of the Holders of a majority in Percentage Interest in the Class R Certificates, the Trust Administrator shall direct any depository institution maintaining the Excess Diverted Interest Reserve Account to invest the funds in such account in one or more Permitted Investments, selected in writing by the Holders of a majority in Percentage Interest in the Class R Certificates, bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator or an Affiliate manages or advises such investment. Interest earned on such investment shall be deposited into the Excess Diverted Interest Reserve Account.

                  (f) For federal tax return and information reporting, the right of the Holders of the Class A Certificates to receive payments from the Excess Diverted Interest Reserve Account in respect of any Excess Diverted Interest Reserve Amount shall be assigned a value of zero.

                  (g) On the final Distribution Date, all Excess Diverted Interest Reserve Amounts remaining in the Excess Diverted Interest Reserve Account, if any, shall be paid to the Holders of the Class R Certificates.



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                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC III. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate Stated Principal Balance of the Mortgage Loans.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-14. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed, authenticated and delivered by the Trust Administrator to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trust Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trust Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates, the Class IO Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates shall initially be issued as one or more Certificates held by the Book- Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trust Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book- Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trust Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance


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herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book- Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer, the Trust Administrator, the Trustee (if the Trust Administrator is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trust Administrator resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

                  The Trustee, the Trust Administrator, the Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trust Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the Book- Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trust Administrator shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $100,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Servicer, the Trust Administrator nor the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed


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upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) No transfer of any Class B-4 Certificate, Class B-5 Certificate or Class B-6 Certificate (the "Private Certificates") shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor), the Trust Administrator shall require, receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Trust Administrator, the Servicer, in its capacity as such, or the Trust Fund), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. Neither the Depositor nor the Trust Administrator is obligated to register or qualify the Private Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Private Certificate shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) No transfer of a Private Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the DOL Regulations ("Plan Assets"), as certified by such transferee in the form of Exhibit G, unless the Trust Administrator is provided with an Opinion of Counsel, which establishes to the satisfaction of the Depositor, the Trustee, the Trust Administrator and the Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Trustee, the Trust Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those


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undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee, the Trust Administrator or the Trust Fund. An Opinion of Counsel, any certification or a deemed representation will not be required in connection with the initial transfer of any such Certificate by the Depositor (in which case, the Depositor shall have deemed to have represented that such transferee is not a Plan or a Person investing Plan Assets) and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trust Administrator, shall be a written representation) from the Depositor of the status of such transferee.

                  Each beneficial owner of a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets," (ii) it has acquired and is holding such certificate in reliance on PTCE 2002-41, as amended from time to time ("Exemption"), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Moody's or Fitch Ratings and the certificate is so rated or (iii) (1) it is an insurance company,
(2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding two paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding two paragraphs shall indemnify and hold harmless the Depositor, the Servicer, the Trustee, the Trust Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                           (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Certificate, the Trust Administrator shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit


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                  and agreement (a "Transfer Affidavit and Agreement"), in the form attached hereto as Exhibit F-2, from the proposed Transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer
                  Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if a Responsible Officer of the Trust Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a transferor affidavit (a "Transferor Affidavit"), in the form attached hereto as Exhibit F-2, to the Trust Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                           (E) Each Person holding or acquiring an Ownership
                  Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trust Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67- 3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass- through interest holder."

                           (ii) The Trust Administrator will register the
                  Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trust Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                           (iii) (A) If any purported Transferee shall become a
                  Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not


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                  permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                                    (B) If any purported Transferee shall become
                  a holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trust Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trust Administrator on such terms as the Trust Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trust Administrator. Such purchaser may be the Trust Administrator itself or any Affiliate of the Trust Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trust Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Trust Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trust Administrator, and the Trust Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                           (iv) The Trust Administrator shall make available to
                  the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
                  Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trust Administrator.

                           (v) The provisions of this Section 5.02(d) set forth
                  prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trust Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                                    (A) written notification from the Rating
                  Agencies to the effect that the modification, addition to or elimination of such provisions will not cause the Rating Agencies to downgrade its then-current ratings of any Class of Certificates; and



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                                    (B) an Opinion of Counsel, in form and
                  substance satisfactory to the Trust Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause Any Trust REMIC to cease to qualify as a REMIC and will not cause (x) Any Trust REMIC to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.12, the Trust Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trust Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trust Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trust Administrator in accordance with its customary procedures.

                  SECTION 5.03. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator such security or indemnity as may be required by them to save each of the Trustee and the Trust Administrator harmless, then, in the absence of actual knowledge by the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the


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fees and expenses of the Trust Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04. Persons Deemed Owners.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05. Certain Available Information.

                  On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trust Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of the Private Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trust Administrator, the Depositor promptly shall inform the Trust Administrator of such event and shall deliver to the Trust Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trust Administrator shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trust Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Private Certificate, the private placement memorandum or other disclosure document relating to such Certificates in the form most recently provided to the Trust Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to
Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trust Administrator since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trust Administrator by the Servicer since the Closing Date to evidence the Servicer's determination that any P&I Advance was, or if made, would be a Nonrecoverable P&I Advance and (E) any and all Officers' Certificates delivered to the Trust Administrator by the Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the person requesting the same.




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                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

                  SECTION 6.01. Liability of the Depositor and the Servicer.

                  The Depositor and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Servicer herein.

                  SECTION 6.02. Merger or Consolidation of the Depositor or the
                                Servicer.

                  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. The Depositor and the Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Rating Agencies' reaffirm the ratings of the Certificates in effect immediately prior to such merger or consolidation and affirm that such ratings will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Servicer and Others.

                  None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising


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hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor (subject to the limitations set forth above) and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04. Limitation on Resignation of the Servicer.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee and the Trust Administrator, which consent may not be unreasonably withheld, with written confirmation from the Rating Agencies (which confirmation shall be furnished to the Depositor, the Trustee and the Trust Administrator) that such resignation will not cause the Rating Agencies to reduce the then current rating of the Class A Certificates and provided that a qualified successor has agreed to assume the duties and obligations of the Servicer hereunder. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Servicer shall become effective until the Trust Administrator or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Servicer shall not assign nor transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other


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compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

                  SECTION 6.05. Rights of the Depositor in Respect of the
                                Servicer.

                  The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the Trustee and the Trust Administrator, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer's rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Servicer shall furnish to the Depositor, the Trustee and the Trust Administrator its (and any such Sub-Servicer's) most recent financial statements of the parent company of the Servicer and such other information relating to the Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the Trustee and the Trust Administrator shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or
(ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the Trust Administrator or the Trust Fund, and in either case, the Depositor, the Trustee or the Trust Administrator, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.




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                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01. Servicer Events of Default.

                  "Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to remit to the Trust Administrator for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trust Administrator or the Trustee (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor, the Trust Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trust Administrator or the Trustee, or to the Servicer, the Depositor, the Trust Administrator and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days or results in the entry of an order for relief or any such adjudication or appointment; or

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or


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         reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure of the Servicer to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure (which notice the Trust Administrator must provide by 3:00 p.m. New York time on the Business Day following the Servicer Remittance Date), requiring the same to be remedied, shall have been given to the Servicer by the Trust Administrator.

                  If a Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor and the Trust Administrator if given by the Trustee or to the Trustee and the Trust Administrator if given by the Depositor), terminate all of the rights and obligations of the Servicer in its capacity as a Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vi) hereof shall occur, then so long as such Servicer Event of Default shall not have been remedied during the applicable time period set forth in clause (vi) above, the Trustee shall, by notice in writing to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as a Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator pursuant to and under this Section and, without limitation, the Trust Administrator is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trust Administrator with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trust Administrator for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, each of the Trustee and the Trust Administrator shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the


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Trustee or the Trust Administrator, as applicable, assigned to and working in the Trustee's or the Trust Administrator's, as the case may be, Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Trustee or the Trust Administrator, as applicable, and such notice references the Certificates, the Trust Fund or this Agreement.

                  SECTION 7.02. Trust Administrator or Trustee to Act;
                                Appointment of Successor.

                  (a) On and after the time the Servicer receives a notice of termination, the Trust Administrator (and in the event the Trust Administrator fails in its obligation, the Trustee) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, the Servicer shall not have the right to withdraw any funds from the Collection Account without the consent of the Trust Administrator or the Trustee, as applicable, and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make P&I Advances pursuant to Section 4.03; provided, however, that if the Trust Administrator or the Trustee, as applicable, is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trust Administrator or the Trustee, as applicable, shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trust Administrator or the Trustee, as applicable, as successor to the Servicer hereunder. As compensation therefor, the Trust Administrator or the Trustee, as applicable, shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Servicer prior to its termination or resignation). Notwithstanding the above and subject to the next paragraph, the Trust Administrator or the Trustee, as applicable, may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trust Administrator or the Trustee, as applicable, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to the Rating Agencies and having a net worth of not less than $15,000,000 as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trust Administrator or the Trustee, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trust Administrator, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a


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successor to the Servicer under this Agreement, the Trust Administrator or the
Trustee, as applicable, shall act in such capacity as hereinabove provided.

                  Upon removal or resignation of the Servicer, the Trust Administrator, with the cooperation of the Depositor, (x) shall solicit bids for a successor Servicer as described below and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer of the Mortgage Loans serviced by such predecessor Servicer. The Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Trust Administrator or any affiliate thereof). Such public announcement shall specify that the successor Servicer shall be entitled to the servicing compensation agreed upon between the Trust Administrator, the successor Servicer and the Depositor; provided, however, that no such fee shall exceed the related Servicing Fee. Within thirty days after any such public announcement, the Trust Administrator, with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trust Administrator upon receipt of the purchase price shall pay such purchase price to the Servicer being so removed, after deducting from any sum received by the Trust Administrator from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Servicer at the time of such sale.

                  (b) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor servicer, including the Trust Administrator or the Trustee, as applicable, if the Trust Administrator or the Trustee, as applicable, is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 7.02(c).

                  (c) If the Servicer fails to remit to the Trust Administrator for distribution to the Certificateholders any payment required to be made under the terms of the Certificates and this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the federal Bankruptcy Code, the Trustee (and in the event the Trustee fails in its obligation, the Trust Administrator), shall upon notice of such prohibition, regardless of whether it


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has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trust Administrator or the Trustee, as applicable, shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trust Administrator or the Trustee, as applicable, can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trust Administrator or the Trustee, as applicable, is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trust Administrator or the Trustee, as applicable, or the deposit thereof in the Distribution Account by a trustee in bankruptcy or a federal bankruptcy court, the Trust Administrator or the Trustee, as applicable, may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trust Administrator's or Trustee's, as applicable, rights to recover from the former Servicer's bankruptcy estate interest on the amount of any such advance. If the Trust Administrator or the Trustee, as the case may be, at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trust Administrator or the Trustee, as applicable, shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of the Servicer pursuant to Section
7.01 above or any appointment of a successor to the Servicer pursuant to Section
7.02 above, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Trustee or the Trust Administrator becomes aware of the occurrence of such an event, the Trustee or the Trust Administrator shall transmit (or in the case of the Trustee, the Trustee shall cause the Trust Administrator to transmit) by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

                  SECTION 7.04. Waiver of Servicer Events of Default.

                  Subject to Section 11.09(d), the Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicer Event of Default hereunder may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.



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                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

                  SECTION 8.01. Duties of Trustee and Trust Administrator

                  Each of the Trustee and the Trust Administrator, prior to the occurrence of a Servicer Event of Default and after the curing of all Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Servicer Event of Default, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee or the Trust Administrator enumerated in this Agreement shall not be construed as a duty.

                  Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, it shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, it will provide notice thereof to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Servicer Event of Default, and after the curing of all such Servicer Events of Default which may have occurred, the duties and obligations of each of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Trust Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, that conform to the requirements of this Agreement;

                  (ii) Neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of it unless it shall be proved that it was negligent in ascertaining the pertinent facts; and

                  (iii) Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance


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         with the direction of the Holders of Certificates entitled to at least
         25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it under this Agreement.

                  SECTION 8.02. Certain Matters Affecting the Trustee and the
                                Trust Administrator.

                  (a) Except as otherwise provided in Section 8.01:

                           (i) Each of the Trustee and the Trust Administrator
                  may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) Each of the Trustee and the Trust Administrator
                  may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                           (iii) Neither the Trustee nor the Trust Administrator
                  shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee or the Trust Administrator of the obligation, upon the occurrence of a Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                           (iv) Neither the Trustee nor the Trust Administrator
                  shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Prior to the occurrence of a Servicer Event of
                  Default hereunder and after the curing of all Servicer Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled


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                  to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or Trust Administrator, as applicable, by such Certificateholders, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

                           (vi) Each of the Trustee and the Trust Administrator
                  may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                           (vii) Neither the Trustee nor the Trust Administrator
                  shall be personally liable for any loss resulting from the investment of funds held in the Collection Account at the direction of the Servicer pursuant to Section 3.12.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  SECTION 8.03. Neither the Trustee nor Trust Administrator
                                Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee or the Trust Administrator, on behalf of the Trustee, the authentication of the Trustee or the Trust Administrator on the Certificates, the acknowledgments of the Trustee and the Trust Administrator contained in Article II and the representations and warranties of the Trustee and the Trust Administrator in Section 8.12) shall be taken as the statements of the Depositor and neither the Trustee nor the Trust Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trust Administrator, and authentication of the Trust Administrator on the Certificates) or of any Mortgage Loan or related document. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer, other than any funds held by or on behalf of the Trustee or the Trust Administrator in accordance with Section 3.10.

                  SECTION 8.04. Trustee and Trust Administrator May Own
                                Certificates.



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                  Each of the Trustee and the Trust Administrator in its
individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or Trust Administrator, as applicable.

                  SECTION 8.05. Trustee's and Trust Administrator's Fees and
                                Expenses.

                  (a) The Trust Administrator shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Administration Fee and any income and gain realized from the investment of funds deposited in the Distribution Account. In addition, from such amounts withdrawn pursuant to the preceding sentence, the Trust Administrator shall pay the Trustee its portion of the Administration Fee and any income and gain realized from the investment of funds deposited in the Distribution Account and the Custodian an amount equal to the Custodian Fee for such Distribution Date. Each of the Trustee and the Trust Administrator and any director, officer, employee or agent of the Trustee or the Trust Administrator, as applicable, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or Trust Administrator's, as the case may be, performance in accordance with the provisions of this Agreement) incurred by the Trustee or the Trust Administrator, as applicable, in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer shall indemnify the Trustee and the Trust Administrator pursuant to Section 10.03(b) (and in the case of the Trustee, resulting from any breach of the Trust Administrator's obligations in connection with this Agreement for which the Trust Administrator shall indemnify the Trustee pursuant to Section 10.03(a) and in the case of the Trust Administrator, resulting from any breach of the Trustee's obligations in connection with this Agreement for which the Trustee shall indemnify the Trust Administrator pursuant to Section 10.03(c)), (ii) that constitutes a specific liability of the Trustee or the Trust Administrator, as applicable, pursuant to Section 10.01(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or in the case of the Trust Administrator, as a result of a breach of the Trust Administrator's obligations under Article X hereof. The Servicer agrees to indemnify the Trustee and the Trust Administrator, from, and hold it harmless against, any loss, liability or expense arising in respect of any breach by the Servicer of its obligations in connection with this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee or the Trust Administrator, as the case may be. Any payment hereunder made by the Servicer to the Trustee or the Trust Administrator shall be from the Servicer's own funds, without reimbursement from Any Trust REMIC therefor. It is understood by the parties hereto that a "claim" as used in the preceding sentence includes any claim for indemnification made by the Custodian under
Section 23 of the Custodial Agreement.

                  (b) The Depositor shall pay any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.



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                  SECTION 8.06. Eligibility Requirements for Trustee and Trust
                                Administrator.

                  Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Servicer or, in the case of the Trustee, any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Trust Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07. Resignation and Removal of the Trustee and the
                                Trust Administrator

                  Either the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer, to the Certificateholders and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trust Administrator (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator and to the successor Trustee or Trust Administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or Trust Administrator, as applicable, and the Servicer by the Depositor. If no successor Trustee or Trust Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Trust Administrator, as applicable.

                  If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor (or in the case of the Trust Administrator, the Trustee) may remove the Trustee or the Trust Administrator, as applicable, and appoint a successor Trustee or Trust Administrator (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Trust


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Administrator, as the case may be, so removed and to the successor Trustee or
Trust Administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee or the Trust Administrator, as applicable, and the Servicer by the Depositor.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Trust Administrator and appoint a successor Trustee or Trust Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or to the Trust Administrator, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor. In addition, if the Trustee has knowledge that the Trust Administrator has breached any of its duties under this Agreement, the Trustee may remove the Trust Administrator in the same manner as provided in the prior sentence. For purposes of this Section, the Trustee shall not be deemed to have knowledge of a breach by the Trust Administrator of any of its duties hereunder, unless a Responsible Officer of the Trustee , assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a breach is received by the Trustee, and such notice references the Certificates, the Trust Fund or this Agreement.

                  Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor Trustee or Trust Administrator, as the case may be, pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee or Trust Administrator as provided in Section 8.08. Notwithstanding the foregoing, in the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of this Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new Trust Administrator is appointed. Such performance shall be without prejudice to any claim by a party hereto or beneficiary hereof resulting from the Trust Administrator's breach of its obligations hereunder.

                  SECTION 8.08. Successor Trustee or Trust Administrator

                  Any successor Trustee or Trust Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Trustee or the Trust Administrator, as applicable, and its predecessor Trustee or Trust Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Trust Administrator shall become effective and such successor Trustee or Trust Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Trust Administrator herein. The predecessor Trustee or Trust Administrator shall deliver to the successor Trustee or Trust Administrator all Mortgage Files and related documents and statements to the extent held by it hereunder, as well as all moneys, held by it hereunder, and the Depositor and the predecessor Trustee or Trust Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Trust Administrator all such rights, powers, duties and obligations.



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                  No successor Trustee or Trust Administrator shall accept
appointment as provided in this Section unless at the time of such acceptance such successor Trustee or Trust Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Trust Administrator shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor Trustee or Trust Administrator as provided in this Section, the Depositor shall mail notice of the succession of such Trustee or Trust Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Trust Administrator, the successor Trustee or Trust Administrator shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 8.09. Merger or Consolidation of Trustee.

                  Any corporation or association into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator, as the case may be, shall be a party, or any corporation or association succeeding to the business of the Trustee or the Trust Administrator, as applicable, shall be the successor of the Trustee or the Trust Administrator, as the case may be, hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the


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holding of title to REMIC I or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

                  SECTION 8.11. Appointment of Office or Agency.

                  The Trust Administrator hereby appoints its Corporate Trust Office as the office or agency in the City of New York, New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.

                  SECTION 8.12. Representations and Warranties.

                  Each of the Trustee and the Trust Administrator hereby represents and warrants to the Servicer, the Depositor and the Trustee or the Trust Administrator, as applicable, as of the Closing Date, that:

                  (i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.


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                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                  (vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.




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                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01 Termination Upon Repurchase or Liquidation of the
                               Trust Fund.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Trustee and the Trust Administrator with respect to the Mortgage Loans (other than the obligations of the Servicer to provide for and the Trust Administrator to make payments to the Holders of the related Class(es) of the Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Servicer of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Servicer of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trust Administrator in their reasonable discretion.

                  (b) The majority Holder of the Class R Certificates (unless such Holder is the Seller, Citigroup Global Markets Inc. or an Affiliate of either of them) shall have the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Servicer, as provided above, may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. For federal income tax purposes, the purchase by the Servicer of all Mortgage Loans and all REO Properties underlying the Certificates is intended to facilitate a redemption of such Certificates pursuant to a "cleanup call" within the meaning of Treasury regulation section 1.860G-2(j). Notwithstanding the foregoing, the Servicer shall have the right to transfer, sell or assign its rights to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I.

                  (c) Notice of the liquidation of the Certificates shall be given promptly by the Trust Administrator by letter to Certificateholders mailed
(a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property remaining in REMIC I by the Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month


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of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trust Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Servicer, the Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month in which such distribution will be made an amount in immediately available funds equal to the Termination Price. Upon certification to the Trust Administrator by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Servicer the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments delivered to it which are necessary to effectuate such transfer.

                  (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

                  SECTION 9.02 Additional Termination Requirements.



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                  (a) In the event that the Servicer purchases all the Mortgage
Loans and each REO Property, the Trust Fund shall be terminated in accordance with the following additional requirements (or in connection with the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I, the additional requirement specified in clause (i) below):

                           (i) The Trust Administrator shall specify the first
                  day in the 90-day liquidation period in a statement attached to REMIC I's final Tax Return pursuant to Treasury regulation
                  Section 1.860F-1, and such termination shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer;

                           (ii) During such 90-day liquidation period, and at or
                  prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Servicer for cash; and

                           (iii) At the time of the making of the final payment
                  on the Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in REMIC I (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) At the expense of the Servicer (or in the event of termination under Section 9.01(a)(ii), at the expense of the Trust Administrator), the Trust Administrator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 9.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.





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                                    ARTICLE X

                                REMIC PROVISIONS

                  SECTION 10.01. REMIC Administration.

                  (a) The Trust Administrator shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made by the Trust Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC elections in respect of each Trust REMIC, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the sole class of Residual Interests in REMIC I, the REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the sole class of Residual Interests in REMIC II and the Certificates (other than the Class R Certificates) shall be designated as the Regular Interests in REMIC III and the Class R-III Interest shall be designated as the sole class of Residual Interests in REMIC III. Neither the Trustee nor the Trust Administrator shall permit the creation of any "interests" in any Trust REMIC (within the meaning of Section 860G of the Code) other than the Certificates and the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trust Administrator shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Trust Administrator, as agent for each Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of any Trust REMIC created hereunder. By its acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (d) The Trust Administrator shall prepare, the Trustee shall sign, and the Trust Administrator shall file, all of the Tax Returns in respect of any Trust REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor. The Servicer shall provide on a timely basis to the Trust Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this Article.


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                  (e) The Trust Administrator shall perform on behalf of any
Trust REMIC all reporting and other tax compliance duties that are the responsibility of any Trust REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority including the filing of Form 8811 with the Internal Revenue Service within 30 days following the Closing Date. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of REMIC I. The Servicer shall provide on a timely basis to the Trust Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Servicer, the Trustee and the Trust Administrator shall take such action and shall cause each Trust REMIC to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. The Servicer, the Trustee and the Trust Administrator shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Trust Administrator have received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Trust Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Trust Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to each Trust REMIC or its assets, or causing REMIC I to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Trustee and the Trust Administrator or their designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to each Trust REMIC, and the Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee or the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur. The Trust Administrator and the Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the


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Trustee or the Trust Administrator. At all times as may be required by the Code, the Trust Administrator, the Trustee or the Servicer will ensure that substantially all of the assets of each Trust REMIC will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any Trust REMIC as defined in Section 860G(c) of the Code, on any contributions to any Trust REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (iii) to the Servicer pursuant to Section
10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article X, or otherwise (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15 of each calendar year, commencing April 15, 2004, the Trust Administrator shall deliver to the Servicer, the Trustee and the Rating Agencies a Certificate from a Responsible Officer of the Trust Administrator stating the Trust Administrator's compliance with this
Article X.

                  (i) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

                  (j) Following the Startup Day, the Servicer, the Trustee and the Trust Administrator shall not accept any contributions of assets to each Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) None of the Trustee, the Trust Administrator or the Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02. Prohibited Transactions and Activities.

                  None of the Depositor, the Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any Trust REMIC,
(iii) the termination


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of any Trust REMIC pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for REMIC I (other than REO Property acquired in respect of a defaulted Mortgage
Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 10.03. Servicer and Trust Administrator
                                 Indemnification.

                  (a) The Trust Administrator agrees to indemnify the Trust Fund, the Depositor, the Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Servicer or the Trustee as a result of a breach of the Trust Administrator's covenants set forth in this
Article X.

                  (b) The Servicer agrees to indemnify the Trust Fund, the Depositor, the Trust Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator or the Trustee, as a result of a breach of the Servicer's covenants set forth in
Article III or this Article X.

                  (c) The Trustee agrees to indemnify the Trust Fund, the Depositor, the Trust Administrator and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator or the Servicer, as a result of a breach of the Trustee's covenants set forth in this
Article X.




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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01. Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Servicer, the Trustee and the Trust Administrator without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect,
(ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders) or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by either (a) an Opinion of Counsel delivered to the Trustee and the Trust Administrator or (b) written notice to the Depositor, the Servicer, the Trust Administrator and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or written notice from the Rating Agencies shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                  This Agreement may also be amended from time to time by the Depositor, the Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Prior to executing any amendment pursuant to this Section, the Trustee and the Trust Administrator shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement.


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                  Promptly after the execution of any such amendment the Trust
Administrator shall furnish a copy of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Trust Administrator.

                  Notwithstanding the foregoing, each of the Trustee and Trust Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee and the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee and the Trust Administrator to institute such action, suit or proceeding in its own name as Trustee or Trust Administrator hereunder and shall have offered to the Trustee or the Trust Administrator, as applicable, such indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee or the Trust Administrator, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, the Trustee and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, the Trustee and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.05. Notices.

                  All directions, demands and notices hereunder shall be sent
(i) via facsimile (with confirmation of receipt) or (ii) in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 390 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group (telecopy number (212) 723-8604), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Trust Administrator and the Trustee in writing by the Depositor, (b) in the case of the Servicer, 190 Congress Park Drive, Suite 100, Delray Beach, Florida 33445,
Attention: Loan Sale Servicing Section, (telecopy: (561) 330- 2019), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Trust Administrator and the Depositor in writing by the Servicer, (c) in the case of the Trustee, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota, 55107-2292, Attention: Structured Finance/CMLTI 2004-HYB1 (telecopy number (651) 495-8090), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Trust Administrator and the Depositor in writing by the Trustee and (d) in the case of the Trust Administrator, 111 Wall

Street, 14th Floor, New York, New York 10005, Attention: Structured Finance/CMLTI 2004-HYB1 (telecopy number (212) 657-4009), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Depositor and the Trustee in writing by the Trust Administrator. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Notice to Rating Agencies.

                  The Trust Administrator shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                           1. Any material change or amendment to this
                  Agreement;

                           2. The occurrence of any Servicer Event of Default
                  that has not been cured or waived;

                           3. The resignation or termination of the Servicer,
                  the Trust Administrator or the Trustee;

                           4. The repurchase or substitution of Mortgage Loans
                  pursuant to or as contemplated by Section 2.03;

                           5. The final payment to the Holders of any Class of
                  Certificates;

                           6. Any change in the location of the Collection
                  Account or the Distribution Account;

                           7. Any event that would result in the inability of
                  the Trust Administrator or the Trustee, as applicable, were it to succeed as Servicer, to make advances regarding delinquent Mortgage Loans; and

                           8. The filing of any claim under the Servicer's
                  blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

                  In addition, the Trust Administrator shall promptly furnish to the Rating Agencies copies of each report to Certificateholders described in
Section 4.02 and the Servicer, as required pursuant to Section 3.20 and Section 3.21, shall promptly furnish to the Rating Agencies copies of the following:

                           1. Each annual statement as to compliance described
                  in Section 3.20; and

                           2. Each annual independent public accountants'
                  servicing report described in Section 3.21.

                  Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10004 and to Fitch Ratings, One State Street Plaza, New York, New York 10007, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  SECTION 11.08. Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.09. Grant of Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York;
(2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                  IN WITNESS WHEREOF, the Depositor, the Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                    CITIGROUP MORTGAGE LOAN TRUST
                                    INC.,
                                    as Depositor


                                    By: /s/ Matthew R. Bollo
                                        ----------------------------
                                    Name:   Matthew R. Bollo
                                    Title:  Assistant Vice President


                                    COUNTRYWIDE HOME LOANS
                                    SERVICING LP,
                                    as Servicer


                                    By: /s/ Celia Coulter
                                        ----------------------------
                                    Name:   Celia Coulter
                                    Title:  Senior Vice President


                                    U.S. BANK NATIONAL ASSOCIATION, not
                                    in its individual capacity but
                                    solely as Trustee


                                    By: /s/ Shannon M. Rantz
                                        ----------------------------
                                    Name:   Shannon M. Rantz
                                    Title:  Assistant Vice President


                                    CITIBANK, N.A., not in its individual
                                    capacity but solely as Trust Administrator


                                    By: /s/ Karen Schulter
                                        ----------------------------
                                    Name:   Karen Schulter
                                    Title:  Assistant Vice President

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )


                  On the __th day of January 2004, before me, a notary public in and for said State, personally appeared _________________, known to me to be an Assistant Vice President of Citigroup Mortgage Loan Trust Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        ________________________
                                                              Notary Public


[Notarial Seal]

STATE OF ______________   )
                          ) ss.:
COUNTY OF ___________     )


                  On the __th day of January 2004, before me, a notary public in and for said State, personally appeared ______________, known to me to be a ________________ of Countrywide Home Loans Servicing LP, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                        ________________________
                                                              Notary Public


[Notarial Seal]

STATE OF ____________               )
                                    ) ss.:
COUNTY OF ___________               )


                  On the __th day of January 2004, before me, a notary public in and for said State, personally appeared ______________, known to me to be a _______________ of U.S. Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        ________________________
                                                              Notary Public


[Notarial Seal]

STATE OF ____________               )
                                    ) ss.:
COUNTY OF ___________               )


                  On the __th day of January 2004, before me, a notary public in and for said State, personally appeared ______________, known to me to be a _______________ of Citibank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        ________________________
                                                              Notary Public


[Notarial Seal]

                                   EXHIBIT A-1
                                   -----------

                          FORM OF CLASS A-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class A-1 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                 $ 47,931,000.00

Cut-off Date and date of Pooling and                       Denomination: $ 47,931,000.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loans Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004

                                                           CUSIP: 17307G DH 8

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                                      A-1-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as


                                      A-1-2

Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer , the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.


                                      A-1-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-1-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January __, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                                Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                                Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed





                                      A-1-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.




                                      A-1-7

                                   EXHIBIT A-2
                                   -----------

                          FORM OF CLASS A-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").



Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class A-2 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                 $93,504,000.00

Cut-off Date and date of Pooling and                       Denomination: $93,504,000.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004

                                                           CUSIP:   17307G DK 1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                                      A-2-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as


                                      A-2-2

Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee, or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.


                                      A-2-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-2-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January__, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory





                                      A-2-5

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed





                                      A-2-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.




                                      A-2-7

                                   EXHIBIT A-3
                                   -----------

                         FORM OF CLASS A-3-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").



Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class A-3-1 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $ 118,233,500.00

Cut-off Date and date of Pooling and                       Denomination: $ 118,233,500.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004

                                                           CUSIP: 17307G DL 9

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                                      A-3-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as


                                      A-3-2

Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator, with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.


                                      A-3-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-3-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January __, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory





                                      A-3-5

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed





                                      A-3-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.




                                      A-3-7

                                   EXHIBIT A-4
                                   -----------

                         FORM OF CLASS A-3-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").



Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class A-3-2 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $118,233,500.00

Cut-off Date and date of Pooling and                       Denomination: $118,233,500.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004

                                                           CUSIP: 17307G DM 7

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.


                                      A-4-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3-2 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as


                                      A-4-2

Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Agreement may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.



                                      A-4-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-4-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January __, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory





                                      A-4-5

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed





                                      A-4-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.



                                      A-4-7

                                   EXHIBIT A-5

                         FORM OF CLASS A-4-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class A-4-1 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $46,244,000.00

Cut-off Date and date of Pooling and                       Denomination: $46,244,000.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Issue Date: January 30, 2004

                                                           CUSIP: 17307G DP 0

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      A-5-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-4-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-4-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-4-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the


                                      A-5-2

"Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and condition provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall


                                      A-5-3
terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-5-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January __, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                               Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed






                                      A-5-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.



                                      A-5-7

                                   EXHIBIT A-6
                                   -----------

                         FORM OF CLASS A-4-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class A-4-2 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $2,434,000.00

Cut-off Date and date of Pooling and                       Denomination: $2,434,000.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Issue Date: January 30, 2004

                                                           CUSIP: 17307G DZ 8

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      A-6-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-4-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-4-2 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-4-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the


                                      A-6-2

"Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions and condition provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall


                                      A-6-3
terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-6-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January __, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed




                                      A-6-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.



                                      A-6-7

                                   EXHIBIT A-7

                         FORM OF CLASS IO-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-HYB1                                           Initial Notional Amount of the Class IO-1
                                                           Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $ 47,931,000.00

Cut-off Date and date of Pooling and                       Denomination: $ 47,931,000.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004

                                                           CUSIP: 17307G DJ 4




                                      A-7-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC.., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class IO-1 Certificates as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class IO-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IO-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  The Pass-Through Rate for this Certificate is the Weighted Average Stripped Interest Rate for the Group I Mortgage Loans for such Distribution Date.



                                      A-7-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Notional Amount of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.


                                      A-7-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-7-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January__, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory





                                      A-7-5

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed






                                      A-7-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.



                                      A-7-7

                                   EXHIBIT A-8
                                   -----------

                        FORM OF CLASS IO-3-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").



Series 2004-HYB1                                           Aggregate Notional Amount of
                                                           the Class IO- 3-1
                                                           Certificates as of
                                                           the Issue Date:
Pass-Through Rate: Variable                                $ 118,233,500.00

Cut-off Date and date of Pooling and                       Denomination: $ 118,233,500.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004

                                                           CUSIP: 17307G DN 5




                                      A-8-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class IO-3-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class IO-3-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IO-3-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  The Pass-Through Rate for this Certificate is the Weighted Average Stripped Interest Rate for the Group II Mortgage Loans for such Distribution Date.

                  This Certificate is one of a duly authorized issue of Certificates designated as

Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Notional Amount of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.



                                      A-8-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-8-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January__, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory





                                      A-8-5

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed






                                      A-8-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.



                                      A-8-7

                                   EXHIBIT A-9
                                   -----------

                        FORM OF CLASS IO-3-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Series 2004-HYB1                                           Aggregate Notional Amount of the Class IO-
                                                           3-2 Certificates as of
                                                           the Issue Date:
Pass-Through Rate: Variable                                $ 118,233,500.00

Cut-off Date and date of Pooling and                       Denomination: $ 118,233,500.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004

                                                           CUSIP: 17307G EA 2




                                      A-9-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class IO-3-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class IO-3-2 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class IO-3-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  The Pass-Through Rate for this Certificate is the Weighted Average Stripped Interest Rate for the Group II Mortgage Loans for such Distribution Date.

                  This Certificate is one of a duly authorized issue of Certificates designated as

Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Notional Amount of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.



                                      A-9-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-9-4

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January__, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                                Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                               Authorized Signatory





                                      A-9-5

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed






                                      A-9-6

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.



                                      A-9-7

                                  EXHIBIT A-10
                                  ------------

                          FORM OF CLASS B-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.



                                     A-10-1


Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-1 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $ 7,356,000.00

Cut-off Date and date of Pooling and                       Denomination: $ 7,356,000.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004

                                                           CUSIP: 17307G DQ 8


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-10-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-1Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-1 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face


                                     A-10-3
hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Any purchaser of this Certificate shall be deemed to have made the representation set forth in section 5.02 (c) of the Agreement.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-10-5

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January__, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory





                                     A-10-6

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed




                                     A-10-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.


                                     A-10-8

                                  EXHIBIT A-11
                                  ------------

                          FORM OF CLASS B-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE CLASS B-1 CERTIFICATE TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.


Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-2 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $ 4,903,000.00

Cut-off Date and date of Pooling and                       Denomination: $ 4,903,000.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004

                                                           CUSIP: 17307G DR 6

                                     A-11-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-11-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC,

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-2 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the


                                     A-11-3

"Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Any purchaser of this Certificate shall be deemed to have made the representation set forth in section 5.02(c) of the Agreement.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor,


                                     A-11-4
the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-11-5

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January__, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                        Citibank, N.A., as Trust Administrator


                                        By:______________________________
                                               Authorized Signatory





                                     A-11-6

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed




                                     A-11-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.


                                     A-11-8

                                  EXHIBIT A-12
                                  ------------

                          FORM OF CLASS B-3 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.



                                     A-12-1


Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-3 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $ 2,452,000.00

Cut-off Date and date of Pooling and                       Denomination: $ 2,452,000.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004

                                                           CUSIP: 17307G DS 4

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-12-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-3 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the


                                     A-12-3

"Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Any purchaser of this Certificate shall be deemed to have made the representation set forth in section 5.02(c) of the Agreement.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-12-5

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January__, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory





                                     A-12-6

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed




                                     A-12-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.


                                     A-12-8

                                  EXHIBIT A-13
                                  ------------

                          FORM OF CLASS B-4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-13-1


Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-4 Certificates as of the Issue Date:
Pass-Through Rate:  Variable                               $ 1,783,000.00

Cut-off Date and date of Pooling and                       Denomination: $ 1,783,000.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004

                                                           CUSIP:  79549A YD 5

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-13-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-4 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as


                                     A-13-3

Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of


                                     A-13-4

Certificates specified on the face hereof specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-13-5

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January__, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory





                                     A-13-6

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed






                                     A-13-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.


                                     A-13-8

                                  EXHIBIT A-14
                                  ------------

                          FORM OF CLASS B-5 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


                                     A-14-1


Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-5 Certificates as of the Issue Date:
Pass-Through Rate:  Variable                               $ 891,000.00

Cut-off Date and date of Pooling and                       Denomination: $ 891,000.00
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-14-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-5 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the


                                     A-14-3

"Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of The Depositor, the Servicer, the Trustee, the Trust Administrator, and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without


                                     A-14-4
registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Servicer, the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan in REMIC ,I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-14-5

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January __, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed





                                     A-14-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.



                                     A-14-8

                                  EXHIBIT A-15
                                  ------------

                          FORM OF CLASS B-6 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.



                                     A-15-1



Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class B-6 Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $ 1,783,605.91

Cut-off Date and date of Pooling and                       Denomination: $ 1,783,605.91
Servicing Agreement: January 1, 2004
                                                           Servicer: Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No. 1                                                      Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-15-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-6 Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the


                                     A-15-3

"Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of The Depositor, the Servicer, the Trustee, the Trust Administrator, and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without


                                     A-15-4
registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trust Administrator, the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-15-5

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January __, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory





                                     A-15-6

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed





                                     A-15-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.


                                     A-15-8

                                  EXHIBIT A-16
                                  ------------

                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED
         STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE


                                     A-16-1

         DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.



Series 2004-HYB1                                           Aggregate Certificate Principal Balance of the
                                                           Class R Certificates as of the Issue Date:
Pass-Through Rate: Variable                                $100.00

Cut-off Date and date of Pooling and                       Denomination: $100.00
Servicing Agreement: January 1, 2004
                                                           Servicer:  Countrywide Home Loan Servicing
First Distribution Date: February 25, 2004                 LP

No.1                                                       Trustee: U.S. Bank National Association

                                                           Trust Administrator: Citibank, N.A.

                                                           Issue Date: January 30, 2004




                                     A-16-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Trustee and the Trust Administrator, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the


                                     A-16-3

"Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the Trust Administrator and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Servicer, the Trustee and the Tr with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is


                                     A-16-4
any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of the Certificates for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

                  The Depositor, the Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of The Depositor, the Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and neither the Trustee nor the Trust Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-16-5

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: January __, 2004


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.


                                       Citibank, N.A., as Trust Administrator


                                       By:______________________________
                                              Authorized Signatory





                                     A-16-6

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM -         as tenants in common               UNIF GIFT MIN ACT -             CUSTODIAN
                                                                                          -----------------
                                                                                        (Cust)   (Minor)
         TEN ENT -         as tenants by the entireties                                 under Uniform Gifts to
                                                                                        Minors Act
         JT TEN -          as joint tenants with right if                                _________________
                           survivorship and not as tenants                                    (State)
                           in common

                  Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:_______________________________________________________________________
_______________________________________________________________________________

Dated:

                                          _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed






                                     A-16-7

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________ for the account of ___________________________, account number______________ or, if mailed by check, to ________________________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
________________________________________________________________________________
_______________________________________________________________________________>

         This information is provided by ______________________________________, the assignee named above, or ____________________________________, as its agent.


                                     A-16-8

                                    EXHIBIT B
                                    ---------

                                   [RESERVED]

                                   EXHIBIT C-1
                                   -----------

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                     Trust Receipt #__________
                                              Original Loan Amount $__________
                                          Number of Mortgage Loans: __________


                                         ______________, 2004



Citigroup Mortgage Loan Trust Inc.          Countrywide Home Loan Servicing LP
390 Greenwich Street, 4th Floor             4500 Park Granada
New York, New York 10013                    Calabasa, California 91302
Citibank, N.A.                              U.S. Bank National Association
111 Wall Street                             100 Wall Street, 17th Floor
New York, New York 10005                    New York, New York 10005

                  Re: The Custodial Agreement, dated as of September 1, 2003, between Citigroup Global Markets Realty Corp. as the Owner and Citibank (West) FSB as the Custodian.

Ladies and Gentlemen:

                  In accordance with the provisions of Section 3 of the above referenced Custodial Agreement, as assigned to U.S. Bank National Association as trustee (the "Trustee") for Citibank, N.A. (the "Trust Administrator") under the Pooling and Servicing Agreement, dated as of January 1, 2004 (the "Pooling and Servicing Agreement"), among Countrywide Home Loans Servicing LP as servicer, the Trustee, the Trust Administrator and the Citigroup Mortgage Loan Trust Inc. as depositor, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it pursuant to Sections 2(a), (b), (d), (f), (g) and (h) of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ix), (x) and (xxi) of the definition of Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information on the Mortgage Loan Schedule; and (iv) each Mortgage Note has been endorsed as provided in Section 2 of the Custodial Agreement and each Mortgage has been assigned in accordance with the Pooling and Servicing Agreement. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.



                                      C-1-1

                                             CITIBANK (WEST) FSB
                                             Custodian

                                             By:______________________________
                                             Name:
                                             Title:




                                      C-1-2

                                   EXHIBIT C-2
                                   -----------

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                     Trust Receipt #__________
                                              Original Loan Amount $__________
                                          Number of Mortgage Loans: __________

                                           ______________, 2004


Citigroup Mortgage Loan Trust Inc.           Countrywide Home Loan Servicing LP
390 Greenwich Street, 4th Floor              4500 Park Granada
New York, NY 10013                           Calabasa, California 91302
Citibank, N.A.                               U.S. Bank National Association
111 Wall Street                              100 Wall Street, 17th Floor
New York, New York 10005                     New York, New York 10005

                  Re: The Custodial Agreement, dated as of September 1, 2003, between Citigroup Global Markets Realty Corp. as the Owner and Citibank (West) FSB as the Custodian.

Ladies and Gentlemen:

                  In accordance with the provisions of Section 3 of the above referenced Custodial Agreement, as assigned to U.S. Bank National Association as trustee (the "Trustee") for Citibank, N.A. (the "Trust Administrator") under the Pooling and Servicing Agreement, dated as of January 1, 2004 (the "Pooling and Servicing Agreement"), among Countrywide Home Loans Servicing LP as servicer, the Trustee, the Trust Administrator and the Citigroup Mortgage Loan Trust Inc. as depositor, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it pursuant to Sections 2(a), (b), (d), (f), (g) and (h) of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ix), (x) and (xxi) of the definition of Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information on the Mortgage Loan Schedule; and (iv) each Mortgage Note has been endorsed as provided in Section 2 of the Custodial Agreement and each Mortgage has been assigned in accordance with the Pooling and Servicing Agreement. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Custodian hereby confirms that it is holding each such Mortgage Note and Assignment of Mortgage as agent and bailee of, and custodian for the exclusive use and benefit, and


                                      C-2-1
subject to the sole direction, of the Trustee pursuant to the terms and conditions of the Pooling and Servicing Agreement.

                  This Trust Receipt and Final Certification is not divisible or negotiable. However, you or an affiliate may transfer this Trust Receipt and Final Certification by special endorsement to no more than one other party as collateral for a loan or pursuant to a repurchase transaction. Any party that takes this Trust Receipt and Final Certification from you or your affiliate by special endorsement may only transfer it by a second endorsement in your or your affiliate's favor.

                  The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Final Certification at its office at_________________________________. If this Trust Receipt and Final Certification has been endorsed as provided above and is held by other than you or one of your affiliates, we will accept and act on instructions from the endorsee only if the Certification of Default set forth below is executed and delivered to the Custodian.

                  Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

                                             CITIBANK (WEST) FSB
                                             Custodian

                                             By:___________________________
                                             Name:
                                             Title:


                            Certification of Default
                            ------------------------

                  You are hereby notified that _______________________ is in default under this loan agreement or repurchase agreement with the undersigned and the undersigned is entitled to receive the Mortgage Loans subject to this Trust Receipt and Final Certification.


                                             By:___________________________
                                             Name:
                                             Title:


Receipt Acknowledged:

CITIBANK (WEST) FSB

By:___________________________
Name:
Title:
Date:


                                      C-2-2

                                   EXHIBIT C-3
                                   -----------

                        FORM OF RECEIPT OF MORTGAGE NOTES

                                                    Trust Receipt #__________
                                             Original Loan Amount $__________
                                         Number of Mortgage Loans: __________


                                            ___________, 2004


Citigroup Mortgage Loan Trust Inc.          Countrywide Home Loan Servicing LP
390 Greenwich Street, 4th Floor             4500 Park Granada
New York, New York 10013                    Calabasa, California 91302
Citibank, N.A.                              U.S. Bank National Association
111 Wall Street                             100 Wall Street, 17th Floor
New York, New York 10005                    New York, New York 10005


                  Re: The Custodial Agreement, dated as of September 1, 2003, between Citigroup Global Markets Realty Corp. as the Owner and Citibank (West) FSB as the Custodian.

Ladies and Gentlemen:

                  In accordance with the provisions of Section 3 of the above referenced Custodial Agreement, as assigned to U.S. Bank National Association as trustee (the "Trustee") for Citibank, N.A. (the "Trust Administrator") under the Pooling and Servicing Agreement, dated as of January 1, 2004 (the "Pooling and Servicing Agreement"), among Countrywide Home Loans Servicing LP as servicer, the Trustee, the Trust Administrator and the Citigroup Mortgage Loan Trust Inc. as depositor, the undersigned, as the Custodian, hereby certifies as to each Mortgage Loan in the Mortgage Loan Schedule that (i) it has received the original Mortgage Note and Assignment of Mortgage with respect to each Mortgage Loan identified on the Mortgage Loan Schedule annexed hereto as Schedule A; (ii) such Mortgage Note has been reviewed by it and appears regular on its face and relates to such Mortgage Loan; and (iii) based upon such examination of the Mortgage Note only, the information set forth in items (i), (ix), (x), (xi), and
(xxi) of the definition of Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information on the Mortgage Loan Schedule. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Custodian hereby confirms that it is holding each such Mortgage Note and Assignment of Mortgage as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Trustee pursuant to the terms and conditions of the Pooling and Servicing Agreement.

                  This Trust Receipt and Initial Certification is not divisible or negotiable. However,


                                      C-2-3
you or an affiliate may transfer this Trust Receipt and Initial Certification by special endorsement to no more than one other party as collateral for a loan or pursuant to a repurchase transaction. Any party that takes this Trust Receipt and Initial Certification from you or your affiliate by special endorsement may only transfer it by a second endorsement in your or your affiliate's favor.

                  The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Initial Certification at its office at 5280 Corporate Drive, Frederick, MD 21703. If this Trust Receipt and Initial Certification has been endorsed as provided above and is held by other than you or one of your affiliates, we will accept and act on instructions from the endorsee only if the Certification of Default set forth below is executed and delivered to the Custodian.

                  Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.


                                          CITIBANK (WEST) FSB
                                          Custodian

                                          By:______________________________
                                          Name:
                                          Title:



                            Certification of Default
                            ------------------------

                  You are hereby notified that _______________________ is in default under this loan agreement or repurchase agreement with the undersigned and the undersigned is entitled to receive the Mortgage Loans subject to this Trust Receipt and Initial Certification.



                                          By:______________________________
                                          Name:
                                          Title:


Receipt Acknowledged:

CITIBANK (WEST) FSB

By:___________________________
Name:
Title:
Date:


                                      C-2-4

                                    EXHIBIT D
                                    ---------

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated January 29, 2004, among Citigroup Mortgage Loan Trust Inc., a Delaware corporation (the "Purchaser"), Citigroup Global Markets Realty Corp., a New York corporation (the "Seller") and Countrywide Home Loans, Inc., a New York corporation (the "Originator").

                              Preliminary Statement
                              ---------------------

                  The Seller intends to sell the Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the trust fund. The trust fund will be evidenced by a single series of mortgage pass-through certificates designated as Series 2004-HYB1 (the "Certificates"). The Certificates will consist of fourteen classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2004 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, Countrywide Home Loans Servicing LP as servicer (the "Servicer"), U.S. Bank National Association as trustee (the "Trustee") and Citibank N.A. as trustee administrator (the "Trustee Administrator"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO PURCHASE. The Seller agrees to sell, and the Purchaser agrees to purchase, on or before January 30, 2004 (the "Closing Date"), certain adjustable-rate, conventional residential mortgage loans purchased by the Seller from the Originator (the "Mortgage Loans"), having an aggregate principal balance as of the close of business on January 1, 2004 (the "Cut-off Date") of $445,748,705.91 (the "Closing Balance"), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received.

                  SECTION 2. MORTGAGE LOAN SCHEDULE. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that together shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement and shall be based on information provided by the Originator.

                  SECTION 3. CONSIDERATION.

                           (a) In consideration for the Mortgage Loans to be
purchased hereunder, the Purchaser shall, as described in Section 8, pay to or upon the order of the Seller in immediately available funds an amount (the "Mortgage Loan Purchase Price") equal to the net sale proceeds of the Certificates.

                           (b) The Purchaser or any assignee, transferee or
designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

                           (c) Pursuant to the Pooling and Servicing Agreement,
the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the related Certificateholders.

                  SECTION 4. TRANSFER OF THE MORTGAGE LOANS.

                           (a) POSSESSION OF MORTGAGE FILES. The Seller does
hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

                           (b) DELIVERY OF MORTGAGE LOAN DOCUMENTS. In
connection with such transfer and assignment, the Seller does hereby deliver to, and deposit with, the Purchaser, the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (a "Mortgage File"):

                           (i) the original Mortgage Note (including any riders thereto), endorsed in blank or in the following form: "Pay to the order of U.S. Bank National Association, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                           (ii) (A) the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon, and (B) the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                           (iii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment in blank;

                           (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee

         (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of the MIN) as contemplated by the immediately preceding clause (iii);

                           (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                           (vi) the original lender's title insurance policy (which may be a certificate or a short form policy relating to a master policy of title insurance), together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the Mortgage on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  With respect to a maximum of approximately 1.00% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in clause (i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Purchaser of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Purchaser is subsequently located, such original Mortgage Note shall be delivered to the Purchaser within three Business Days.

                  In instances where an original recorded Mortgage cannot be delivered by the Seller to the Purchaser prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with the recording of such Mortgage or power of attorney, the Seller may, in lieu of delivering such original recorded Mortgage or power of attorney referred to in clause (ii) above, deliver to the Purchaser a copy thereof, provided that the Seller certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor (which may be a certificate relating to a master policy of title insurance). In all such instances, the Seller will deliver the original recorded Mortgage to the Purchaser promptly upon receipt of such Mortgage. In instances where an original recorded Mortgage has been lost or misplaced, the Seller or the related title insurance company may deliver, in lieu of such Mortgage, a copy of such Mortgage bearing recordation information and certified as true and correct by the office in which recordation thereof was made. In instances where the original title insurance policy referred to in clause (v) above (which may be a certificate relating to a master policy of title insurance) pertaining to the Mortgaged Property relating to a Mortgage Loan cannot be delivered by the Seller to the Purchaser prior to or concurrently with the execution and delivery of this Agreement because such policy is not yet available, the Seller may, in lieu of delivering the original or a copy of such title insurance, deliver to the Purchaser a binder with respect to such policy (which may be a certificate relating to a master policy of title insurance) and deliver the original or a copy of such policy (which may be a certificate relating to a master policy of title insurance) to the Purchaser within 270 days of the Closing Date. In instances where an original assumption, modification or buydown agreement cannot be delivered by the Seller to the Purchaser prior to or concurrently with the execution and delivery of this Agreement, the Seller may, in lieu of delivering the original of such agreement, deliver a certified copy thereof.

                  Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record, the Servicer shall enforce the obligation of the Originator under this Agreement to promptly (within sixty days following the later of the Closing Date and the date of receipt by the Purchaser of the recording information for a Mortgage, but in no event later than ninety days following the Closing Date) submit or cause to be submitted for recording, at the expense of the Originator (except, in the case of any Mortgage Loan, to the extent the Originator shall have paid for one such recordation as required under the Master Mortgage Loan Purchase and Servicing Agreement dated as of December 15, 2003 (the "Underlying Purchase Agreement"), between the Originator and the Seller, in which case, such cost shall be at the expense of the Seller) and at no expense to the Trust Fund, the Trustee, the Trust Administrator, the Servicer or the Depositor, in the appropriate public office for real property records, each Assignment referred to in clauses (iii) and (iv) above and the Seller shall execute or cause to be executed each original Assignment or cause each original Assignment to be executed in the following form: "U.S. Bank National Association, as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller or the Originator, as applicable, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  The Seller shall deliver or cause to be delivered to the Purchaser promptly upon receipt thereof from the Originator any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan.

                  In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Seller further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned to the Trustee in accordance with the Pooling and Servicing Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Purchaser further agrees that it will not, and will not permit the Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  All original documents relating to the Mortgage Loans that are not delivered to the Purchaser are and shall be held by or on behalf of the Purchaser in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Purchaser. Any such original document delivered to or held by the Purchaser that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Seller.

                           (c) ACCEPTANCE OF MORTGAGE LOANS. The documents
delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

                           (d) TRANSFER OF INTEREST IN AGREEMENTS. The Purchaser
has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller or the Originator, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser, the Servicer, the Trustee or the Trustee Administrator in connection with enforcing any obligations of the Seller or the Originator under this Agreement will be promptly reimbursed by the Seller or the Originator, as applicable.

                           (e) EXAMINATION OF MORTGAGE FILES. Prior to the
Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Closing Date and within 60 days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein.

                  SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                             ORIGINATOR AND THE SELLER

                  (a) The Originator hereby represents and warrants to the Seller and the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

                           (i) The Originator is duly organized, validly
existing and in good standing as a corporation under the laws of the jurisdiction in which it is organized with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Originator had the full corporate power and authority to acquire the Mortgage Loans, to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser pursuant to the Underlying Purchase Agreement and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement;

                           (ii) This Agreement has been duly and validly
authorized, executed and delivered by the Originator, all requisite corporate action having been taken, and (assuming the due authorization, execution and delivery hereof by the Purchaser and the Seller) constitutes the valid, legal and binding obligation of the Originator, enforceable in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency or reorganization or (B) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities;

                           (iii) No certificate of an officer, statement or
other information furnished in writing or report delivered by the Originator to the Purchaser or any affiliate of the Purchaser pursuant to the terms of the Underlying Purchase Agreement in connection with the the transactions contemplated hereunder and under the Pooling and Servicing Agreement or for use in the preparation of the Prospectus Supplement and Private Placement Memorandum will contain any untrue statement of a material fact, or omit a material fact necessary to make the information, certificate, statement or report not misleading in any material respect

                           (iv) The execution, delivery or performance of this
Agreement by the Originator does not conflict with and will not result in a breach of or constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the certificate of incorporation or by-laws of the Originator, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Originator is a party or by which the Originator or any of its property is bound or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Originator or any of its property, or results or will result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

                           (v) No consent, approval, authorization or order of,
registration or filing with, or notice to any governmental authority or court is required for the execution, delivery and performance by the Originator of, or compliance by the Originator with, this Agreement or the consummation by the Originator of any other transaction contemplated hereby;

                           (vi) The Originator is not in violation of, and the
execution and delivery of this Agreement by the Originator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Originator or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Originator or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                           (vii) The Originator does not believe, nor does it
have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                           (viii) There is no litigation currently pending or,
to the best of the Originator's knowledge, threatened against the Originator that would reasonably be expected to adversely affect the transfer of the Mortgage Loans pursuant to the Underlying Purchase Agreement or hereunder, the issuance of the Certificates, the execution, delivery, performance or enforceability of this Agreement or that would result in a material adverse change in the financial condition of the Originator;

                           (ix) The Originator is an approved seller/servicer
for each Rating Agency in good standing and is a mortgagee approved by the Secretary of the Department of Housing and Urban Development ("HUD"). No event has occurred, including a change in insurance coverage, which would make the Originator unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements; and

                           (x) To the extent any Mortgage Loan is a MERS
Mortgage Loan, the Originator is a member of MERS in good standing.

                  (b) The Seller hereby represents and warrants to the Originator and the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

                           (i) The Seller is a corporation, duly organized and
validly existing and in good standing under the laws of the state of its incorporation with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller has the full corporate power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement;

                           (ii) This Agreement has been duly and validly
authorized, executed and delivered by the Seller, all requisite corporate action having been taken, and (assuming the due authorization, execution and delivery hereof by the Purchaser) constitutes the valid, legal and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, (B) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities;

                           (iii) The execution, delivery and performance of this
Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the articles of incorporation or by-laws of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

                           (iv) No consent, approval, authorization or order of,
registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates;

                           (v) This Agreement does not contain any untrue
statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading;

                           (vi) The Seller is not in violation of, and the
execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                           (vii) The Seller does not believe, nor does it have
any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                           (viii) Immediately prior to the sale of the Mortgage
Loans to the Purchaser as herein contemplated, the Seller will be the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof;

                           (ix) There are no actions or proceedings against, or
investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

                           (x) The consummation of the transactions contemplated
by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions;

                           (xi) The Seller has not dealt with any broker,
investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

                           (xii) There is no litigation currently pending or, to
the best of the Seller's knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller; and

                           (xiii) The Seller is solvent and will not be rendered
insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage loan with any intent to hinder, delay or defraud any of its creditors.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR
                             AND THE SELLER RELATING TO THE MORTGAGE LOANS.

                  (a) The Originator hereby makes each of the representations and warranties on Exhibit A hereto to the Seller and the Purchaser, as to each Mortgage Loan, as of the date on which such Mortgage Loan was sold to the Seller.

                  (b) The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the date hereof and as of the Closing
Date:

                           (i) To the best of the Seller's knowledge, nothing
has occurred in the period of time from the date each representation and warranty was made by the Originator pursuant to Section 6(a) above to the Closing Date which would cause such representation and warranty to be untrue in any material respect on the Closing Date;

                           (ii) Each Mortgage Loan at the time it was made
complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                           (iii) None of the Mortgage Loans are High Cost as
defined by any applicable predatory and abusive lending laws; and

                           (iv) Each Mortgage Loan constitutes a "qualified
mortgage" within the meaning of Section 860G(a)(3) of the Code.

                  SECTION 7. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION
                             AND FOR BREACH OF REPRESENTATION AND WARRANTY.

                  (a) The representations and warranties contained in Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of the Certificates evidencing an interest in all or a portion of the Mortgage Loans. With respect to the representations and warranties contained herein which are made to the knowledge or the best of knowledge of the Seller or the Originator, as applicable, or as to which the Seller or the Originator, as applicable, has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller or the Originator, as applicable, with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller or the Originator, as applicable, shall take such action described in the following paragraph in respect of such Mortgage Loan.

                  Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller as part of any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or Section 6 that materially and adversely affects the value of any Mortgage Loan, the Purchaser or the Purchaser's assignee, transferee or designee or the party discovering the breach shall give prompt written notice to the Originator or the Seller, as applicable. Within ninety
(90) days of its discovery or its receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any breach of a representation and warranty, the Originator or the Seller, as applicable, promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Originator or the Seller, as applicable, cannot deliver such missing document or such defect or breach cannot be cured, the Originator or the Seller, as applicable, shall within ninety (90) days of its discovery or receipt of notice, either (i) repurchase the affected Mortgage Loan at the Purchase Price or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans. The Seller shall amend or cause to be amended the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan. The Seller shall deliver or cause to be delivered to the Purchaser such amended Closing Schedule, and the Originator or the Seller, as applicable, shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by remittance to the Servicer for deposit in the Collection Account of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

                  With respect to the breach of a representation and warranty set forth in Section 6(a) with respect to a Mortgage Loan that materially and adversely affects the value of any Mortgage

Loan, the Originator shall indemnify the Seller, the Purchase and any assignee, transferee or designee of the Purchaser and hold each of them harmless against any loss, damages, expenses, or costs (including reasonable attorneys fees) resulting from such breach.

                  (b) It is understood and agreed that the obligations of the Originator or the Seller, as applicable, set forth in this Section 7 to cure, repurchase, substitute, or in the case of the Originator to indemnify, for a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Originator or the Seller, as applicable, respecting a missing or defective document or a breach of the representations and warranties contained in Section 5 or Section 6. It is understood and agreed that the obligations of the Originator or the Seller, as applicable, set forth in this Section 7 to repurchase, substitute, or in the case of the Originator to indemnify, for a Mortgage Loan as to which a material document is missing constitute the sole remedies of the Purchaser against the Originator or the Seller, as applicable, respecting a missing document.

                  SECTION 8. CLOSING; PAYMENT FOR THE MORTGAGE LOANS. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood LLP at 10:00 AM New York City time on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller and the Originator under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                  (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered to the Purchaser; and

                  (d) All other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Mortgage Loan Purchase Price.

                  SECTION 9. CLOSING DOCUMENTS. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

                  (a) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser and Citigroup Global Markets Inc. (the "Underwriter") may rely, in a form acceptable to the Purchaser;

                  (b) A Secretary's Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller;

                  (c) An Officers' Certificate of the Originator, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser;

                  (d) A Secretary's Certificate of the Originator, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Originator;

                  (e) Such opinions of counsel as the Underwriter, the Rating Agencies, the Trustee or the Trust Administrator may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's and the Originator's execution and delivery of, or performance under, this Agreement;

                  (f) Letters from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement and the Private Placement Memorandum agrees with the records of the Seller;

                  (g) A letter from Grant Thornton, certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the records of the Servicer; and

                  (h) Such further information, certificates, opinions and documents as the Purchaser or the Underwriter may reasonably request.

                  SECTION 10. COSTS. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all necessary and reasonable costs and expenses incurred directly in delivering this Agreement, the Pooling and

Servicing Agreement, the Certificates, the prospectus, Prospectus Supplement, and Private Placement Memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee and the Trust Administrator, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the fees charged by any rating agency to rate the Certificates and the ongoing expenses of the Rating Agencies. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                  SECTION 11. [Reserved].

                  SECTION 12. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Mortgage Loan Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Mortgage Loan Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 12 shall be deemed to have been released.

                  SECTION 13. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group, or such other address as may hereafter be furnished to the Originator and the Seller in writing by the Purchaser; if to the Seller, addressed to the Seller at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention:

Mortgage Finance Group, or such other address as may hereafter be furnished to the Originator and the Purchaser in writing by the Seller and if to the Originator, addressed to the Originator at 4500 Park Granada, Calabasa, California 91302, Attention: Legal, or such other address as may hereafter be furnished to the Purchaser and the Seller in writing by the Originator.

                  SECTION 14. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 15. AGREEMENT OF PARTIES. The Seller, the Originator and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 16. SURVIVAL. (a) The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

                  (b) The Originator agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Seller and the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Seller or the Purchaser or on the behalf of either of them, and that the representations, warranties and agreements made by the Originator herein or in any such certificate or other instrument shall continue in full force and effect, notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

                  SECTION 17. INDEMNIFICATION. (a) The Originator will indemnify and hold harmless each of (i) the Purchaser, (ii) the Seller and (iii) each person, if any, who controls the Purchaser or the Seller within the meaning of the Securities Act of 1933, as amended (the "1933 Act") (i) through (iii) collectively, the "Indemnified Party"), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement dated January 29, 2004 (the "Prospectus Supplement"), as amended or supplemented, relating to the public offering of the Certificates, representing interests in the Mortgage Loans, or in any other offering document (the "Private Placement Memorandum") relating to the offering by the Purchaser or an affiliate thereof, of the private Certificates or in any revision or amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information furnished by the Originator specifically for use in the Prospectus Supplement, which is understood and agreed to consist of the information under the captions "The Mortgage Pool--Underwriting Standards" and "Pooling and Servicing Agreement--The Servicer" (and substantially identical information approved by the Originator for inclusion in any Private Placement Memorandum relating to the private Certificates), (b) any representation, warranty or covenant made by the Originator in this Agreement and (c) any updated collateral information used in the preparation of the Prospectus Supplement or any Private Placement Memorandum or provided by the Underwriter to a purchaser of the Certificates derived from the data provided by the Originator or in a remittance report or a current collateral tape obtained from the Originator or an affiliate of the Originator, including the current loan balances of the Mortgage Loans to the extent such information was inaccurate ((a) through (c) collectively, the "Originator Information") and will reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Originator's liability under this
Section 17 shall be in addition to any other liability the Originator may otherwise have.

                  (b) The Purchaser agrees to indemnify and hold harmless the Originator, its officers and its directors, and each person who controls the Originator within the meaning of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Prospectus or Private Placement Memorandum, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of the date thereof and as of the Closing Date, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Originator Information and will reimburse the Originator and each such controlling person for any legal or other expenses reasonably incurred by the Originator and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Purchaser's liability under this Section 17 shall be in addition to any other liability the Purchaser may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 17(a) or 17(b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this section except to the extent that it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this section. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has failed to retain counsel as provided in the immediately preceding sentence. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties (and local counsel). Such firm shall be designated in writing by the Purchaser and the Seller, in the case of parties indemnified pursuant to clause 17(a) and by the Originator, in the case of parties indemnified pursuant to clause 17(b). The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in this Section 17 is unavailable to an indemnified party under Section 17(a) or 17(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Purchaser and the Originator agree that it would not be just and equitable if contribution pursuant to Section 17 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 17(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 17 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 17, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) The indemnity and contribution agreements contained in this Section 17 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser or any person controlling the Purchaser or by or on behalf of the Originator and their respective directors or officers or any person controlling the Originator and (iii) acceptance of and payment for any of the Certificates.

                  SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 19. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in
Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  Notwithstanding the terms of this Agreement, the Underlying Purchase Agreement shall continue in full force and effect for the benefit of the Seller in accordance with its terms except for provisions governing the servicing of the Mortgage Loans which shall be superceded by the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Purchaser, the Seller and the Originator have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                                 CITIGROUP MORTGAGE LOAN TRUST
                                                 INC.


                                                 By:
                                                    ---------------------------
                                                 Name:
                                                 Title:


                                                 CITIGROUP GLOBAL MARKETS
                                                 REALTY CORP.


                                                 By:
                                                    ---------------------------
                                                 Name:
                                                 Title:


                                                 COUNTRYWIDE HOME LOANS, INC.


                                                 By:
                                                    ---------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT A
                                    ---------

REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL MORTGAGE LOANS.

                  Except for "Mortgage Loans", which shall mean the Mortgage Loans sold by the Seller to the Purchaser, all capitalized terms in this Exhibit A shall have the meanings ascribed to them in the Master Mortgage Loan Purchase and Servicing Agreement dated as of December 15, 2003 (the "Underlying Purchase Agreement"), between the Originator and the Seller.

         (a) Mortgage Loan Schedule. The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;

         (b) No Delinquencies or Advances. All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of more than thirty (30) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

         (c) Taxes, Assessments, Insurance Premiums and Other Charges. There are no delinquent taxes, ground rents, or insurance premiums, and Countrywide has no knowledge of any delinquent water charges, sewer rents, assessments, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

         (d) No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded or registered with the MERS System, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser, all in accordance with the Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

         (e) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (f) Hazard and Flood Insurance. All buildings upon the Mortgaged Property are insured by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid. If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor's expense and to seek reimbursement herefore from the Mortgagor;

         (g) Compliance with Applicable Law. Each Mortgage Loan, including any Prepayment Charge or penalty in connection therewith, at the time of origination complied in all material respects with applicable local, state and federal laws, and any applicable ordinances, including truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending and disclosure laws applicable to the Mortgage Loan;

         (h) No Release of Mortgage. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

         (i) Enforceability of Mortgage Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

         (j) Valid First or Second Lien. Each related Mortgage is a valid, subsisting and enforceable First Lien (with respect to a First Lien Mortgage
Loan) or Second Lien (with respect to a Second Lien Mortgage Loan) on the related Mortgaged Property, including all improvements on the Mortgaged Property. The lien of the Mortgage is subject only to:

                  (i) the lien of current real property taxes and assessments not yet due and payable;

                  (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property set forth in such appraisal;

                  (iii) with respect to a Second Lien Mortgage Loan only, the lien of the first mortgage on the Mortgaged Property; and

                  (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

         (k) Disbursements of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds herefore have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (l) Sole Owner. Countrywide is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of the Agreement;

         (m) Title Insurance. Each Mortgage Loan that is a First Lien Mortgage Loan and each Mortgage Loan that is a Second Lien Mortgage Loan with an original principal balance greater than $100,000, in either case, is covered by a lender's title insurance policy acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i), (ii) and (iii) above) Countrywide, its successors and assigns as to the first or second priority lien of the Mortgage, as applicable. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. With respect to any Adjustable Rate Mortgage Loan, such title insurance policy insures against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage Note providing for adjustment of the Mortgage Interest Rate and Monthly Payment. Countrywide is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by the Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (n) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Countrywide has not waived any default, breach, violation or event of acceleration, and with respect to any Second Lien Mortgage Loan, Countrywide has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

         (o) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

         (p) Origination, Servicing and Collection Practices. The origination, servicing and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

         (q) No Condemnation or Damage. The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

         (r) Customary and Enforceable Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure;

         (s) Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

         (t) Appraisal. Unless the Mortgage Loan was underwritten pursuant to one of Countrywide's streamline documentation programs, the Credit File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency. All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

         (u) Trustee for Deed of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

         (v) Private Mortgage Insurance, FHA Insurance and VA Guarantees. Each Mortgage Loan, except a Second Lien Mortgage Loan or a Mortgage Loan underwritten in accordance with sub-prime credit underwriting guidelines (as any such Mortgage Loans may be identified in the Mortgage Loan Schedule), with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy, which insures that portion of the Mortgage Loan over seventy-five percent (75%) of the Appraised Value of the related Mortgaged Property. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest Rate for the Mortgage Loan. Each Government Mortgage Loan either has, or will have in due course, a valid and enforceable MIC or LGC, as applicable and, in each case, all premiums due thereunder have been paid;

         (w) Lawfully Occupied. At origination, to the best of Countrywide's knowledge as of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities;

         (x) Assignment of Mortgage. Except for the absence of recording information, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The original Mortgage was or is being recorded and, unless the Mortgage Loan is subject to the MERS System, all subsequent assignments of the original Mortgage (other than the assignment to Purchaser) have been recorded in the appropriate jurisdiction wherein such recordation is necessary to perfect the lien thereof against creditors of Countrywide, or is in the process of being recorded;

         (y) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

         (z) Form of Mortgage Note and Mortgage. The Mortgage Note and Mortgage are on forms acceptable to an Agency;

         (aa) Section 32 Loans. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended ("HOEPA"), (b) a "high cost" mortgage loan, "high risk" mortgage loan; "covered" mortgage loan or "predatory" mortgage loan or a similarly classified mortgage loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and /or fees, no matter how defined, under any federal, state or local law or ordinance, including, without limitation, Section 6-L of the New York Banking Law or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act or any other statute or regulation providing assignee liability to holders of such mortgage loans;

         (bb) Originator Supervision. The Mortgage Loan was originated by Countrywide or by a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

         (cc) Foreclosure; Bankruptcy. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. Countrywide has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

         (dd) Payment Source; Buydown. No Mortgage contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

         (ee) Construction; Exchange. No Mortgage Loan was made solely in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

         (ff) Investment. Countrywide has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor, or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially and adversely affect the value of the Mortgage Loan.

         (gg) Accrual Method. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months; and

         (hh) Lending Practices. No predatory, abusive or deceptive lending practices, including, but not limited to, the extension of credit to the Mortgagor without regard for the Mortgagor's ability to repay the Mortgage Loan and the extension of credit to the Mortgagor which has no apparent benefit to the Mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan;

         (ii) Prepayment Charges. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

         (jj) No Adverse Selection. The Mortgage Loans were not selected from the outstanding one to four-family mortgage loans in Countrywide's portfolio at the related Closing Date as to which the representations and warranties set forth in the Agreement could be made in a manner so as to affect adversely the interests of the Purchaser;

         (kk) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

         (ll) Legal Capacity. To the best of Countrywide's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

         (mm) Doing Business. Countrywide is, and to the best of Countrywide's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, heref or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

         (nn) Interest Rates; Amortization. Except for a Mortgage Loan, the Monthly Payment of which consists of interest only for a specified period of time (and which Mortgage Loan is identified on the Mortgage Loan Schedule), principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan other than an interest-only Mortgage Loan or Balloon Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, is changed on each Adjustment Date and is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and, following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan. With respect to each Balloon Mortgage Loan, the Mortgage Note requires Monthly Payments sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate but requires a final Monthly Payment which is substantially greater than the penultimate Monthly Payment and sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan on the Due Date of such final Monthly Payment;

         (oo) Underwriting Standards. The Mortgage Loan was underwritten in accordance with the underwriting standards of Countrywide in effect at the time the Mortgage Loan was originated;

         (pp) Disclosures. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

         (qq) No Fraud. No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of Countrywide or, to the best of Countrywide's knowledge, any other person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

         (rr) Condominiums; Planned Unit Developments. If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of FNMA and FHLMC;

         (ss) No Credit Life. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as a condition to closing such Mortgage Loan;

         (tt) Disclosure of Fees and Charges. All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of a Mortgage Loan, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

         (uu) Compliance with Consumer Credit Statutes. The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

         (vv) No Coops, Commercial Property or Mobile Homes. No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property, and no Mortgage Loan is a manufactured or mobile home;

         (ww) Fair Credit Reporting. Countrywide has fully furnished and will continue to furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations (the "FCRA"), accurate and complete information (i.e., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, and will fully furnish, in accordance with the FCRA, accurate and complete information (i.e., favorable and unfavorable) on its mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

         (xx) Privacy. With regard to each Mortgagor, Countrywide shall at all times comply with all laws and regulations regarding use, disclosure and safeguarding of any and all customer information, including without limitation the Gramm Leach Bliley Act, the Fair Credit Reporting Act and Regulation P. Countrywide has implemented or will implement appropriate measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 12 CFR Part 30 Appendix B, and has been and continues to be engaged in reviewing its information security program, training of staff, and testing of controls, systems and procedures as required by those guidelines;

         (yy) Anti-Money Laundering Laws. Countrywide has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Countrywide has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

         (zz) OFAC. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224, an no Mortgagor is subject to the provisions of such Executive Order;

         (aaa) MOM Loans; Assignments. With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

         (bbb) MOM Loans; No Notices of Liens. With respect to each MOM Loan, Countrywide has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

         (ccc) The Mortgage Note (or lost note affidavit with market standard indemnification), the Mortgage, the assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan have been delivered to the Purchaser all in compliance with the specific requirements of the Agreement. With respect to each Mortgage Loan, Countrywide is in possession of a complete Credit File except for such documents as have been delivered to the Purchaser or as otherwise permitted under the Agreement. No more than 2% of the related Mortgage Loan Package may consist of lost note affidavits in lieu of Mortgage Notes; and

         (ddd) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, Countrywide was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that Countrywide or one of its affiliates retains record title, Countrywide or such affiliate shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising or facilitating the servicing of each Mortgage Loan.

                                   EXHIBIT E-1
                                   -----------

                               REQUEST FOR RELEASE

(for Trustee/Custodian)

Loan Information
----------------

         Name of Mortgagor:          __________________________________

         Servicer
         Loan No.:                   __________________________________

Trustee/Custodian

         Name:                      __________________________________

         Address:                   __________________________________
                                    __________________________________

         Trustee/Custodian
         Mortgage File No.:         __________________________________

Trust Administrator

         Name:                      ______________________________

         Address:                   ______________________________
                                    ______________________________

Depositor

         Name:                      CITIGROUP MORTGAGE LOAN
                                    TRUST INC.

         Address:                   __________________________________
                                    __________________________________

         Certificates:     Mortgage Pass-Through Certificates, Series 2004-HYB1

                  The undersigned Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2004-HYB1 the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of January 1, 2004, among the Trustee, the Trust Administrator, the Depositor and the Servicer (the "Pooling and Servicing Agreement").



                                      E-1-1

                  ( ) Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

                  ( ) Mortgage recorded on _________________________ as
instrument no. ____________________ in the County Recorder's Office of the County of _________________, State of __________________ in book/reel/docket
_________________ of official records at page/image _____________.

                  ( ) Deed of Trust recorded on ___________________ as instrument no. ________________ in the County Recorder's Office of the County of _________________, State of ____________________ in book/reel/docket
_________________ of official records at page/image ______________.

                  ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ___________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of
_______________________ in book/reel/docket ____________ of official records at page/image ____________.

                  ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

                  ( ) _____________________________________________

                  ( ) _____________________________________________

                  ( ) _____________________________________________

                  ( ) _____________________________________________

                  The undersigned Servicer hereby acknowledges and agrees as follows:

                  (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee and the Trust Administrator, solely for the purposes provided in the Agreement.

                  (2) The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds,


                                      E-1-2
coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

Dated:

                                                 COUNTRYWIDE HOME LOAN
                                                 SERVICING LP


                                                 By:__________________________
                                                 Name:
                                                 Title:




                                      E-1-3

                                   EXHIBIT E-2
                                   -----------

                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICER'S CERTIFICATE AND TRUST RECEIPT
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-HYB1

___________________________________________________ HEREBY CERTIFIES THAT HE/SHE
IS AN OFFICER OF THE SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN
MADE.

LOAN NUMBER: _________________ BORROWER'S NAME:______________________

COUNTY: ______________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

______________________________                     DATED:______________________

/ / VICE PRESIDENT

/ / ASSISTANT VICE PRESIDENT



                                      E-2-1

                                   EXHIBIT F-1
                                   -----------

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                       [Date]

Citibank, N.A.
111 Wall Street
New York, New York 10005

                  Re: Citigroup Mortgage Loan Trust, Series 2004-HYB1, Mortgage Pass-Through Certificates, Class ___, representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

                  In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of January 1, 2004, among Citigroup Mortgage Loan Trust Inc. as Depositor, Countrywide Home Loan Servicing LP as Servicer, U.S. Bank National Association as Trustee and Citibank, N.A. as Trust Administrator (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.




                                      F-1-1

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                              Very truly yours,

                                              [Transferor]

                                              By:___________________________
                                              Name:
                                              Title:





                                      F-1-2

                    FORM OF TRANSFEREE REPRESENTATION LETTER

                                                    [Date]

Citibank, N.A.
111 Wall Street
New York, New York 10005

                  Re: Citigroup Mortgage Loan Trust, Series 2004-HYB1, Mortgage Pass-Through Certificates, Class ___, representing a ___% Percentage Interest

Ladies and Gentlemen:

                  In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.




                                      F-1-3

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of January 1, 2004, among Citigroup Mortgage Loan Trust Inc. as Depositor, Countrywide Home Loan Servicing LP as Servicer, U.S. Bank National Association as Trustee and Citibank, N.A. as Trust Administrator, pursuant to which the Certificates were issued.

                                              [TRANSFEREE]

                                              By:__________________________
                                              Name:
                                              Title:




                                      F-1-4

                                                          ANNEX 1 TO EXHIBIT F-1
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Citibank, N.A., as Trust Administrator, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934.
--------
         1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.



                                      F-1-5

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___      Will the Transferee be purchasing the Certificates
         Yes      No       only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken


                                      F-1-6
other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                  ____________________________________
                                  Print Name of Transferee


                                  By:_________________________________
                                  Name:
                                  Title:


                                      F-1-7

                                                          ANNEX 2 TO EXHIBIT F-1
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Citibank, N.A., as Trust Administrator, with respect to the mortgage pass- through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

         ____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.



                                      F-1-8

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

                                          ___________________________________
                                          Print Name of Transferee or Advisor


                                          By:________________________________
                                          Name:
                                          Title:

                                          IF AN ADVISER:

                                          ___________________________________
                                          Print Name of Transferee



                                      F-1-9

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    ----------------------------------------

                  The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

                  1.  I am an executive officer of the Purchaser.

                  2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

                  3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

                                             Name of Purchaser

                                             _______________________________

                                             By:____________________________
                                             Name:
                                             Title:


Date of this certificate:

Date of information provided in paragraph 3



                                     F-1-10

                                   EXHIBIT F-2
                                   -----------

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK        )

COUNTY OF NEW YORK       )

                  __________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1. I am a ______________________ of
____________________________ (the "Owner") a corporation duly organized and existing under the laws of ______________, the record owner of Citigroup Mortgage Loan Trust, Series 2004-HYB1, Mortgage Pass-Through Certificates, Class R Certificates, (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

                  2. The Owner (i) is and will be a "Permitted Transferee" as of ____________, 20__ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986, as amended, that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.



                                      F-2-1

                  4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

                  7. The Owner's taxpayer identification number is
_________________.

                  8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

                  10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

                  11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

                  12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                  13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a


                                      F-2-2
bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

                  14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

                  16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.




                                      F-2-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

                                                 [OWNER]

                                                 By:__________________________
                                                 Name:
                                                 Title:  [Vice] President

ATTEST:

By:_________________________________
Name:
Title:  [Assistant] Secretary



                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 20___.



                                                   ____________________________
                                                            Notary Public

                                                   County of __________________
                                                   State of ___________________

                                                   My Commission expires:




                                      F-2-4

                          FORM OF TRANSFEROR AFFIDAVIT
                          ----------------------------

STATE OF NEW YORK          )

COUNTY OF NEW YORK         )

                  __________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1. I am a ____________________ of ____________________________
(the "Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Class R Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                      F-2-5

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

                                               [OWNER]

                                               By:_____________________________
                                               Name:
                                               Title:  [Vice] President

ATTEST:

By:______________________________
Name:
Title:   [Assistant] Secretary


                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 20___.



                                                  ____________________________
                                                           Notary Public

                                                  County of __________________
                                                  State of ___________________

                                                  My Commission expires:


                                      F-2-6

                                    EXHIBIT G
                                    ---------

            FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                                  _____________, 20__

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013

Citibank, N.A.
111 Wall Street
New York, New York 10005

                  Re: Citigroup Mortgage Loan Trust, Series 2004-HYB1, Mortgage Pass-Through Certificates, Class ___

Dear Sirs:

                  _______________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of Citigroup Mortgage Loan Trust, Series 2004-HYB1, Mortgage Pass-Through Certificates, Class ___ (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of January 1, 2004, among Citigroup Mortgage Loan Trust Inc. as depositor (the "Depositor"), Countrywide Home Loan Servicing LP as servicer (the " Servicer"), U.S. Bank National Association as trustee (the "Trustee") and Citibank, N.A. as trust administrator (the "Trust Administrator"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee, the Trust Administrator and the Servicer that:

         The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. ss. 2510.3-101.

                                            Very truly yours,

                                            __________________________________

                                            By:_______________________________
                                            Name:
                                            Title:

                                    EXHIBIT H

                     FORM OF REPORT PURSUANT TO SECTION 4.07

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 10-K

                                  Annual Report

                     Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934 (Fee Required)

                     For fiscal year ended ________________

                       Commission file number: 333-_______

                       CITIGROUP MORTGAGE LOAN TRUST INC.
            (as depositor under the Pooling and Servicing Agreement, dated as of January 1, 2004 providing for the issuance of
              Mortgage Pass-Through Certificates, Series 2004-HYB1)

                       Citigroup Mortgage Loan Trust Inc.
                       ----------------------------------

             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------


         Delaware                                    01-0791848
         --------                                    ----------
(State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation)                                    Identification Number)

390 Greenwich Street
New York, New York                                         10013
----------------------------------------                   -----------
(Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  (212) 816-6000
                                                     --------------

================================================================================


Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                                        X   YES        No
                                                       ---        ---

Item 1. Business:

Not applicable

Item 2. Properties:

Not applicable

Item 3. Legal Proceedings:

None

Item 4. Submission of Matters to a Vote of Security-Holders

None

Item 5. Market for Registrant's Common Equity and Related Stockholder Matters

To the best knowledge of the registrant there is no established public trading market for the certificates.

There are approximately _____ holders of record as of the end of the reporting year.

Item 6. Selected Financial Data.

Not applicable.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Not applicable

Item 8. Financial Statements and Supplementary Data.

Not applicable.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None

Item 10.

Not applicable

Item 11. Executive Compensation

Not applicable

Item 12. Security Ownership of Certain Beneficial Owners and Management

Not applicable

Item 13. Certain Relationships and Related Transactions

Not applicable

Item 14. Exhibits, Financial Statement Schedules, and Reports on Form 8-K

         a) The company filed on Form 8-K, separately for each distribution date, the distribution of funds related to the trust for each of the following distribution dates:

                           Distribution Date             Form 8-K Filing Date
                           -----------------             --------------------
                           -----------------               ----------------
                           -----------------               ----------------
                           -----------------               ----------------

         b)       99.1     Annual Report of Independent Public Accountants' as
                           to servicing activities or servicing activities, as applicable

                           (a) Countrywide Home Loan Servicing LP, as servicer

                  99.2 Annual Statement of Compliance with obligations under the Pooling and Servicing Agreement or servicing agreement, as applicable, of:

                           (a) Countrywide Home Loan Servicing LP, as servicer

Such document (i) is not filed herewith since such document was not received by the Reporting Person at least three business days prior to the due date of this report; and (ii) will be included in an amendment to this report on Form 10-K/A to be filed within 30 days of the Reporting Person's receipt of such document.

                                   Signatures

                  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: ___________

                                     Citigroup Mortgage Loan Trust Inc., by
                                     Citibank N.A., as Trust Administrator for
                                     Citigroup Mortgage Loan Trust, Series 2004-
                                     HYB1, Mortgage Pass-Through Certificates.

                                     By:_______________________________________
                                     Name:
                                     Title:
                                     Company:

                                    EXHIBIT I
                                    ---------

                              OFFICER'S CERTIFICATE
                    REGARDING ANNUAL STATEMENT OF COMPLIANCE


___________________ Trust, Series 200_-___
_______________ Pass-Through Certificates

                  I, _____________________, hereby certify that I am a duly appointed __________________________ of _______________________________ (the ["
Servicer"]), and further certify as follows:

                  1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of ____________, _____ (the "Agreement"), among ______________________, as depositor, the [Servicer], as [Servicer] and ________________, as trustee.

                  2. I have reviewed the activities of the [ Servicer] during the preceding year and the [ Servicer's] performance under the Agreement and to the best of my knowledge, based on such review, the [ Servicer] has fulfilled all of its obligations under the Agreement throughout the year.

                  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.


Dated: _________________

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________.

                                             By:  _____________________________
                                             Name:
                                             Title:

                  I, _________________________, a (an) __________________ of the
[ Servicer], hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the [ Servicer] and that the signature appearing above is his/her genuine signature.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________.


                                             By:  _____________________________
                                             Name:
                                             Title:

                                   EXHIBIT J-1
                                   -----------

        FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

                  Re: Citigroup Mortgage Loan Trust, Series 2004-HYB1, Mortgage Pass-Through Certificates, Series 2004-HYB1
                           ----------------------------------------------------

                  I, [identify the certifying individual], certify that:

                  l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Citigroup Mortgage Loan Trust Inc. (the "Registrant");

                  2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the distribution information, and the servicing information required to be provided to the Trust Administrator by the Servicer under the Pooling and Servicing Agreement, is included in these reports;

                  4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the Trust Administrator in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. I have disclosed to the Registrant's certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

                  In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Countrywide Home Loan Servicing LP.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of January 1, 2004, among Citigroup Mortgage Loan Trust Inc. as depositor (the "Depositor"), Countrywide Home Loan Servicing LP as servicer (the " Servicer"), U.S. Bank National Association as trustee (the "Trustee") and Citibank, N.A. as trust administrator (the "Trust Administrator").





                                      J-1-1

                                      CITIGROUP MORTGAGE LOAN TRUST INC.

                                      By:____________________________________
                                      Name:
                                      Title:
                                      Date:



                                      J-1-2

                                   EXHIBIT J-2
                                   -----------

                            FORM CERTIFICATION TO BE
                PROVIDED TO DEPOSITOR BY THE TRUST ADMINISTRATOR

                  Re: Citigroup Mortgage Loan Trust, Series 2004-HYB1, Mortgage Pass-Through Certificates, Series 2004-HYB1
                           ----------------------------------------------------

                  I, [identify the certifying individual], a [title] of Citibank N.A., as Trust Administrator of the Trust Fund, hereby certify to Citigroup Mortgage Loan Trust Inc. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

                  2. Based on my knowledge, the information in these distribution reports prepared by the Trust Administrator, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

                  3. Based on my knowledge, the distribution information required to be provided by the Trust Administrator under the Pooling and Servicing Agreement is included in these reports.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of January 1, 2004, among Citigroup Mortgage Loan Trust Inc. as depositor (the "Depositor"), Countrywide Home Loan Servicing LP as servicer (the " Servicer"), U.S. Bank National Association as trustee (the "Trustee") and Citibank, N.A. as trust administrator (the "Trust Administrator").


                                          CITIBANK N.A., as Trust Administrator


                                          By:__________________________________
                                          Name:
                                          Title:
                                          Date:


                                      J-2-1

                                   EXHIBIT J-3
                                   -----------

                            FORM CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE SERVICER

                  Re: Citigroup Mortgage Loan Trust, Series 2004-HYB1 (the "Trust"), Mortgage Pass-Through Certificates, Series 2004-HYB1
                           ----------------------------------------------------

                  I, [identify the certifying individual], certify that:

                  l. I have reviewed the information required to be provided to the Trust Administrator by the Servicer pursuant to the Pooling and Servicing Agreement and included in the Depositor's annual report on Form 10-K for the calendar year 2004 and on all reports on Form 8-K filed in respect of periods included in the year covered by that annual report (the "Servicing Information");

                  2. Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the Servicing Information required to be provided to the Trustee by the Servicer has been provided as required under the Pooling and Servicing Agreement;

                  4. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed by written notice to the Trustee or in the annual compliance statement or certified public accountant's report required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has, for the period covered by the Form 10-K Annual Report, fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. The Servicer has disclosed to its certified public accountants and the Depositor all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated January 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Countrywide Home Loan Servicing LP as servicer, U.S. Bank National Association as trustee and Citibank, N.A. as trust administrator.




                                      J-3-1

                                               COUNTRYWIDE HOME LOAN
                                               SERVICING LP


                                               By:____________________________
                                               Name:
                                               Title:
                                               Date:




                                      J-3-2

                                   Schedule 1

                             MORTGAGE LOAN SCHEDULE

                                [FILED BY PAPER]






                                  Schedule-1-1